Exhibit 3.3

RIDGEWOOD ENERGY Y FUND, LLC

A GULF OF MEXICO OIL AND GAS FUND
$100,000,000
Limited Liability Company Shares

THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM (THIS “MEMORANDUM”) IS BEING FURNISHED TO A LIMITED NUMBER OF SOPHISTICATED PROSPECTIVE INVESTORS ON A CONFIDENTIAL BASIS ON BEHALF OF RIDGEWOOD ENERGY Y FUND, LLC (THE “FUND”), BY RIDGEWOOD SECURITIES CORPORATION (“RIDGEWOOD SECURITIES” OR THE “PLACEMENT AGENT”) SO THAT EACH MAY CONSIDER AN INVESTMENT IN THE FUND.

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AN INVESTMENT IN OIL AND NATURAL GAS EXPLORATORY AND PRODUCTION ACTIVITIES IS SPECULATIVE, ILLIQUID AND INVOLVES A HIGH DEGREE OF RISK INCLUDING THE POTENTIAL FOR TOTAL LOSS OF THE INVESTMENT.  SEE THE “RISK CONSIDERATIONS” SECTION OF THIS MEMORANDUM FOR A DETAILED EXPLANATION OF THE MANY RISKS ASSOCIATED WITH AN INVESTMENT IN THE FUND.  AS A RESULT, AN INVESTMENT IN THE FUND IS SUITABLE ONLY FOR PERSONS WHO MEET THE REQUIREMENTS SET FORTH BELOW UNDER “INVESTOR SUITABILITY STANDARDS”, HAVE NO NEED FOR LIQUIDITY FROM THE INVESTMENT, ARE ABLE TO BEAR THE POSSIBLE LOSS OF THEIR ENTIRE INVESTMENT, ARE SOPHISTICATED REGARDING FINANCIAL MATTERS AND ARE FAMILIAR WITH THE RISKS ASSOCIATED WITH INVESTMENTS SIMILAR TO AN INVESTMENT IN THE FUND.

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THE SHARES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY U.S. STATE SECURITIES LAWS.  IT IS ANTICIPATED THAT THE OFFERING AND SALE OF THE SHARES WILL BE EXEMPT FROM REGISTRATION PURSUANT TO SECTION 4(2) AND REGULATION D PROMULGATED UNDER THE 1933 ACT AND OTHER EXEMPTIONS OF SIMILAR IMPORT UNDER THE LAWS OF THE STATES. THE FUND WILL NOT BE REGISTERED AS AN INVESTMENT COMPANY UNDER THE U.S. INVESTMENT COMPANY ACT OF 1940, AS AMENDED.

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IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE FUND AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED.  THE FUND’S SHARES (THE “SHARES”) OFFERED HEREBY HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION (THE “SEC” OR “COMMISSION”) OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY U.S. STATE, AND NEITHER THE SEC NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM, NOR IS IT INTENDED THAT THE SEC OR ANY SUCH AUTHORITY WILL DO SO.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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PROSPECTIVE INVESTORS ARE URGED TO REQUEST ANY ADDITIONAL INFORMATION THEY MAY CONSIDER NECESSARY OR DESIRABLE IN MAKING AN INFORMED INVESTMENT DECISION.  EACH PROSPECTIVE PURCHASER IS INVITED, PRIOR TO THE CONSUMMATION OF A SALE OF ANY SHARES TO SUCH PURCHASER, TO ASK QUESTIONS OF AND RECEIVE ANSWERS FROM RIDGEWOOD ENERGY CORPORATION (THE “MANAGER”) CONCERNING THE FUND AND THIS OFFERING AND TO OBTAIN ANY ADDITIONAL INFORMATION TO THE EXTENT THE MANAGER POSSESSES THE SAME OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, IN ORDER TO VERIFY THE ACCURACY OF THE INFORMATION CONTAINED IN THIS MEMORANDUM OR OTHERWISE.

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PROSPECTIVE INVESTORS ARE CAUTIONED NOT TO RELY ON THE PRIOR RETURNS SET FORTH HEREIN IN MAKING A DECISION WHETHER OR NOT TO PURCHASE THE SHARES OFFERED HEREBY. THE RETURN INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED OR VERIFIED BY ANY INDEPENDENT PARTY AND SHOULD NOT BE CONSIDERED REPRESENTATIVE OF THE RETURNS THAT MAY BE RECEIVED BY AN INVESTOR IN THE FUND.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND THERE CAN BE NO ASSURANCE THAT THE FUND WILL ACHIEVE COMPARABLE RESULTS.  CERTAIN FACTORS EXIST THAT MAY AFFECT COMPARABILITY INCLUDING, AMONG OTHERS, THE NATURE OF THE INVESTMENT AND THE DEDUCTION OF FEES AND EXPENSES.

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PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE CONTENTS OF THIS MEMORANDUM AS LEGAL, TAX, REGULATORY, FINANCIAL, ACCOUNTING OR OTHER ADVICE.  EACH PROSPECTIVE INVESTOR SHOULD MAKE ITS OWN INVESTIGATION AND CONSULT ITS OWN ADVISORS AS TO THE LEGAL, TAX, REGULATORY, FINANCIAL, ACCOUNTING AND RELATED MATTERS CONCERNING THE FUND, THE OFFERING AND AN INVESTMENT IN THE SHARES. NONE OF THE FUND, THE MANAGER OR PLACEMENT AGENT IS MAKING ANY REPRESENTATION OR WARRANTY TO ANY INVESTOR REGARDING THE LEGALITY OF AN INVESTMENT IN THE FUND BY SUCH INVESTOR OR ABOUT THE INCOME AND OTHER TAX CONSEQUENCES TO IT OF SUCH AN INVESTMENT.

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EACH PURCHASER WILL BE REQUIRED TO REPRESENT, AMONG OTHER THINGS, THAT IT IS A SUITABLE INVESTOR WITHIN THE MEANING OF APPLICABLE FEDERAL SECURITIES LAWS AND THAT IT IS ACQUIRING THE SHARES PURCHASED BY IT FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW FOR RESALE OR DISTRIBUTION.  THERE IS NO PUBLIC MARKET FOR THE SHARES, AND NO SUCH MARKET IS EXPECTED TO DEVELOP.  THE SHARES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD WITHOUT THE PRIOR CONSENT OF THE FUND AND MANAGER AND THEN ONLY AS PERMITTED UNDER THE LLC AGREEMENT (AS HEREINAFTER DEFINED), THE 1933 ACT, AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.  INVESTORS SHOULD BE AWARE THAT THEY WILL HAVE TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME AND PERHAPS AS LONG AS THE LIFE OF THE FUND.

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NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THE SHARES EXCEPT THE INFORMATION CONTAINED IN THIS MEMORANDUM, AND ANY REPRESENTATION OR INFORMATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE FUND, THE MANAGER, THE PLACEMENT AGENT, OR ANY OF THEIR RESPECTIVE PARTNERS, EMPLOYEES, OFFICERS, DIRECTORS OR AFFILIATES. THE DISTRIBUTION OF THIS MEMORANDUM AND THE OFFER AND SALE OF THE SHARES IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW.  THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION.  THIS MEMORANDUM IS NOT, AND UNDER NO CIRCUMSTANCES IS IT TO BE CONSTRUED AS, A PROSPECTUS OR ADVERTISEMENT, AND THE OFFERING CONTEMPLATED IN THIS MEMORANDUM IS NOT, AND UNDER NO CIRCUMSTANCES IS IT TO BE CONSTRUED AS, A PUBLIC OFFERING OF THE SHARES.

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THIS MEMORANDUM IS FOR THE CONFIDENTIAL USE OF ONLY THOSE PERSONS TO WHOM IT IS TRANSMITTED IN CONNECTION WITH THIS OFFERING.  BY ACCEPTANCE HEREOF, EACH RECIPIENT AGREES NOT TO TRANSMIT, REPRODUCE OR MAKE AVAILABLE TO ANYONE, IN WHOLE OR IN PART, THIS MEMORANDUM OR ANY INFORMATION CONTAINED HEREIN WITHOUT THE PRIOR WRITTEN CONSENT OF THE FUND, OR TO USE IT FOR ANY PURPOSE OTHER THAN EVALUATING A POSSIBLE INVESTMENT IN THE FUND.  EACH PERSON WHO HAS RECEIVED A COPY OF THIS MEMORANDUM (WHETHER OR NOT SUCH PERSON PURCHASES ANY SHARES) IS DEEMED TO HAVE AGREED (I) TO RETURN THIS MEMORANDUM TO THE PLACEMENT AGENT UPON REQUEST IF SUCH PERSON HAS NOT PURCHASED AN INTEREST, (II) NOT TO DISCLOSE ANY INFORMATION CONTAINED IN THIS MEMORANDUM EXCEPT TO THE EXTENT THAT SUCH INFORMATION WAS (A) PREVIOUSLY KNOWN BY SUCH PERSON THROUGH A SOURCE (OTHER THAN THE FUND OR ITS AFFILIATES) NOT BOUND BY ANY OBLIGATION TO KEEP CONFIDENTIAL SUCH INFORMATION, (B) IN THE PUBLIC DOMAIN THROUGH NO FAULT OF SUCH PERSON, (C) LATER LAWFULLY OBTAINED BY SUCH PERSON FROM SOURCES (OTHER THAN THE FUND OR ITS MEMBERS) NOT BOUND BY ANY OBLIGATION TO KEEP SUCH INFORMATION CONFIDENTIAL OR (D) REQUIRED TO BE DISCLOSED BY OPERATION OF LAW AND (III) TO BE RESPONSIBLE FOR ANY DISCLOSURE OF THIS MEMORANDUM, OR THE INFORMATION CONTAINED HEREIN, BY SUCH PERSON OR ANY OF ITS EMPLOYEES, AGENTS OR REPRESENTATIVES.  HOWEVER, THE FOREGOING SHALL NOT LIMIT THE DISCLOSURE OF THE TAX TREATMENT OR TAX STRUCTURE OF THE FUND (OR ANY TRANSACTIONS UNDERTAKEN BY THE FUND).  AS USED IN THIS PARAGRAPH, THE TERM “TAX TREATMENT” REFERS TO THE PURPORTED OR CLAIMED U.S. FEDERAL INCOME TAX TREATMENT AND THE TERM “TAX STRUCTURE” REFERS TO ANY FACT THAT MAY BE RELEVANT TO UNDERSTANDING THE PURPORTED OR CLAIMED U.S. FEDERAL INCOME TAX TREATMENT, PROVIDED THAT, FOR THE AVOIDANCE OF DOUBT, (I) EXCEPT TO THE EXTENT OTHERWISE ESTABLISHED IN PUBLISHED GUIDANCE BY THE U.S. INTERNAL REVENUE SERVICE (THE “IRS”), TAX TREATMENT AND TAX STRUCTURE SHALL NOT INCLUDE THE NAME OF, CONTACT INFORMATION FOR, OR ANY OTHER SIMILAR IDENTIFYING INFORMATION REGARDING, THE FUND OR ANY OF ITS INVESTMENTS (INCLUDING THE NAMES OF ANY EMPLOYEES OR AFFILIATES THEREOF) AND (II) NOTHING IN THIS PARAGRAPH SHALL LIMIT THE ABILITY OF A PROSPECTIVE INVESTOR TO MAKE ANY DISCLOSURE TO THE INVESTOR’S TAX ADVISORS OR TO THE IRS OR ANY OTHER TAXING AUTHORITY.

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CERTAIN INFORMATION CONTAINED IN THIS MEMORANDUM CONSTITUTES “FORWARD-LOOKING STATEMENTS,” WHICH CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS “MAY,” “WILL,” “SHOULD,” “EXPECT,” “ANTICIPATE,” “PROJECT,” “ESTIMATE,” “INTEND,” “CONTINUE,” OR “BELIEVE,” OR THE NEGATIVES THEREOF OR OTHER VARIATIONS THEREON OR COMPARABLE TERMINOLOGY.  DUE TO VARIOUS RISKS AND UNCERTAINTIES, ACTUAL EVENTS OR RESULTS OR THE ACTUAL PERFORMANCE OF THE FUND MAY DIFFER MATERIALLY FROM THOSE REFLECTED OR CONTEMPLATED IN SUCH FORWARD-LOOKING STATEMENTS.  NO REPRESENTATIONS OR WARRANTY IS MADE AS TO FUTURE PERFORMANCE OR SUCH FORWARD-LOOKING STATEMENTS.  THE DELIVERY OF THIS MEMORANDUM DOES NOT IMPLY THAT ANY OTHER INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS MEMORANDUM, MAY 1, 2008.  THE FUND, HOWEVER, WILL UNDERTAKE TO UPDATE THIS MEMORANDUM TO REFLECT EVENTS WHICH MATERIALLY CHANGE THE NATURE OF THE OFFERING THAT OCCUR PRIOR TO THE TERMINATION OF THE OFFERING.

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THIS MEMORANDUM CONTAINS A SUMMARY OF THE PRINCIPAL TERMS OF THE LIMITED LIABILITY COMPANY AGREEMENT (“LLC AGREEMENT”) AND THE SUBSCRIPTION AGREEMENT. SUCH SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, REFERENCE TO THE ACTUAL TEXT OF THE RELEVANT DOCUMENT.  EACH PROSPECTIVE INVESTOR SHOULD REVIEW THE LLC AGREEMENT AND THE SUBSCRIPTION AGREEMENT FOR COMPLETE INFORMATION CONCERNING THE RIGHTS, PRIVILEGES AND OBLIGATIONS OF INVESTORS IN THE FUND.  IN THE EVENT THAT THE DESCRIPTIONS OR TERMS OF THIS MEMORANDUM ARE INCONSISTENT WITH OR CONTRARY TO THE DESCRIPTIONS IN OR TERMS OF THE LLC AGREEMENT OR THE SUBSCRIPTION AGREEMENT OR OTHER DOCUMENTS, THE LLC AGREEMENT, THE SUBSCRIPTION AGREEMENT OR SUCH OTHER DOCUMENTS SHALL CONTROL, EXCEPT IN CIRCUMSTANCES IN WHICH THE INCONSISTENCY IS AN ERROR IN DRAFTING OR OTHERWISE, IN WHICH CASE THE MANAGER WILL RESOLVE THE INCONSISTENCY, THROUGH AMENDMENT OF THE LLC AGREEMENT, IF NECESSARY, AFTER CONSIDERATION OF THE TOTALITY OF THE OFFERING DOCUMENTS AND THE TERMS AND CONDITIONS OF THE OFFERING.  THE MANAGER RESERVES THE RIGHT TO MODIFY THE TERMS OF THE OFFERING AND THE SHARES DESCRIBED IN THIS MEMORANDUM AND WILL SUPPLEMENT THIS MEMORANDUM IF ANY SUCH MODIFICATION IS MATERIAL.  THE SHARES ARE OFFERED SUBJECT TO THE MANAGER’S ABILITY TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART AT ANY TIME PRIOR TO THE TERMINATION OF THE OFFERING.

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CERTAIN INFORMATION IN THIS MEMORANDUM HAS BEEN OBTAINED FROM SOURCES BELIEVED TO BE RELIABLE ALTHOUGH NONE OF THE FUND, THE PLACEMENT AGENT OR THEIR RESPECTIVE AFFILIATES GUARANTEES ITS ACCURACY, COMPLETENESS OR FAIRNESS.  OPINIONS AND ESTIMATES MAY BE CHANGED WITHOUT NOTICE.

INVESTOR SUITABILITY STANDARDS

The Offering of the Shares is structured to comply with the private offering exemption under the 1933 Act.  In addition, the Fund is also structured to comply with certain requirements of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the rules and regulations promulgated under the 1933 Act and Advisers Act by the Commission, and certain state laws and regulations which impose limitations on the persons who may invest in Shares of the Fund and from whom subscriptions may be accepted. Accordingly, the Fund is offering and selling the Shares to “Accredited Investors” as defined in Regulation D under the 1933 Act who are also “Qualified Clients” as defined in Rule 205-3 of the Advisers Act, which includes without limitation:

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A natural person who has a net worth (including assets jointly owned with his or her spouse) of more than $1,500,000 at the time of purchase, who by virtue of such net worth is also an Accredited Investor;

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A company, trust, employee benefit plan, or other entity (an “Entity”) that has $1,500,000 in net worth and $5,000,000 in assets, in which case such Entity is a Qualified Client as well as an Accredited Investor, provided however, if the Entity (a) is a private investment company excepted from registration by Section 3(c)(1) of the Investment Company Act of 1940 (“the “1940 Act”); (b) is an investment company registered under the 1940 Act; (c) is a business development company (as defined in Section 202(a)(22) of the Advisers Act); or (d) does not have $5,000,000 in assets, then it can not invest in the Fund unless each equity owner of the Entity satisfies the $1,500,000 net worth requirement as well; or

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Qualified Purchasers, as defined in Section 2(a)(51)(A) of the 1940 Act. Generally, “Qualified Purchasers” must have in excess of $5,000,000 in “investments” as defined by the Commission in Rule 2a51-1(b)(1) under the 1940 Act.  In certain circumstances, if the Investor is an Entity owned by persons without a familial relationship, to be a “Qualified Purchaser” such Entity must have in excess of $25,000,000 in investments, as defined by the Commission in Rule 2a51-1(b)(1) under the 1940 Act.

Generally, a natural person will be a Qualified Client if he or she (or if spouses jointly) has in excess of $1,500,000 in net worth (including an Investor’s equity in residences, furnishings and automobiles).  However, for an Entity, in addition to the $1,500,000 net worth requirement, such Entity, in order to satisfy the Accredited Investor requirements, must have total assets in excess of $5,000,000 or, failing that, all equity owners of such Entity must meet the $1,500,000 net worth requirement.  Finally, if the Investor is an Entity which is a revocable grantor trust, the Fund may look through the trust and consider the financial suitability of the grantor of such trust.

IF YOU DO NOT MEET THE REQUIREMENTS DESCRIBED ABOVE, DO NOT READ FURTHER AND RETURN THIS MEMORANDUM TO RIDGEWOOD SECURITIES CORPORATION. IF YOU DO NOT MEET SUCH REQUIREMENTS, THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL SHARES OF THE FUND TO YOU.

RIDGEWOOD SECURITIES CORPORATION
947 Linwood Avenue
Ridgewood, New Jersey 07450
(201) 447-9000

SUMMARY OF FUND TERMS

The following is a summary of the principal terms of Ridgewood Energy Y Fund, LLC (the “Fund”) and the offering (the “Offering”) of limited liability company shares (“Shares”).  This summary is qualified in its entirety by reference to the remainder of this Memorandum, as well as to the Limited Liability Company Agreement for the Fund (the “LLC Agreement”) and Subscription Agreement relating to the purchase of Shares, both of which have been provided along with this Memorandum and should be reviewed carefully prior to making an investment decision.  The offer made hereby is subject to modification and withdrawal.

The Fund
Ridgewood Energy Y Fund, LLC, a Delaware limited liability company (the “Fund”).

The Fund is a continuation of the series of Ridgewood Energy funds (known as the “Alphabet Funds”), starting with the B Fund in 1991, that have invested in natural gas and oil exploration and production in the Gulf of Mexico in partnership with leading oil and gas companies.  See, Exhibit B - Track Record of Alphabet Funds; Exhibit C – Alphabet Funds Well/Project Track Record.

Investment Objective
The Fund intends to generate current cash flow by investing in the drilling and development of large oil and gas projects in the U.S. waters of the Gulf of Mexico in partnership with the Gulf’s leading exploration and production companies (“Project(s)”).

Each Project will consist of the Fund’s investment in an initial well, whether exploratory or developmental, and, on those wells that are successes, in related infrastructure (such as platforms, pipelines and other necessary equipment) and potentially in drilling additional developmental wells.  The Fund will seek to manage its risk in and limit the costs of the exploratory and development phases of the Projects in which it invests by rigorously screening and evaluating, and ultimately investing, in Projects that are “drill-ready,” that is, a Project on which an oil and gas operator has already spent a significant amount of time, capital and technical resources to reach an affirmative decision to proceed in drilling a Project.  See, Investment Strategy and Process.

Risk Considerations and Conflicts of Interest
An investment in the Fund is speculative, illiquid, and involves a high degree of risk, including the risk of loss of the entire investment amount, and potential conflicts of interest.  For a thorough discussion of the significant risks associated with this investment and related conflicts of interest, see, Risk Considerations and Conflicts of Interest. Each prospective Investor should carefully consider and evaluate such risks and conflicts prior to purchasing Shares.

The Manager
Ridgewood Energy Corporation (“Ridgewood Energy” or the “Manager”) will provide management and administrative services to the Fund, including investigating, analyzing, structuring and negotiating potential investments in, and monitoring the performance of, the Projects. Ridgewood Energy has, through its investment funds, been investing in large oil and gas projects in the U.S. waters of the Gulf of Mexico in partnership with leading energy companies since 1991.  See, Management  for more information regarding the Manager.

Investment Committee
The Investment Committee is comprised of six senior executives of Ridgewood Energy, including Robert E. Swanson, the Founder, President and CEO of Ridgewood Energy, who is Chairman of the Investment Committee. The Investment Committee is ultimately responsible for making all of the Fund’s investment decisions.  See, Investment Strategy and Process.

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Shares of the Fund
The Fund is offering Investors equity interests in the Fund designated as Shares.  The purchase price per Share is $200,000.  The Manager may offer fractional Shares at its sole discretion.  See, Terms of the Offering.

Share Categories
Each Investor may elect to purchase either “Limited Liability Shares” or “Investor GP Shares”, which cost the same ($200,000 per Share), but offer different potential tax treatment and Investor liability.  Ridgewood Energy takes no position as to which form of Share ownership a particular Investor chooses.

(i) Limited Liability Shares; and	A Limited Liability Share represents a Share of the Fund that: (i) provides “limited liability” to such Investor (generally, limited to the loss of such Investor’s investment in the Fund); but (ii) causes such Investor to be subject to certain restrictions on the deductibility of “passive losses” of the Fund.

(ii) Investor GP Shares	On the other hand, an “Investor GP Share” (a holder of which shall be an “Investor GP Shareholder”) represents a Share of the Fund that: (i) relieves the Investor of certain restrictions on the deductibility of “passive losses” of the Fund; but (ii) causes such Investor to assume personal liability for the Fund’s debts and other obligations. However, notwithstanding an Investor GP Shareholder’s exposure to potential personal liability, Ridgewood Energy believes that the actual risk that any Investor GP Shareholder may be exposed to liability is mitigated by the fact that (i) the Fund will have no debt and will finance its investments and activities through equity, (ii) the Fund will not engage in any market trading activity, other than the sale of any oil or gas the Fund produces, and finally (iii) from a practical standpoint, an Investor GP Shareholder would only be liable for the Fund’s debts after the Fund’s assets, including available insurance, and the Manager’s assets have been used to satisfy potential creditors. In addition, any potential liability is further limited because the Fund’s potential percentage liability for any claim is equal to the Fund’s percentage Working Interest, with the other Working Interest owners, including the Operator, being liable for their respective percentage share of liability. Finally, in order to further limit the potential liability of Investor GP Shareholders and limit the time period during which they are exposed to such liability, the Manager intends to convert all Investor GP Shares into Limited Liability Shares when the preponderance of drilling activities that generates tax deductions based on drilling costs is completed. As a result of such conversion, Investor GP Shareholders will no longer be personally liable for claims resulting from Fund activities that arise after such conversion, although liability still exists for Fund activities occurring prior to the conversion. See, Categories of Shares; Tax Aspects. Ridgewood Energy funds collectively carry insurance limits in the aggregate amount of either $50 million or $100 million, depending on the Project’s drilling costs, which limits include $25 million for liability arising from windstorm. Therefore, the likelihood that the Fund’s percentage of any debts or obligations would be large enough to exhaust the Fund’s and Manager’s assets, although possible, is remote. See, Categories of Shares; Risk Considerations.

The Manager has agreed to indemnify each of the Investor GP Shareholders for obligations related to the Fund’s debts and obligations which exceed available insurance coverage and Fund assets, provided however, if such obligations incurred by the Fund are the result of the negligence or misconduct of an Investor GP Shareholder, or the contravention of the terms of the LLC Agreement by such Investor GP Shareholder, then the foregoing indemnification by the Manager will be unenforceable as to such Investor GP Shareholder and such Investor GP Shareholder will be liable to all other Investors for damages and obligations resulting therefrom.  See, Risk Considerations.

Except with respect to any Manager indemnification of Investor GP Shareholders, neither the Manager nor any of its affiliates will be liable, responsible, or accountable in damages or otherwise to the Fund or any Investor for any loss or damage incurred by any act or omission of the Manager or such affiliates in the furtherance of the interests of the Fund and within the scope of the authority granted under the LLC Agreement, provided that such acts or omissions did not constitute a breach of good faith and fair dealing or any other material breach of fiduciary duty with respect to such acts or omissions. See, Additional Aspects of the LLC Agreement - Fiduciary Responsibilities of Manager and Additional Aspects of the LLC Agreement - Indemnification.

Transfer Restrictions
The Shares are subject to severe restrictions on transferability. There is no public market for the Shares and one is not likely to develop. The Shares can be transferred, if at all, only with the consent of the Manager and then in compliance with the LLC Agreement and applicable federal and state securities laws.

Early Investment Incentive/Advance Distribution
The opportunity for the Fund to invest in a desirable Project may arise at any time, including during the Offering period.  In such circumstances, the Fund may be required to make an early capital commitment to the Project.

In an effort to ensure that the Fund has sufficient capital to invest in such Projects, the Fund is offering an incentive to Investors who invest in the Fund early (the “Early Investment Incentive”), thereby providing the capital necessary to commit to and invest in such Projects.  The Early Investment Incentive is a priority on distributions of cash from operations that are distributable to Investors.  As described below, there are two traunches of the Early Investment Incentive, depending on when an Investor invests in the Fund.  However, unlike Early Investment Incentives offered as part of prior Ridgewood Energy Funds, in which all of the beginning distributions of cash from operations that was distributable to Investors was distributed to those Investors entitled to receive an Early Investment Incentive until such incentive was paid, the Y Fund’s Early Investment Incentive does not distribute all of such beginning cash from operations to those early Investors and provides some cash flow during the incentive payment period to those Investors who, for whatever reason, did not invest during the Early Investment Incentive periods. This advance cash flow distribution to such later Investors (the “Advance Distribution”) is, like the Early Investment Incentive, a priority distribution to Investors entitled to receive it and not a general distribution to Investors of cash from operations.

The Early Investment Incentive and Advance Distribution provisions provide that:

•             Investors who subscribe to the Fund on or after May 1, 2008 through June 27, 2008, and have fully paid their Capital Contribution shall be entitled to receive an Early Investment Incentive equal to $16,000 (8%) per Share.

•             Investors who subscribe to the Fund on or after June 28, 2008 through August 15, 2008 and have fully paid their Capital Contribution shall be entitled to receive an Early Investment Incentive equal to $8,000 (4%) per Share.

•             Investors who subscribe to the Fund on or after August 16, 2008 through the closing of the Fund shall not be entitled to, nor shall they receive, an Early Investment Incentive but, upon full payment of their Capital Contribution, shall be entitled to the Advance Distribution equal to $2,667 (approximately 1.35%) per Share.

The Manager anticipates that the Early Investment Incentive and Advance Distribution, as described herein, shall be paid either monthly or quarterly and begin when, and continue so long as, the Manager determines that the Fund has sufficient cash flow from operations to make such distributions. All such cash from operations that is distributable to the Investors will be distributed among them in proportion to their relative shares of the Early Investment Incentive and the Advance Distribution until the Early Investment Incentives and Advance Distributions have been paid in full and, thereafter, among the Investors in proportion to their ownership of Shares in the Fund.

Other than any right to receive an Early Investment Incentive or Advance Distribution, potential exposure to liability associated with Investor GP Shares, and indemnification of Investor GP Shareholders, all Investors have equal rights, privileges and obligations as described herein and as set forth in the LLC Agreement.  See, Participation in Revenues – Early Investment Incentive/Advance Distribution.

Parallel Investment with other Ridgewood Energy Funds
The Fund may invest in Projects in parallel with other Ridgewood Energy Alphabet Funds, as well as with the Ridgewood Energy institutional fund.  Whenever multiple Ridgewood Energy funds (“Ridgewood Energy Funds”) invest in a Project, all such Ridgewood Energy Funds enjoy the same deal terms with respect to the Project.

Portfolio Diversification	Ridgewood Energy manages the risks inherent in exploratory drilling by diversifying the Fund’s Projects by operator, risk profile, geological formation, and region within the Gulf of Mexico and by targeting a modest level of financial exposure to the Fund from any one exploratory well. Ridgewood Energy’s Investment Committee has adopted a policy aimed at preventing the maximum amount of the Fund’s gross capital ultimately allocated to any single exploratory well from exceeding 8% to 15% of the Fund’s gross capital. The policy objective is to provide a significant cushion for potential cost overruns before the Fund’s exposure to a particular exploratory well exceeds 15% of its gross capital. See, Investment Screening and Selection Process - Portfolio Diversification/Risk Capital Management.

Distributions from Operations
All distributions of Available Cash From Operations (if any) are shared 85% by the Investors in proportion to their ownership of Shares in the Fund (except as necessary to pay the Early Investment Incentive and the Advance Distribution), and 15% to the Manager.  See, Participation in Revenues.

Distributions from Capital Transactions
In general, distributions from the sale of Fund assets or other capital transactions (to the extent there are any), are shared 99% by Investors (in proportion to their ownership interest in the Fund) and 1% by the Manager until Investors have received distributions equal to their Capital Contribution, after which such distributions are shared 85% by Investors and 15% by the Manager. See, Participation in Revenues.

Management Fee
The Manager will receive an annual management fee (the “Management Fee”) equal to 2.5% of aggregate Capital Contributions, net of capital lost to drilling wells that are not commercially producible discoveries (i.e., Dry Holes) and will be payable by the Fund in monthly installments in advance.  See, Compensation.

Investment and Offering Fees
The Fund will pay to the Manager out of assets and property of the Fund (i) a one-time investment fee equal to 4.5% of the total Capital Contributions to pay for the Manager’s services associated with locating, investigating, evaluating, and negotiating investment opportunities and effecting related transactions and (ii) a one-time organizational, distribution and offering fee equal to 3.5% of the total Capital Contributions to pay for the Manager’s expenses incurred to offer and sell the Shares and organize the Fund. See, Compensation.

Selling Commissions and Placement Agent Fees
The Fund will pay (i) selling commissions at a rate of $16,000 per Share (8%) to participating broker-dealers and (ii) a placement agent fee at a rate of $2,000 per Share (1%) in connection with the Offering.  See, Compensation.

Term	The Fund will continue indefinitely until the Manager decides to dissolve the Fund and liquidate or as otherwise required by law.
Tax Considerations
The Fund has been structured to be treated as a partnership for U.S. federal income tax purposes.  As such, the Fund will not be subject to U.S. federal income tax, and each Investor subject to U.S. tax will be required to include in computing his, her or its U.S. federal income tax liability his, her, or its allocable share of the items of income, gain, loss and deduction of the Fund, regardless of whether and to what extent distributions are made by the Fund to each Investor.  For a more thorough description of some of the material income tax consequences to the Fund and the Investors. See, Tax Aspects.  The taxation of partners and partnerships (including limited liability companies taxable as partnerships) is very complex.  Each prospective Investor is urged to consult such prospective Investor’s own tax advisor as to the tax consequences of an investment in the Fund.

This summary was not intended or written to be used, and it cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax law.  This summary was written to support the promotion or marketing of the Fund.  Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

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TABLE OF CONTENTS

SUMMARY OF FUND TERMS			i
I.	INVESTMENT STRATEGY AND PROCESS		1
	•	Overview	1
	•	Investment Strategy	1
	•	Investment Process	3
II.	INVESTMENT SCREENING AND SELECTION PROCESS		6
	•	Portfolio Diversification/Capital Risk Management	7
	•	Post-Investment Activities	9
III.	MARKET OPPORTUNITY		10
	•	Global Oil Outlook	10
	•	World Oil Supply Basins	11
	•	U.S. Natural Gas Outlook	11
	•	Gulf of Mexico, Largest U.S. Oil and Gas Basin	12
	•	Growth in Gulf of Mexico Proved Reserves	14
	•	Gulf of Mexico E&P Opportunities	14
IV.	CATEGORIES OF SHARES		16
	•	Tax Effects Associated with an Investor GP Share and a Limited Liability Share	16
	•	Investor GP Share Conversion to Limited Liability Share	16
	•	Liability Associated with an Investor GP Share and Limited Liability Share	16
	•	Indemnification	17
V.	MANAGEMENT		18
VI.	INSURANCE		21
VII.	SALVAGE FUND		21
VIII.	USE OF PROCEEDS		21
IX.	RISK CONSIDERATIONS		22
	•	GENERAL RISKS OF NATURAL GAS AND OIL EXPLORATION, DRILLING, PIPELINES AND OPERATIONS	22
	•	PARTICULAR RISKS RELATED TO THE SHARES	27
	•	TAX RISKS	32
X.	TERMS OF THE OFFERING		34
	•	General Offering Terms	34
	•	Subscription for Shares	34
	•	Additional Offerings of Series of Shares	35
XI.	PLAN OF DISTRIBUTION		36
XII.	PARTICIPATION IN REVENUES		37
	•	Participation Generally	37
	•	Early Investment Incentive/Advance Distribution	37
	•	Distributions of Available Cash From Operations	38
	•	Distributions of Available Cash From Capital Transactions	38
	•	General Distribution Provisions	38

	•	Return of Capital Contributions	38
	•	Capital Accounts and Allocations	39
XIII.	COMPENSATION		40
	•	Selling Commissions; Placement Agent Fees	40
	•	Management Fee	40
	•	Investment Fee	41
	•	Organizational, Distribution and Offering Fee	41
	•	Distributive Share	41
	•	Other Costs/Fees	41
XIV.	CONFLICTS OF INTEREST		42
XV.	TAX ASPECTS		43
	•	Classification as a Partnership	44
	•	Taxation of the Investors of the Fund	45
	•	Leasehold Acquisition Costs	45
	•	Deduction of Intangible Drilling and Development Costs	45
	•	Allocation of Basis of Oil and Gas Properties	47
	•	Depletion	47
	•	Depreciation	48
	•	Farm-out Interests	48
	•	Allocations	48
	•	Organization, Start-up and Syndication Expenses	50
	•	Distributions	51
	•	Trade or Business Requirement	51
	•	Alternative Minimum Tax	52
	•	Termination of the Fund	52
	•	Activities Engaged in for Profit	53
	•	Material Distortion of Income	53
	•	Fund Borrowing; Sales and Exchanges	54
	•	Reportable Transactions	54
	•	Audits, Interest and Penalties	55
	•	Sales of Fund Assets	55
	•	Limitations on Interest Deductions	56
	•	Fund Elections	56
	•	At Risk Rules: Limitation on Deduction of Losses	57
	•	Passive Activities	58
	•	Investment by Qualified Plans and Other Tax Exempt Entities/Unrelated Business Taxable Income	59
	•	Partnership Anti-Abuse Regulations	61
	•	Possible Changes in Tax Laws	62
	•	State and Local Taxes	62
	•	Need for Independent Advice	62
	•	Conclusion	62
XVI.	ADDITIONAL ASPECTS OF THE LLC AGREEMENT		64
	•	Accounting	64
	•	Fiduciary Responsibilities of the Manager	64
	•	Indemnification	64
	•	Transferability of Interests	65
	•	Books and Records; Reports	65

	•	Investors' Information Rights	65
	•	Liability for Improper Use of Information	66
	•	Control of Fund Operations	66
	•	Amendments and Voting Rights	67
	•	Governing Law	67
	•	Binding Arbitration	67
	•	Removal of Manager	68
	•	Dissolution of Fund	68
XVII.	INVESTOR LIABILITY		69
XVIII.	OTHER INFORMATION		70
	•	General	70
	•	Authorized Sales Material	70
XIX.	LEGAL MATTERS		71
XX.	LITIGATION AND OTHER PROCEEDINGS		72
XXI.	FINANCIAL STATEMENTS		76

FORM OF LLC AGREEMENT	Exhibit A
ALPHABET FUNDS TRACK RECORD	Exhibit B
ALPHABET FUNDS WELL/PROJECT TRACK RECORD	Exhibit C
FINANCIAL STATEMENTS OF RIDGEWOOD ENERGY CORPORATION	Exhibit D
INVESTOR SUBSCRIPTION BOOKLET (BOUND SEPARATELY)	Exhibit E
RIDGEWOOD ENERGY FORM ADV PART II	Exhibit F

I.                      INVESTMENT STRATEGY AND PROCESS

Overview

The Fund is being established to provide the Investors with access to oil and gas exploration and production (“E&P”) projects (each a “Project” and collectively, the “Projects”) operated by some of the world’s largest and most successful oil and gas companies.  The Fund will continue Ridgewood Energy’s 17-year strategy of acquiring and holding equity interests in major Projects located in the U.S. waters of the Gulf of Mexico that Ridgewood Energy believes can generate significant cash distributions to the Investors from the sale of any oil and gas that is produced.  The Fund’s objective is to generate superior returns across a diversified portfolio of shallow water and deepwater Projects while managing exploratory risk.  The target capitalization of the Fund is $100,000,000 (500 Shares) but can be expanded at the discretion of the Manager to $150,000,000 (750 Shares) or more.

Ridgewood Energy was founded in 1982 by Robert E. Swanson and, since 1991, has been investing in major Projects in the U.S. waters of the Gulf of Mexico.  The Y Fund is a continuation of the oil and gas investment funds managed by Ridgewood Energy (the “Alphabet Funds” or “Ridgewood Funds”) that have invested in Projects in the Gulf of Mexico, beginning with the B Fund in 1992.  After the B Fund, Ridgewood Energy created successive Alphabet Funds.  See, Exhibit B - Alphabet Funds Financial Track Record and Exhibit C – Alphabet Funds Well/Project Track Record for more information regarding the economic performance of the Alphabet Funds.

The Fund will be managed by Ridgewood Energy’s Chairman and CEO, Robert E. Swanson, along with a management team comprised of five New Jersey-based employees and four Houston-based employees (the “Management Team”).  Collectively, the Management Team has over 200 years of experience in oil and gas investing, finance, geoscience, engineering and acquisitions in the Gulf of Mexico.  While the entire Management Team works together to evaluate potential projects, the ultimate decision to invest the Fund’s capital in a Project is made by the Investment Committee, which is comprised of six members of the Management Team and is chaired by Robert E. Swanson, the Founder, President and CEO of Ridgewood Energy.

Investment Strategy

Invest in Joint Ventures with Major E&P Operators

Ridgewood Energy intends to continue its investment strategy by investing the Fund’s capital with major E&P project operators (“Operators”) through “working interest” joint ventures with such Operators and, in some cases, other energy companies that also own or acquire working interests in the Projects.  A working interest (a “Working Interest”) is an undivided fractional interest in a lease block acquired from the U.S. government or from an Operator who has acquired the Working Interest.   A Working Interest includes the right to drill, produce and conduct operating activities and share in any resulting oil and gas production.  It is standard industry procedure for the major Operators to take 25% to 50% interests in multiple drilling Projects, rather than 100% interests in a few Projects, in order to share risk, obtain independent technical validation and stretch exploration budgets that are split across numerous regions of the world.  It is highly unusual for a major Operator to invest 100% in any Project, no matter how attractive the Project may be or how much capital is available within its exploration budget. Operators are evaluated on an individual Project basis, allowing the Fund to invest in what Ridgewood Energy believes are the Projects with the most attractive risk/reward ratios.  Critical to the success of this approach is the ability of Ridgewood Energy to diversify the Fund’s portfolio across Project types and operators.  Attributes sought in particular Projects include: depth of scientific analysis and preparation; strong potential project economics and favorable operating agreement terms; similarity to existing producing properties; and expertise of the Operator in the proposed region/geology/technical environment.  Attractive characteristics of potential and existing operating partners include industry contacts and relationships, sophisticated geological and geophysical teams and, most importantly, a strong track record of success.

Invest in “Drill-Ready” Projects

Ridgewood Energy’s strategy of investing the Fund’s capital alongside major Operators only at the “drill-ready” stage is designed to limit the Fund’s exposure to exploratory risk.  A drill-ready project is one on which an Operator has already spent a significant amount of capital and technical resources on seismic and engineering analysis to evaluate the opportunity, to complete the lease block acquisition to secure the drilling rights and to obtain internal management approval to begin drilling.  The upfront work performed by the Operator quantifies and reduces the Fund’s exposure to the risk of drilling wells that are not commercially producible discoveries (a “Dry-Hole”) and provides Ridgewood Energy with access to the analytics of some of the best qualified geoscientists and engineers and the most experienced Gulf of Mexico Operators.  In return, the Operator who performs this upfront work to generate the potential project, receives a “promote” on the cost of the initial exploratory well.  Under a promote arrangement, the Fund would pay a larger share of the drilling costs of the first well, e.g., 33% to 50% of the cost for a 25% Working Interest ownership share.  For a successful well, all of the Fund’s subsequent costs including (i) completion costs for the exploratory well; (ii) the costs of all development wells; (iii) infrastructure costs such as production platforms and pipelines; and (iv) day-to-day operating costs for the life of the project, would be paid on a proportionate basis to its Working Interest ownership, e.g., 25% of the cost for a 25% interest.

Participation via Joint Operating Agreement

Although Ridgewood Energy’s model of investing fund capital in drill-ready Projects with leading E&P Operators affords it access to industry-leading technical and engineering resources, Ridgewood Energy still performs its own extensive due diligence on and independently evaluates all of the Projects in which the Fund will invest and all investment decisions are based on the collective analysis of the Management Team.  Once Ridgewood Energy decides that a Project is an appropriate investment for the Fund, the Fund will enter into a joint operating agreement (an “Operating Agreement”) with the other Working Interest owners in a lease.  Ridgewood Energy negotiates the Operating Agreement with the goal of achieving the best-possible economics and governance rights for the Fund in connection with acquiring the interest.  Under the Operating Agreement, proposals and decisions are made based on percentage ownership approvals and although an Operator’s percentage ownership is likely a majority ownership, Operators consistently seek consensus relating to Project decisions.  As a result Ridgewood Energy and other partners retain the right to make proposals involving certain operational matters associated with a Project.  This approval discretion and the Operator’s desire to execute the Project efficiently and expeditiously effectively limits the Operator’s inclination to act on its own, or against the interests of the participants in the Project.

Key Advantages to Ridgewood Energy’s Strategy

Ridgewood Energy believes that it is the only private equity firm that pursues a strategy of partnering with the major oil and gas Operators exploring for and producing oil and natural gas in the Gulf of Mexico by investing directly in Working Interests. Ridgewood Energy believes that there are a number of key advantages to its strategy:

Later Stage Investing Reduces Investment Risk.  Ridgewood Energy strives to commit to invest the Fund’s capital when a Project is drill-ready, that is approximately one to five months away from “spudding” (drilling the first test well) and at a point when drilling rig equipment is already under contract.  This approach is designed to limit exploration expenditures (as opposed to development expenditures).

Ability to Select Desirable Projects Under Development by the Most Active Operators.  The most active Operators in the Gulf of Mexico typically carry large lease block portfolios and at all times are seeking to prioritize their best prospects in their drilling schedules.    Ridgewood Energy is able to review many of the proposed Projects and select those that it believes provide the most promising opportunities for success relative to the risks.

Ability to Collaborate with Leading Oil and Gas Operators.  Ridgewood Energy works with some of the largest and most active Operators in the Gulf of Mexico.  As a consequence, in addition to the technical expertise of its Houston-based professional staff, this collaboration provides Ridgewood Energy with access to seismic, geological, technical and operating data and analysis performed by major Operators on each prospect Ridgewood Energy reviews.

Investment Process

Ridgewood Energy intends to continue to employ the same rigorous investment process for the Fund that it has followed for the past 17 years to analyze and execute on oil and gas investment opportunities. The process through which Ridgewood Energy reaches an investment conclusion involves detailed research into the Project’s Operator, technical and scientific underpinnings, and reserve potential as well as detailed analysis of its potential economics in light of infrastructure considerations and operating agreement terms, and the Project’s position within Ridgewood Energy’s diversification strategy.

Management Team Structure

Though they focus on different facets of the oil and gas E&P investment process, Ridgewood Energy’s New Jersey and Houston offices operate seamlessly as a cohesive team.  The New Jersey office is home to five members of the Management Team, three of whom have been working together at Ridgewood Energy for 19 years.  The Houston office, which opened in 2003, is home to four Ridgewood Energy executives who provide operational, scientific and technical oil and gas expertise to Ridgewood Energy.  The members of the New Jersey and Houston offices are in constant communication.  In addition to frequent, daily telephone communication between members of the offices, the teams conduct weekly video conference calls during which all members of the Management Team discuss operational developments on producing and drilling projects, projects under consideration for investment, financial developments, and business developments affecting the future pipeline of potential Projects.  The Management Team members travel frequently between Houston and New Jersey.

Proprietary Deal Flow

A key element of the E&P industry’s syndication practice is selectivity due to the nature of the standard governance rights that Working Interests traditionally carry.  Project partners participate in discussions and decisions relating to key financial, technical and operational aspects of the Project.  For this reason, Operators in the Gulf of Mexico have adopted a “club mentality” offering participations only to other energy companies with proven financial, technical and operating experience.  Ridgewood Energy believes it is the only financial investor that is currently able to access syndicated participations from the major E&P Operators drilling and developing oil and gas projects in the Gulf of Mexico.  This access has been achieved as a result of the reputation Ridgewood Energy has established over the last two decades of being a knowledgeable and reliable long term partner that will support a Project financially throughout its life (which can be up to 15 years) together with the fact that the Management Team includes industry professionals who have worked for major oil and gas operators and are capable of providing support with their extensive experience in geo-scientific analysis and oil and gas project engineering.  As demonstrated in the following chart, Ridgewood Energy enjoys relationships with some of the most active Operators in the Gulf of Mexico and in several cases has partnered with such Operators over multiple Projects.

Most Active Gulf of Mexico Operators

	Deepwater Operators		Shallow Water Operators

✓	Anadarko Petroleum	✓	Apache Corporation

	BP plc	✓	ATP Oil & Gas Corporation

✓	Chevron Corporation	✓	Chevron Corporation

✓	ENI Petroleum	✓	Devon Energy Corporation

	ExxonMobil	✓	Dominion Exploration & Production Company

	Hess Corporation	✓	ENI Petroleum

✓	Mariner Energy		Energy Partners

	Shell Oil Company		Hydro GOM LLC

	Total		Helix Energy Solutions

✓	Walter Oil & Gas Corporation	✓	LLOG Exploration

		✓	Mariner Energy

		✓	Newfield Exploration Company

		✓	Walter Oil & Gas Corporation
✓Indicates current Ridgewood Energy partner.
Several of the deepwater Operators have been partners of Ridgewood Energy only in Projects in shallow waters to date.  However, the Management Team has held discussions with all these deepwater Operators about deepwater opportunities.

By partnering with the major Operators, Ridgewood Energy is able to diversify the Fund’s risks and benefit from the broad range of expertise in Gulf of Mexico activities represented by its partners.  By drilling with a number of active, successful Operators, Ridgewood Energy believes that it will achieve results that are representative of the industry’s results in the Gulf of Mexico, thereby avoiding any bias toward a particular Operator or exploration approach.

Responsibility for sourcing new investment opportunities is shared among the members of the Management Team.  A combination of 20 years of experience investing in oil and gas projects in the Gulf of Mexico together with the personal relationships developed by Ridgewood Energy’s senior employees over their careers in the industry means that Ridgewood Energy has access to the key decision makers at virtually all of the most active Operators in the Gulf of Mexico.  Ridgewood Energy systematically works this network to generate deal flow, keeping a log of all opportunities reviewed.

Competition for Working Interests typically comes from other oil and gas companies rather than private equity firms.  However, Ridgewood Energy is often able to win Project participations ahead of such competitors for the following reasons:

Dynamic and Responsive Investment Process.  Ridgewood Energy has an investment process that is not subject to the more layered decision-making processes that typically exist within large oil and gas companies.  The Management Team assimilates financial, seismic and operational data in relation to a prospective Project as well as assessing the terms on which the Project is being offered and can be in a position to reach an investment decision well in advance of most large oil and gas companies.

Relevant Local Knowledge and Regular Contact with Major Operators.  Ridgewood Energy is one of the most active E&P participants in the Gulf of Mexico by number of Projects and as a result the Management Team is in regular contact with all the major Operators and able to contribute valuable perspectives both from a geological and operational viewpoint.

Major Operators do not View Ridgewood Energy as a Competitor.  Ridgewood Energy is typically not viewed as a competitor by the syndicating Operator as Ridgewood Energy does not participate in lease block sales but only invests in drill-ready syndicated Projects. Operators know that any information shared with Ridgewood Energy will not be used by Ridgewood Energy in lease bidding situations.

II.                     INVESTMENT SCREENING AND SELECTION PROCESS

Ridgewood Energy’s Project evaluation, investment analysis and due diligence process benefits from the Management Team’s broad-based skill set and expertise in the oil and gas industry.  The Houston-based professional staff is comprised of seasoned professionals from the oil and gas industry whose collective experience includes dealing with all aspects of oil and gas E&P in the Gulf of Mexico including land management, MMS regulatory matters, commercial negotiation of Operating Agreements, geological and geophysical analysis, and Project engineering covering drilling, production, reservoir and operational disciplines.

Technical Analysis of a Potential Project

The Houston-based professional staff conducts the initial screening process to identify new Project investment opportunities, utilizing their training, experience and industry relationships and contacts to analyze the high volume of opportunities presented to Ridgewood Energy. The results of the initial screening are discussed among the Management Team and a decision is made as to whether the Project in question merits detailed evaluation.  As a starting point, every potential Project that Ridgewood Energy subjects to detailed technical evaluation and due diligence is operated by either a major or large independent oil or gas company.  Ridgewood Energy is highly selective as to which Projects it pursues.  Key criteria that form part of the detailed evaluation include the following:

Identity of the Operator and other Partners.  Ridgewood Energy will only invest funds in partnerships with major or large independent E&P Operators that have a successful drilling track record in the Gulf of Mexico. Significant due diligence is performed on each operating partner to establish its credentials.  A further consideration is the percentage of the Project that will be retained by the syndicating Operator to ensure an appropriate alignment of interests together with the percentage participation and identity of any other investors in the syndicate.

Technical Quality of the Project.  The Houston-based professional staff will carry out an independent geologic and seismic review as well as review the conclusions reached by the syndicating Operator.  The review includes an analysis of analog well production data, the opportunity for multiple targets/prospects as part of the same Project and an assessment of the overall recoverable reserve potential of the Project as well as potential production rates.   They will also assess Project risk factors, including, but not limited to, an analysis of potential oil and gas concentration and quality, reservoir peculiarities, geological conditions, operational, engineering, and other related risks.

Access to Existing Infrastructure.  The Houston-based professional staff assesses the proximity and availability of the infrastructure that would be required assuming hydrocarbons are discovered including production platforms and connecting pipeline.  To the extent existing infrastructure is not present they assess the cost of developing relevant infrastructure and how this compares with the reserve potential for the Project.

Drilling Schedule and Rig Availability.  A key part of the due diligence process is ensuring that the drilling schedule is acceptable and that a rig is under contract.  Given the relative scarcity of rigs in the Gulf of Mexico this is a critical aspect.  Ridgewood Energy seeks to avoid committing to Projects where there is potential for a significant delay before drilling commences.

Project Economics and Terms.  The Management Team will assess the economics of the Project including overall size of the Working Interest that is available and the portion of budgeted expense directed towards the exploratory phase as well as the development phase.  In addition, the Management Team will review the proposed timing of expenditures.  Lastly, they will carry out a detailed review of the proposed contractual terms ensuring that Ridgewood Energy is afforded the requisite levels of control for the Project.

Investment Approval

Once the technical and economic analyses of a potential Project are complete, and a Project has been deemed to satisfy Ridgewood Energy’s technical criteria, provide an attractive economic risk/reward ratio, and fit within Ridgewood Energy’s diversification strategy, final investment approval is made by the Investment Committee, which is chaired by Robert Swanson.  When reviewing a Project for final investment approval, the Investment Committee seeks to balance the economics of the Projects, the potential sizes of the Projects, the diversity of Operators, and the likely timing of new Projects   Furthermore, the Investment Committee considers the geological, financial and operating risks of the proposed Project, and compares these risks to the existing portfolio of Ridgewood Energy Fund Projects.  The Investment Committee further carefully focuses on the initial well cost relative to the overall revenue potential of the Project.

If investment approval is provided to pursue a Project, an initial formal bid, the specific terms of which are discussed among the Management Team, will be made to the company that is selling the Working Interest.  Once a formal bid is made to the company, the process of negotiating the terms of the Operating Agreement that will govern the Project begins.  This negotiation is overseen by members of the Management Team.  Once the final terms of the Operating Agreement have been established, the terms of the deal will be resubmitted to the Investment Committee for review and final approval by Robert Swanson.  Once the final approval is given, and the final bid is accepted, the Operating Agreement is finalized, committing the Fund to the Working Interest in the Project.

Once a Project is approved, the expenditures associated with such Project are carefully monitored by the full Management Team and, as disclosed earlier, any supplemental expenditure requires approval of the Investment Committee.

Portfolio Diversification/Capital Risk Management

Investing in exploratory oil and natural gas projects is inherently speculative and involves a high degree of risk (See, Risk Considerations), including the risk that a well will be a Dry-Hole and the entire amount of capital deployed by the Fund to drill that well will be lost.  The Fund anticipates a drilling success rate on exploratory wells of approximately 1 in 3, which means that we expect approximately two out of three exploratory wells will be Dry-Holes, resulting in a complete loss of the Fund’s capital spent to drill such wells.  This success rate is in line with the industry average and Ridgewood Energy’s historic drilling record, although there can be no assurance that the Fund will realize or sustain such success rate.

However, the high-risk capital spent to drill exploratory wells represents only a portion of the total capital needed to develop a successful oil and natural gas project.   Once an exploratory well is drilled and determined to be a commercial success, the Fund then has the opportunity to invest an additional amount of lower-risk follow-on capital to build necessary production infrastructure, lay pipelines and, in some cases, drill additional development wells.  If an exploratory well is deemed to be unsuccessful, the development money that was allocated to that Project will be re-allocated to another potential Project.

Ridgewood Energy manages the risks inherent in exploratory drilling by investing in a number of Projects diversified by Operator, risk profile, geological formation, and region within the Gulf of Mexico and by targeting a modest level of financial exposure to the Fund from any one exploratory well.

In building the Fund’s portfolio, Ridgewood Energy seeks to acquire participation interests in Projects that are sizeable enough that, if successful, have the potential to make a significant, positive impact on the Fund’s returns, but yet do not expose a disproportionate amount of the Fund’s capital to any one Project.   Therefore, to manage these sometime competing goals, Ridgewood Energy’s Investment Committee has adopted a policy aimed at preventing the maximum amount of capital ultimately allocated to any single exploratory well from exceeding 8% to 15% of the Fund’s gross capital.

To achieve this objective, the Investment Committee has adopted a new policy of targeting an initial exposure of no more than approximately 8% of the Fund’s gross capital to any single exploratory well.  To the extent that the Investment Committee is investing the Fund’s capital at a time when the Offering is still ongoing, the Investment Committee will do its best to estimate the total gross proceeds of the Fund expected from the Offering (based on the Fund size as of that date and forecasts about future fundraising activity) and, when possible, will adjust the Fund’s Working Interest ownership in a Project to bring it in line with this 8% initial target exposure level.

Ridgewood Energy’s policy objective is to provide a significant cushion for potential cost overruns before the Fund’s exposure to a particular exploratory well exceeds 15% of its gross capital.   One of the risks inherent in oil and natural gas exploration is the potential for the cost of drilling a well to exceed the estimated budget.  See, Risk Considerations.   By initially targeting an 8% capital risk exposure for any one well, Ridgewood Energy has significantly mitigated the risk that unexpected cost overruns could increase by such an amount that the Fund’s capital risk exposure to any one well could exceed 15% of the Fund’s gross capital.  We believe that a cost overrun of such magnitude would be very rare.

However, due to the nature of the direct partnership interest in an exploratory Project that will be purchased by the Fund (discussed below) and the risk inherent in exploratory drilling, its financial exposure on a single exploratory well may, in some instances, because of cost overruns exceed 15% of gross capital despite the Investment Committee’s best efforts to keep this exposure below 15%.  The potential for such concentrated exposure to a high-risk exploratory drilling activity is one, among many, reasons why investing in the Fund is not appropriate for many Investors.

Once the Investment Committee has voted to approve the Fund’s investment in a Project, the Fund purchases a direct Working Interest in the Project in partnership with the other Project partner(s) and becomes directly obligated under the Project’s Authorization For Expenditure (“AFE”), which is an agreement among Project partners that they will contribute capital to the Project until a well drills to a specified target or some other pre-determined drilling or production objective is achieved.  While the AFE will contain an estimated budget for this activity, the financial obligation of the Project partners is not capped at this estimated budget amount, and the partners are bound to continue funding the activity until the AFE’s objective is achieved.  This arrangement is standard in the oil and gas industry.  Because the Fund is committing itself to participate in the completion of a given drilling activity (rather than to provide a fixed amount of capital) the Fund is obligated to pay for its share of cost overruns.

Ridgewood believes that, by targeting the Fund’s initial exposure level on a well to 8% of the Fund’s gross capital, the threat that cost overruns could push the total exposure above 15%, though possible, is quite low.  To further mitigate this risk, Ridgewood Energy carries insurance to indemnify against many of the events that cause the most significant cost overruns during drilling, including underground blowouts and hurricane damage.

Once the initial AFE’s objective has been achieved, if the Project is successful, Project partners (including the participating Ridgewood Energy Fund) then have a choice of whether to continue participating in the Project or whether to “go non-consent” and forfeit their interest in the Project.  Project partners are not obligated to continue funding the Project after the initial AFE, but failing to do so results in the forfeiture of all interest in the Project.  Continued Project activity is implemented through “Supplemental AFEs”, which are the contracts binding partners to participate in follow-on activities such as drilling developmental wells, drilling side-track or delineation wells, or building production infrastructure. Just as Investment Committee approval is required to initially commit the Fund to investing in a Project (and approving the initial AFE for the exploratory well), Investment Committee approval is also required for the Fund to participate in a Supplemental AFE and continue participating in a Project.

Post-Investment Activities

The Management Team plays an active role in the Projects in which the Fund will invest.  Immediately following signing of contracts for each Working Interest, the Houston-based professional staff will work with the Project Operator to finalize details of the drilling plan.  Once the test well is spudded the Management Team will receive real time information via an electronic feed from the drilling rig enabling them to monitor progress.   The Houston-based professional staff will maintain a continual dialogue with the Project Operator during the drilling phase participating in engineering decisions and providing the benefit of its own experience and expertise.  Once hydrocarbons have been discovered the Houston-based professional staff will participate in the design and budgeting of production facilities and then monitor the construction of those facilities.  The Management Team will carry out stringent financial reviews and usually leads or participates in follow-on audits to ensure the Project is executed according to budget. Generally, no disbursements are made unless they conform to the Operating Agreement requirements.  Once a well is in production, the Management Team will continually evaluate and discuss with the Project Operator the well production rate.  Lastly, Ridgewood Energy employs an experienced professional that is dedicated to marketing the oil and gas once it is produced to ensure optimal prices are obtained.

III.                    MARKET OPPORTUNITY

Global Oil Outlook

Ridgewood Energy believes that the price of oil and gas is likely to fluctuate over the life of the Fund.  However, the key is that Ridgewood Energy’s strategy does not require high oil and gas prices to generate attractive returns given the margin structure of its business.  Ridgewood Energy estimates that, taking account of the cost of unsuccessful wells (with a 1:3 drilling success rate for exploratory wells and a 3:4 success rate for developmental wells), the exploratory drilling cost amounts to $3 - 5 per barrel of oil equivalent and the development and operating cost amounts to $5 to $7 per barrel of oil equivalent.  With aggregate production costs of $10 to $12 per barrel of oil equivalent, Ridgewood Energy can achieve (and has achieved) attractive returns with oil at $30 per barrel of oil equivalent and gas at $4 to $5 per thousand cubic feet (“mcf”).

Although Ridgewood Energy Funds have the potential to make attractive returns with oil and gas prices at much lower levels than they are today, Ridgewood Energy does believe that the current outlook for oil and gas prices is favorable.  Despite record high prices over the past several years, worldwide oil consumption continues to grow at a significant pace.  From 2003 to year end 2007, worldwide oil demand rose from 79.6 million barrels per day to 85.4 million barrels per day, an increase of 7.3%.1  During this period of rising demand the widely cited West Texas Intermediate (“WTI”) spot price went from an annual average of $31.00 per barrel to $72.40 per barrel, closing just under $100 per barrel in November 2007.   Indeed recent prices have exceeded $100 per barrel and have reached highs of $115 per barrel.  The sharp increase in global oil prices has resulted primarily from strong economic growth in developing countries, especially China and India, geopolitical instability in major oil producing regions such as Iran, Iraq, Nigeria and Venezuela and unusually low world oil inventories resulting from very little upstream spare capacity and at times downstream capacity that cannot process the available crude supply due to technical constraints, thereby raising prices for a wide range of crude oils.

The resilience of worldwide oil demand is evidenced by current demand forecasts showing steady increases even in today’s high-priced market environment.  The most recently published (May 2007) U.S. Department of the Interior Energy Information Administration (EIA) International Energy Outlook report projects global demand for oil to increase from 85.4 million barrels per day in 2007 to 97.3 million barrels per day in 2015, and grow to 110.4 million barrels per day in 2025.  The key driver to these forecasts is world GDP growth especially that of China, which EIA expects to average 6.0% annually.  Such robust GDP growth has already led to spikes in the production of consumer goods requiring oil and gas, such as automobiles.  Currently, China’s automobile market is the fourth largest worldwide and is growing at 20% per annum.2  Asia’s importance to future oil demand growth is further highlighted in the May 2007 Energy Information Administration International Energy Outlook report that projects Asia (including China and India) will account for 44% of the total world increase in oil through 2025.  The United States is projected to account for 16% of increased oil demand for the forecasted period.

While major oil companies and producing nations have been able to meet the rising oil demand, there is concern over the growing imbalance between rising demand and the rate of discovery of new oil supplies.  PFC Energy, an independent strategic advisory firm, warns that worldwide consumption of oil is more than double the rate of new oil discoveries.  Additionally, the reserve replacement ratio, which is a measurement of how oil supplies are replenished, continues to fall.  In order to command the highest valuations, public oil companies seek to maintain a reserve replacement ratio of more than 100%. This valuation metric is driving the major oil companies to invest increasing amounts of their free cash flow in locating and developing new hydrocarbon reserves.

1 U.S. Department of the Interior, Energy Information Administration, July 2007 International Petroleum Monthly
2 Jim Hemerling, “China’s Carmakers at the Crossroads” BusinessWeek, May 30, 2006

World Oil Supply Basins

The Middle East continues to be the largest oil-producing region in the world, producing 26% of the 84.1 million barrels of daily global oil supply3.  North America is the third largest producing region, producing 14% of daily global oil supply, with the United States, the third largest producing country in the world, accounting for 55% of the North American total.  The former Soviet Union is also a main contributor to the global oil supply, producing 15% of daily output.  The following chart provides further details on the composition of daily oil supply by region.

World Oil Production by Region (as of Q3 2007)

Region	% of World Supply

Middle East	26%
North America	14%
Former USSR	15%
Africa	7%
Asia	6%
Latin America	7%
North Sea & OECD	7%
Natural Gas Liquids(a)	4%
Other Non-OECD	14%
Total	100%
Source:  U.S. Department of the Interior, Energy Information Administration, January 2008
International Petroleum Monthly
(A)  Includes condensates reported by OPEC countries, oil from non-conventional sources, e.g. Venezuelan Orimulsion (but not Orinoco extra-heavy oil), and non-oil inputs to Saudi Arabia.

U.S. Natural Gas Outlook

The outlook for natural gas is equally favorable.  While demand for natural gas remains high, largely because of the widespread use of natural gas as residential and commercial heating fuel and due to the increased use of natural gas as a clean-burning fuel for the generation of electric power, the supply of natural gas has been declining.    Whereas oil trades on a global market because it can be transported by tanker, the market for natural gas, which is primarily transported by pipeline, is almost entirely domestic.  The natural gas supply has become increasingly tight as America’s already developed oil and gas fields mature and legislation prohibits exploration in new basins.  Even if new basins, such as Alaska and Florida’s Gulf Coast, were open to exploration, it would be many years before the necessary infrastructure were built to process and transport newly discovered gas to market.  Between 2002 and 2007, annual domestic natural gas production was relatively constant at approximately 18.9 trillion cubic feet (“tcf”).  This production is supplemented by imports, which increased from 4.0 tcf to 4.2 tcf over this period.  Currently, imported gas comes principally from Canada through pipelines, and only a very small amount of gas is imported as liquefied natural gas (“LNG”) because of the high costs and lack of infrastructure necessary for LNG imports.  The very tight supply has resulted in sharply higher prices over the last several years.  The spot price of natural gas at the Henry Hub has risen from an annual average of $2.95 per mcf in 2002 to $7.12 per mcf in 2007, and many analysts predict this strong price environment to continue.

3  U.S. Department of the Interior, Energy Information Administration, January 2008 International Petroleum Monthly

Gulf of Mexico, Largest U.S. Oil and Gas Basin

The Gulf of Mexico is the largest U.S. producing oil and gas basin, ultimately responsible for 30% of domestic oil and gas supply.  For the calendar year 2007, the Gulf of Mexico is estimated to have produced approximately 850 million barrels of oil equivalent (mmboe).  The United States’ position as the world’s largest consumer of oil and gas and the growing domestic demand for oil and gas highlight how critical the Gulf of Mexico is to the country’s current and projected oil and gas market.  The U.S. currently accounts for 25% of global oil and gas demand, and with expected continued economic growth is projected to trail only China and India in incremental growth through 2025.

Development of oil and gas reserves in the Gulf of Mexico began in 1947 and grew steadily to approximately 15% of U.S. oil and gas production in the 1970’s and then to its current level of 30% of domestic supply levels.  With more than half a century of development, the Gulf of Mexico offers E&P operators a highly developed infrastructure network to support the exploration, production and delivery of oil and gas.  According to the Minerals Management Services (“MMS”) and IHS Energy’s PI/Dwights databases, as of April 2007, operators active in the region held rights to 1,632 producing leases containing 6,095 producing wells.  Other key advantages cited by operators active in the region include greater political stability, predictable economic conditions, prolific reserves and mature fields that can provide up to 10 to 15 years of cash flow.

Exploration and development in the Gulf of Mexico occurs both on the continental shelf, commonly referred to as “shallow water,” in water depths of up to approximately 600 feet, and beyond the margin of the continental shelf, where the sea bottom topography slopes away from the shelf and the water depths extend from 1,000 feet to deeper than 6,000 feet, the “deepwater.”  Over more than 50 years of activity in the Gulf of Mexico, an extensive network of production facilities, pipelines and supply depots has been developed.  In recent years, investment in this infrastructure has focused on deepwater projects as the industry has been successful in its exploration efforts in the deepwater.

Source: MMS, 2004

The prolific hydrocarbon resources in the Gulf of Mexico, the historically steady federal government royalties of 16.7% in shallow water and 12.5% in deepwater, and the installed infrastructure offer independent and major operators economic advantages in comparison to other oil basins of the world.  According to Apache Corporation, the largest leaseholder and second largest producer in the Gulf of Mexico, gross margins per barrel for oil and gas hovered between 75% and 85% from 2002 to 2006.

The MMS, the Department of Interior agency responsible for Gulf of Mexico oil and gas activities, periodically conducts lease “sales” covering specific areas of the Gulf of Mexico.  At these sales, qualified E&P Operators competitively bid for leasehold rights covering a federal lease block (typically a nine square mile area of the seabed) for a period ranging from five to 10 years, depending on water depth and other factors.  The bids are paid to the U.S. Treasury once the federal lease is awarded by the MMS, and the leases enable the lessee to undertake exploratory activity on the block during the life of the lease.

The lessee typically has completed preliminary analysis of the prospects of discovering oil and gas within the block prior to bidding and securing a lease on the block.  Once an oil company secures a lease, the block becomes the subject of continuing and detailed analysis to determine how confident the oil company’s technical staff is of its belief and recommendation that an exploratory well should be drilled.  The block and its proposed exploration process are then compared to the entire range of prospects that the oil company is considering, and if it is deemed suitable, the project is approved and the process of identifying operating partners commences.

The lessee analysis and preparation process can take from several months up to a number of years.  As a lease nears its expiry, an oil company has an incentive to commence exploratory drilling in order to avoid the lease block reverting to the MMS thereby forfeiting the sunk cost of the detailed analysis that the oil company has already performed. This aspect of oil company planning and budgeting is advantageous to Ridgewood Energy’s model, as it enables Ridgewood Energy to evaluate and invest in projects that are analytically mature and likely to begin drilling in the near future, thus avoiding commitments of funds with long lead times.

In the most recent lease sale for the Western Gulf of Mexico, held on August 7, 2007 the MMS received bids totaling $369.5 million covering 282 blocks.   In the most recent auction for the Central Gulf of Mexico, held in March 2006, the MMS accepted bids totaling $581.8 million covering 392 blocks.  A lease auction for the Central Gulf of Mexico occurred in October 2007.resulted in 1,428 bids totaling $524.5 million covering 723 blocks. The MMS is still reviewing the winning bids and has not yet awarded any leases.

The following table provides the lease expiration schedule for the years 2007, 2008, 2009 and 2010:

Gulf of Mexico Lease Expiration Schedule

	2007		2008		2009		2010		Total
	Leases	Acres	Leases	Acres	Leases	Acres	Leases	Acres	Leases	Acres
Deepwater	848	4,853,869	497	2,853,310	174	1,002,240	220	1,261,937	1,739	9,971,356

Shallow Water	383	1,895,373	440	2,119,106	499	2,475,417	359	1,780,636	1,681	8,270,531

Source:  Lexco Data Systems, Inc. (as of June 30, 2006)

Ridgewood Energy has reviewed more than 500 drilling opportunities since it began investing with major and large independent oil companies.  These opportunities have been identified and presented as a result of active business development activities by the Houston-based team and the interplay between the procedures governing Gulf of Mexico leases and the exploration planning and budgeting within oil companies active in the Gulf of Mexico.

Because the oil and gas industry has been operating in the Gulf of Mexico for more than 50 years, the participants in the industry are experienced in dealing with the weather conditions that prevail in the Gulf, including the periodic appearance of hurricanes, which can cause damage to E&P infrastructure.  The industry has developed engineering standards, access to insurance coverage and operating procedures designed to minimize personal and property loss and maximize the recoverability of its installations after weather events pass.

Hurricanes Katrina and Rita were unusually intense storms in the Gulf of Mexico, but the damage to industry installations and equipment in the Gulf was moderate.  While there was some damage to some of the larger rigs and platforms owned by major operators, the vast majority was confined to the longer standing, functionally obsolete facilities and equipment in the Gulf of Mexico.  The technologically inferior condition of many of these facilities left them particularly vulnerable to the Category 5 storms which struck the Gulf region and their resulting condition has rendered many of these older facilities inoperable for the foreseeable future.  However, in most cases, including all of Ridgewood Energy’s producing properties, output was suspended for only a short period of time during the storms, and was restored as soon as processing facilities in the Gulf and onshore were restarted.  One of Ridgewood Energy’s projects, West Delta 95, sustained damage to the exploratory well, which has required repairs and resulted in a delay in the drilling schedule.  Ridgewood Energy’s share of the repair costs was covered by insurance.  Additionally, the upward pressure on oil and gas prices that resulted from the 2005 hurricane season acted as a hedge on the temporary loss of output experienced by the industry.

Growth in Gulf of Mexico Proved Reserves

In a February 2006 report to Congress mandated by the Energy Policy Act of 2005, an assessment by the MMS indicated that more than 80 billion technically recoverable barrels of oil equivalent remain to be discovered in the Gulf of Mexico, distributed approximately 25% in shallow water and 75% in deepwater.  In addition, as seen from the chart below, successive reports by the MMS demonstrate that the amount of proved reserves has more than doubled since 2000.  This reflects an increasing level of technological sophistication in the methods used to identify reserves.   One of the primary elements of this technological sophistication has been an increase in the availability of three dimensional (“3-D”) seismic data.  3-D seismic data are huge volumes of digital energy recordings resulting from the transmission and reflection of sound waves through the earth. These large “data cubes” can be interpreted to reveal likely oil and gas accumulations. The increasing volume of recent, high-quality data and the availability of sophisticated analytical models running on powerful computers may reduce the inherent risks of traditional hydrocarbon exploration and allow imaging of previously hidden prospects.

Gulf of Mexico Proved Reserves

                Source: MMS

Gulf of Mexico E&P Opportunities

Shallow Water.  Ridgewood Energy’s prior track record has been primarily developed through investing in shallow water projects (typically at depths ranging from 20 to 350 feet) in the Gulf of Mexico.  Though oil and gas production in the shallow waters has declined since 1996, the shallow waters continue to be an important and viable component to the domestic oil and gas supply.  Oil from shallow water projects constituted 10% of the domestic oil supply in 2004 (Source: MMS).  Furthermore, the high level of infrastructure and technology already invested in the shallow waters serves to reduce risks and costs associated with E&P investing.  These favorable characteristics along with Ridgewood Energy’s extensive experience investing in shallow water projects continue to make shallow water projects a compelling investment opportunity.

Deepwater.  A combination of declining oil and gas production from shallow waters and recent technological advancements that allow companies to more accurately assess potential oil reserves and to recover/produce these reserves in deeper water levels (typically at depths in excess of 1,000 feet) has shifted the oil and gas sources of supply beyond the continental shelf and made the Gulf of Mexico the focal point of deepwater oil and gas E&P in the world.

Deepwater production is expected to double over the next decade, and the Gulf of Mexico oil production is expected to rise to 2.25 million barrels per day, or nearly 80% of total Gulf production, by 2011.  The MMS estimates that the deepwater region of the Gulf of Mexico may contain 56 billion barrels of oil equivalent, enough to meet current U.S. demand for more than 7 years.

IV.                   CATEGORIES OF SHARES

The Fund is offering Investors the opportunity to purchase either Investor GP Shares or Limited Liability Shares.  An Investor can not purchase both types of Shares and must designate whether he, she or it is purchasing an Investor GP Share or Limited Liability Share when the Investor completes the Subscription Agreement.  Both an Investor GP Share and Limited Liability Share cost $200,000 per Share and, except as set forth herein, each provides the Investor with the same rights and obligations as provided in the LLC Agreement including, without limitation, availability of the Early Investment Incentive or Advance Distribution.  The only differences between an Investor GP Share and Limited Liability Share are that a holder of an Investor GP Share (i) will be entitled to deduct against non-passive income all of the intangible drilling costs allocable to such holder while a holder of a Limited Liability Share will only be permitted to deduct such costs against other passive income, and (ii) will assume certain potential personal unlimited liability, while the liability of a holder of a Limited Liability Share is generally limited to  the loss of such holder’s investment in the Fund.

Tax Effects Associated with an Investor GP Share and a Limited Liability Share

The Fund’s oil and natural gas exploration activities will generate deductions including, without limitation, those associated with intangible drilling and development costs (“IDC”). See, Tax Aspects.   Because of the structure of the Fund, these deductions will flow through the Fund and may be reported as deductions by the Investors.  However, the deduction of these amounts varies depending on whether or not the Investor is actively engaged in the Fund’s business.  Because Investors are not actively engaged in the Fund’s business, net losses attributable to the IDC are treated as “passive losses” meaning that they are currently deductible only against other passive income of the Investor (or carried forward to offset future passive income). Holders of Limited Liability Shares will be subject to these “passive loss” rules.

However, because a holder of an Investor GP Share will be subject to potential personal unlimited liability, such holder is treated under the law as if he, she or it were actively engaged in the Fund’s oil and gas business.  As a result, a holder of an Investor GP Share is permitted to deduct the IDC currently against ordinary income.

Investor GP Share Conversion to Limited Liability Share

Under the LLC Agreement, all Investor GP Shares will be converted into Limited Liability Shares by the Manager when drilling activities that generate deductions are complete or at a time and in a manner prescribed by the Manager.  However, notwithstanding any such conversion, holders of Investor GP Shares will remain potentially liable for any debts or obligations of the Fund that arose prior to such conversion.

Liability Associated with an Investor GP Share and Limited Liability Share

Generally, a holder of a Limited Liability Share will not be personally liable for the Fund’s debts or obligations beyond loss of such holder’s investment in the Fund.  However, a holder of an Investor GP Share will be liable for the debts and obligations of the Fund, jointly and severally, with other holders of Investor GP Shares and the Manager. Therefore, in the event that Fund liabilities arise and such liabilities are not fully covered by insurance, other Fund assets, and the assets of the Manager, each Investor holding Investor GP Shares may potentially be liable for such excess amounts from his, her or its own personal assets.  However, notwithstanding any such potential exposure to personal liability, the actual risk that holders of Investor GP Shares will ultimately be liable for Fund debts and obligations is greatly mitigated because (i) the Fund will not incur debt to fund its investment and exploration activities but rather fund these activities through equity, (ii) other than the sale of the Fund’s oil and natural gas, the Fund will not engage in any market or trading activity that could result in potential liabilities, and (iii) both the Fund’s assets, including available insurance, and the Manager’s assets, would be available to creditors to satisfy such debts and obligations.  In addition, any potential liability is further limited because the Fund’s potential percentage liability for any claim is equal to the Fund’s percentage Working Interest, with the other Working Interest owners, including the Operator, being liable for their respective percentage share of liability.   Finally, as mentioned above, the Manager intends to convert all Investor GP Shares into Limited Liability Shares once the majority of drilling activities that allow for IDC deductions (those which provide the primary accelerated tax benefit of owning Investor GP Shares) are completed, which is expected to be 2 to 3 years after the close of the Fund.  This conversion, therefore, limits the period of time during which potential liabilities may accrue to owners of Investor GP Shares to those Fund activities that occurred prior to the conversion.  Finally, Ridgewood Energy currently carries insurance coverage on all the Ridgewood Energy Funds, with $50-$100 million of aggregate policy limits.  See, Section VI. Insurance.

Indemnification

Although Investor GP Shareholders remain potentially liable for the Fund’s debts and obligations, as set forth above, and may be subject to potential litigation related to such debts and obligations, the LLC Agreement provides that the Manager will indemnify, defend and hold harmless Investor GP Shareholders against any claims, actions, liabilities and other damages resulting from the debts and obligations of the Fund and their status as Investor GP Shareholders.  Such indemnification will not have an adverse impact on the tax benefits associated with Investor GP Shares.  Investor GP Shareholders, however, should be aware that such indemnification will be paid from and limited by the net worth of the Manager and, depending on such net worth at the time of indemnification may be insufficient to cover, in whole or in part, the indemnification liability.  See, Risk Considerations.

Notwithstanding indemnification, if obligations incurred by the Fund are the result of the negligence or misconduct of an Investor GP Shareholder, or the contravention of the terms of the LLC Agreement by such Investor GP Shareholder, then the foregoing indemnification by the Manager will be unenforceable as to such Investor GP Shareholder and such Investor GP Shareholder will be liable to all other Investors and the Manager for damages and obligations resulting therefrom.

NOTWITHSTANDING THE EXISTENCE OF INSURANCE, INDEMNIFICATION AND OTHER MITIGATING FACTORS, INVESTORS CONSIDERING PURCHASING AN INVESTOR GP SHARE ARE ADVISED TO CONSULT WITH TAX, INVESTMENT AND LEGAL ADVISERS TO DETERMINE WHETHER THE TAX BENEFITS OUTWEIGH THE POTENTIAL LIABILITY.   See, Risk Considerations.

CIRCULAR 230 NOTICE.  THE FOLLOWING NOTICE IS BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE U.S. INTERNAL REVENUE SERVICE: (1) ANY U.S. FEDERAL TAX ADVICE CONTAINED HEREIN, INCLUDING ANY OPINION OF COUNSEL REFERRED TO HEREIN, IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED HEREIN; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

V.                     MANAGEMENT

The Ridgewood Companies, founded by Robert E. Swanson, began in 1982 with Ridgewood Energy Corporation. In 1991, Ridgewood Renewable Power, LLC was formed to manage a series of investment programs focusing on the independent renewable electric power generation industry. Ridgewood Renewable Power has sponsored twelve funds that have invested primarily in environmentally friendly power plants such as landfill gas-fired, biomass-fired, and hydroelectric generating facilities.  In 1998, Ridgewood Capital Management, LLC was formed to take advantage of the dramatic growth in the technology sector.  Since then Ridgewood Capital has sponsored seven investment funds which have invested in private technology companies.

As the Manager of the Fund, Ridgewood Energy will have direct and exclusive discretion in management and control of the affairs of the Fund.   Ridgewood Energy has sponsored and managed oil, natural gas and other related natural resource investment funds which have acquired lease interests, financed them and participated in making exploration, development, production, and marketing decisions.

Ridgewood Energy began by organizing investment programs in the oil and gas industry for high net-worth individuals.  From the outset, Ridgewood’s programs focused on returning high-yielding cash dividends to investors over an extended period of time combined with certain tax benefits.  Later programs de-emphasized the tax benefits and  focused on revenues and profitability.  Capital raised from investors has been used to purchase interests in operations designed to extract oil or natural gas from underwater deposits, mainly in the Gulf of Mexico.

THE PERFORMANCE OF PREVIOUS RIDGEWOOD PROGRAMS IN OTHER GULF OF MEXICO PROJECTS OR OF OTHER OPERATIONS IN SIMILAR OR CONTIGUOUS PROPERTIES SHOULD NOT BE CONSIDERED TO PROVIDE ANY ASSURANCE THAT THIS FUND WILL BE SUCCESSFUL OR GENERATE A PROFIT.  SEE EXHIBITS B AND C FOR RIDGEWOOD ENERGY’S TRACK RECORD.

Ridgewood Energy’s executive team includes:

Robert E. Swanson, age 61, is the Chairman, Chief Executive Officer, and President and controlling shareholder of Ridgewood Energy and is Chairman of the Investment Committee.  He is located in Ridgewood Energy’s New Jersey office.  Robert Swanson founded Ridgewood Energy in 1982.  In addition to being the Chairman and CEO of Ridgewood Energy, Robert Swanson is Chairman of Ridgewood Renewable Power and Chairman of Ridgewood Capital Management.  Since 1982, Robert Swanson has sponsored and been a principal of private investment programs involved in power plants, related infrastructure projects, oil and gas exploration and production, and venture capital totaling in excess of $2.0 billion.  Prior to forming the Ridgewood Companies, Robert Swanson was a tax partner at the former New York and Los Angeles law firm of Fulop & Hardee and an officer in the Trust and Investment Division of Morgan Guaranty Trust Company.  His specialty was in personal tax and financial planning, including income, estate, and gift tax.  Robert Swanson is a member of the New York State and New Jersey bars.  Robert Swanson earned his A.B. degree from Amherst College and received his J.D. from Fordham University Law School.

Robert L. Gold, age 50, is Executive Vice President of Ridgewood Energy and a member of the Investment Committee. He is located in Ridgewood Energy’s New Jersey office.  Mr. Gold joined the Ridgewood Companies in 1987.  Mr. Gold has been active in the acquisitions and private equity arena since the mid-1980s. Mr. Gold is also the President of Ridgewood Capital since its inception in 1998.  As such, he has directed the investment programs of the prior venture capital programs.  Prior to joining the Ridgewood Companies, Mr. Gold was a corporate attorney at the law firm of Cleary, Gottlieb, Steen & Hamilton from 1985 to 1987, where his experience included mortgage finance, mergers and acquisitions, public offerings, tender offers, and other business and legal matters.  He also served as a Law Clerk for Federal Judge Charles P. Sifton.  Mr. Gold earned his B.A. degree from Colgate University and received his J.D. from New York University Law School.

Adrian W. Doherty, age 54, is Executive Vice President of Ridgewood Energy and a member of the Investment Committee. He is located in Ridgewood Energy’s New Jersey office.  He joined Ridgewood Energy in 2006 after a 30-year career as an investment banker to the energy industry.  He has had extensive banking and advisory experience with virtually all of Ridgewood Energy’s existing and prospective operating partners in the Gulf of Mexico.  Mr. Doherty was a founding director of Anzon Energy Limited, a start-up E&P company with activities in Indonesia and Australia, which is currently listed on the London Stock Exchange.  Mr. Doherty earned his A.B. degree in Geology magna cum laude from Amherst College and his M.B.A. from the Wharton School of the University of Pennsylvania.

W. Greg Tabor, age 48, is Executive Vice President of Ridgewood Energy and a member of the Investment Committee.  He is located in and heads Ridgewood Energy’s Houston, Texas office.  Mr. Tabor joined Ridgewood Energy in 2003.  He has been active in the oil and gas exploration, production and transaction business for over 20 years.  Prior to joining Ridgewood Energy, Mr. Tabor worked for several major and large independent oil companies, including El Paso from 2001 to 2003, Santa Fe Energy from 1989 to 2000 and British Petroleum from 1983 to 1987. Mr. Tabor’s experience has included offshore exploration, mergers, acquisitions and divestiture transactions, new opportunity/business development and contract negotiation.  Mr. Tabor is a Certified Professional Landman (CPL) and is a member of the American Association of Petroleum Landmen, the Houston Association of Petroleum Landmen and the Independent Petroleum Association of America.   Mr. Tabor earned his B.S. degree in Petroleum Land Management from the University of Houston.

Kathleen P. McSherry, age 42, is Executive Vice President, Chief Financial Officer and Assistant Secretary of Ridgewood Energy and is a member of the Investment Committee.   She is located in Ridgewood Energy’s New Jersey office.  Ms McSherry joined Ridgewood Energy in 1987 as Assistant Controller and was promoted in 1994 to Controller. In addition, Ms. McSherry serves as Vice President of Systems and Administration of Ridgewood Renewable Power.  Prior to her employment at Ridgewood Energy, Ms. McSherry worked in the Trust department for Midlantic National Bank.  Ms. McSherry holds a Bachelor of Science degree in Accounting.

Matthew E. Swanson, age 28, is Vice President of Ridgewood Energy and is a member of the Investment Committee. He is located in Ridgewood Energy’s New Jersey office. Matthew Swanson first joined the Ridgewood Companies in 2002, primarily working on the formation of the Ridgewood Renewable PowerBank Funds.  In the fall of 2003, Matthew Swanson entered law school, while continuing to work part-time on projects for Ridgewood Renewable Power and Ridgewood Energy. He returned to the Ridgewood Companies full-time in 2007 after completing law school.  During law school, Matthew Swanson worked in the Investment Management Division of the Securities and Exchange Commission and in the Tax Department of the New York law firm Chadbourne and Parke. During his undergraduate studies, he was a summer analyst in Goldman Sachs' Investment Banking Division.  Matthew Swanson received his J.D., with honors, from Harvard Law School, where he focused on corporate, securities, and tax law. While attending law school, he taught economics to Harvard undergraduates, for which he received the Harvard University Center for Undergraduate Education Teaching Award and was one of only five teachers to receive the Allyn Young Teaching Prize in Economics.  Matthew Swanson received his A.B., magna cum laude, from Harvard University, where he concentrated in economics and was elected to Phi Beta Kappa.  While working towards his J.D., Matthew Swanson also earned a Master's Degree (LL.M.) in Commercial Law from the University of Cambridge, England.  Matthew Swanson is also a member of the New Jersey State Bar.

Daniel V. Gulino, age 47, is Senior Vice President, General Counsel and Secretary of Ridgewood Energy.  He is located in Ridgewood Energy’s New Jersey office. He began his legal career as an associate for Pitney, Hardin, Kipp & Szuch, a large New Jersey law firm, where his experience included corporate acquisitions and transactions.  Prior to joining Ridgewood, Mr. Gulino was in-house counsel for several large Fortune 500 companies, including Constellation Power Source, Inc. (now part of Constellation Energy, Inc.), PPL Resources, Inc., and Alumax, Inc. (now part of Alcoa).  Mr. Gulino is a member of the New Jersey State Bar and Pennsylvania State Bar.  He is a graduate of Fairleigh Dickinson University and Rutgers University School of Law – Newark.

Kenneth D. Webb, age 53, is Ridgewood Energy’s Geoscience Manager and is located in the Houston, Texas office. Mr. Webb has over 30 years of experience in the U.S. oil and gas industry, mainly in the onshore and offshore Gulf of Mexico area. His responsibilities include the geoscience evaluation of exploration and development opportunities presented to the company, and maximizing the potential of Ridgewood properties.  Prior to joining Ridgewood, Mr. Webb worked for several large independent exploration and development companies, including Enserch, Transco, CNG, and Seagull Energy, and has held positions ranging from Staff Geologist to Vice President of Exploration. In addition, Mr. Webb held the position of Geoscience Manager for an independent acquisition and divestment company immediately before joining Ridgewood.

Randy A. Bennett, age 48, is Land Manager and is located in Ridgewood Energy’s Houston, Texas office. Mr. Bennett has more than 20 years of experience in the domestic U.S. oil and gas exploration and production business.  Prior to joining Ridgewood Energy, Mr. Bennett was employed by both independent and major oil and gas exploration and production companies including Sabine Corporation, Conoco, and most recently, 6 years with Unocal.   He is responsible for offshore Gulf of Mexico shelf and deepwater exploration activities, production operations, business development, and regulatory affairs.  Mr. Bennett received a Bachelor of Science degree in Petroleum Land Management from the University of Houston, is a Registered Professional Landman (RPL), and is an active member of the American Association of Professional Landmen, Houston Association of Professional Landmen and the Professional Landman’s Association of New Orleans.

Harvey J. Dupuy, Jr., age 57, is Engineering/Operations Manager of the Manager and is located in Ridgewood Energy’s Houston, Texas office. He joined the Manager in January of 2005. Mr. Dupuy has over 34 years of experience in the U. S. oil and gas industry, mainly in the Gulf of Mexico area. His responsibilities include evaluation of the production and reservoir engineering aspects associated with the prospects and oversight of the drilling, production and facility operations performed by the Operator on each project. Prior to joining Ridgewood Energy, Mr. Dupuy worked for several major and independent oil companies, including Pennzoil, BP and PG&E Resources and has held positions ranging from Staff Petroleum Engineer to VP-Operations.  Mr. Dupuy is a 1971 graduate from University of Southwestern Louisiana (aka University of Louisiana-Lafayette) with a Bachelor of Science degree in Petroleum Engineering. He is a member of the Society of Petroleum Engineers and American Petroleum Institute. He is a second generation petroleum engineer following his father, who worked for Chevron from 1948–1984.

Mirna Valdes, age 44, is the Manager’s Vice President of Investor Relations.   She is located in Ridgewood Energy’s New Jersey office. Ms. Valdes joined Ridgewood Energy in 1987 as Marketing Coordinator and was promoted in 1995 to Assistant Vice President.  Prior to her employment at Ridgewood Energy, Ms. Valdes worked at WABC-TV, New York. Ms. Valdes graduated from Taylor Business Institute.

Registered Investment Adviser

In February 2007, Ridgewood Energy Corporation received approval from the SEC of its application to become a registered investment adviser under the  Advisers Act  Generally, the Advisers Act requires registration with the SEC of any person or entity that is engaged in the business or holds itself out as engaging in the business of providing advice to “clients” regarding securities.   Under the Advisers Act regulatory structure, Ridgewood Energy’s clients are the funds it promotes, sponsors and manages, as opposed to the individual investors who invest in the Ridgewood funds.  The SEC rules promulgated under the Advisers Act provide certain exemptions from registration under which Ridgewood Energy has been operating. However, given the growth of its business, those exemptions were no longer available, thus prompting Ridgewood Energy’s registration.  The Advisers Act imposes a regulatory structure upon advisers that is intended to safeguard client funds and securities and imposes a regulatory reporting regime as well as a required code of ethics.  Although these reporting requirements will increase certain costs, they nonetheless provide additional safeguards to clients and investors by making clients (and individual investors), as well as the SEC, more aware of Ridgewood Energy’s investment activities. As part of these reporting and disclosure requirements, Ridgewood Energy is required to deliver to existing investors and to provide to prospective investors Part II of Form ADV.  Form ADV is the form used to register with the SEC.   Part I of Form ADV is filed with the SEC, while Part II is provided to investors and prospective investors.   Part II provides certain information about Ridgewood Energy including, among other things, background information on certain Ridgewood Energy personnel, general fee structure and other information. Much of the information in Form ADV Part II is also set forth in this Memorandum.   Ridgewood Energy’s current Form ADV, Part II is attached hereto as Exhibit F.

VI.                   INSURANCE

Ridgewood Energy has obtained and maintains what it believes to be adequate and economic insurance for the funds that Ridgewood Energy manages.  Currently, the Ridgewood Energy Funds collectively carry (i) $50 million of coverage for projects in which the AFE drilling costs of the project were less than $20 million and (ii) $100 million of coverage for Projects in which the AFE drilling costs of the project were in excess of $20 million.  These limits are separate coverages and, for example, the $100 million of coverage for Projects in which the AFE exceeded $20 million can not be used to satisfy claims on Projects in which the AFE was less than $20 million  Both the $50 million and $100 million aggregate coverage limits include maximum windstorm (e.g., hurricane and other weather related damage) limits, per occurrence and in the aggregate of $25 million, which was the most Ridgewood Energy could obtain in the market given the relatively recent hurricanes experienced in the Gulf of Mexico. As new Ridgewood Energy Funds are formed, they are added to the policy.  The Fund will likewise be covered by this insurance.  Ridgewood Energy’s past practice, which it anticipates will continue, has been to obtain insurance as a package that is intended to cover all of the Ridgewood Energy Funds, including the Fund.  While Ridgewood Energy believes that it has procured insurance sufficient to insure against most risks, the possibility does exist that, depending on the nature, amount and frequency of occurrences during a policy period (typically a year), insurance may not be adequate to cover the entire loss sustained, if any, by the Fund if other Ridgewood Energy Funds have incurred insurable damage in that policy period. See, Risk Considerations. Additionally, if the Fund incurs liability that is not covered by insurance or, because of policy limits or liabilities incurred by other Ridgewood Energy Funds, there is insufficient insurance available to cover any such liability, Investors who have purchased Investor GP Shares may be personally liable for such damages.

VII.                  SALVAGE FUND

The purpose of the salvage fund (the “Salvage Fund”), which is in the nature of a sinking fund, is to provide for the Fund’s proportionate share of the anticipated gross cost net of anticipated salvage value (“Anticipated Salvage Cost”) of dismantling production platforms and facilities, plugging and abandoning the wells, and removing the platforms, facilities and wells in respect of the Projects after the end of their useful lives, in accordance with applicable federal and state laws and regulations. There is no assurance that the Salvage Fund will have sufficient assets to meet these requirements, and any unfunded expenses will be a liability of the Fund; therefore, the Fund will deposit up to $1 million from Capital Contributions, in the aggregate, into the Salvage Fund which the Fund estimates to be sufficient to meet its potential requirements.  Any portion of the Salvage Fund that remains after the Fund pays its share of the actual salvage cost will be distributed to the Investors.  Payments to the Salvage Fund will reduce the amount of cash distributions that may be made to Investors by the Fund.

VIII.                 USE OF PROCEEDS

	Maximum Proceeds*		Minimum Proceeds
Total Proceeds From Offering**	$100,000,000	(100%)	$2,000,000	(100%)
Acquisition of or Participation in Projects and Fund Operations	83,000,000	(83%)	1,660,000	(83%)
Investment Fees	4,500,000	(4.5%)	90,000	(4.5%)
Selling Commissions	8,000,000	(8%)	160,000	(8%)
Placement Agent Fees	1,000,000	(1%)	20,000	(1%)
Organization, Distribution and Offering Fees	3,500,000	(3.5%)	70,000	(3.5%)

*The Manager, on behalf of the Fund, may in its sole discretion expand the offering up to $150,000,000 or more. ** Regardless of the gross proceeds of the Offering, the percentages associated with the Investment Fee (4.5%), Selling Commissions (8%), Placement Agent Fee (1%) and Organizational, Distribution and Offering Fee (3.5%) will remain the same.  The annual Management Fee (2.5%) will be included as a part of the operations of the Fund and/or temporary investments of the Fund.

The Fund may commence operations with minimum gross proceeds of $2,000,000 and a maximum of $100,000,000 (or $150,000,000 or more if expanded by the Manager).   After payment of the Investment Fees, the Selling Commissions, the Placement Agent Fees, and the Organizational, Distribution and Offering Fees, the Fund will have net funds of a minimum of $1,660,000 and a maximum of  $83,000,000 (or more if the Fund is expanded by the Manager) available for investment in the Fund’s Projects and operations.

IX.                   RISK CONSIDERATIONS

An investment in the Fund, and more generally any investment in natural gas and oil exploration and production, entails a significant degree of risk and, therefore, should be undertaken only by Investors capable of evaluating the risks of the Fund and bearing the risks it represents.  Each prospective Investor should consider carefully the risk considerations of purchasing Shares, including without limitation, those discussed below, and each should review the investment with his, her or its own legal, tax and financial advisors.

GENERAL RISKS OF NATURAL GAS AND OIL EXPLORATION, DRILLING, PIPELINES AND OPERATIONS

The Fund’s drilling activities may not be productive or successful either due to events beyond the Fund’s control or, alternatively, that the wells drilled by the Fund will be Dry-Holes.   The occurrence of either event will negatively impact the Fund’s operations and returns.

Ridgewood Energy’s past experience and results are not indicative of the Fund’s future results.  Although the Fund intends to invest in Projects when they are “drill-ready”, that is, when an oil and gas Operator has already spent a significant amount of time, capital and technical resources to reach an affirmative decision to proceed, there can be no assurance that the Fund’s exposure to “Dry-Hole” risk will be mitigated or that the Projects will have the drilling success rate anticipated by the Fund.  Neither the industry’s average drilling success rate of one successful Project out of every three Projects drilled, nor Ridgewood Energy’s historical success rate with respect to its Projects, is an indicator of the Fund’s future success rate.   Drilling for natural gas or oil in either shallow water or deepwater involves numerous risks, including the risk that the well will not contain commercially productive reservoirs. The costs of drilling, completing and operating wells are often uncertain and drilling operations may be curtailed, delayed or canceled, which among other things, may cause delays in the ability to take certain tax deductions (e.g., IDC).  A variety of factors that may cause such curtailment, delay or cancellation include:

•	Unexpected drilling conditions;
•	Pressure or irregularities in formations;
•	Equipment failures or accidents;
•	Fires, explosions, blow-outs and surface cratering;
•	Marine risks such as capsizing, collisions and hurricanes;
•	Adverse weather conditions;
•	Shortages or delays in the delivery of equipment; and
•	Governmental action or inaction.

Drilling activities may not be successful and, if unsuccessful, could have an adverse effect on future results of the operations and financial condition of the Fund. While all drilling, whether exploratory or developmental, involves these risks, exploratory drilling involves greater risks of Dry-Holes or failure to find commercial quantities of natural gas or oil. Therefore, drilling activities may be unprofitable, not only from non-productive wells, but also from wells that do not produce natural gas or oil in sufficient quantities or quality to return a profit on the invested capital.

The Fund’s Projects will be located in the Gulf of Mexico, an area that is exposed to severe weather-related catastrophes.

Because the Fund will invest in the Gulf of Mexico, it will be exposed to the potential for significant losses resulting from natural disasters and other catastrophic events such as hurricanes, earthquakes, and severe weather.  The incidence and severity of catastrophes are inherently unpredictable, and 2004 and 2005 both had unusually high levels of severe hurricanes, although 2006 and 2007 saw very limited hurricane activity.  As a result the frequency and severity of hurricanes can not be predicted and it cannot yet be determined if there is a trend toward more frequent and severe hurricanes.  Moreover, Ridgewood Energy’s has obtained insurance to cover any potential damage from weather-related occurrences, but such coverage is limited to $25 million for any one occurrence and in the aggregate for the policy period.

The actual costs to drill a well can materially exceed estimates due to cost overruns, which may increase the risks associated with the Project.

When the Fund invests in a particular Project, the Operator will generally provide what is referred to as an “AFE” or “authorization for expenditures”.  The AFE(s) for a particular Project generally represents the  costs associated with the first exploratory well on that Project and not the development costs should the well be successful.  Such costs are generally an estimate made by the Operator after considering numerous factors, such as water depth, drilling depth, seismic information, and equipment costs and availability.  Notwithstanding the Operator’s best estimates of drilling cost, the actual drilling of the well may result in cost overruns that materially increase such costs.   Cost overruns can occur for any number of reasons including but not limited to, weather delays, equipment unavailability, pressure or irregularities in formations and other risks identified herein.  Ridgewood Energy has instituted a policy designed and intended to mitigate the Fund’s exposure to the risks of cost overruns.  See, Investment Strategy and Process; Investment Screening and Selection Process, Portfolio Diversification/Capital Risk Management.  Notwithstanding the implementation of and adherence to this policy by Ridgewood Energy, the risk still exists that cost overruns may occur on a particular Project in excess of budgeted or estimated amounts.   In such event, the Fund has little choice but to pay these cost overruns or potentially be subject to legal action by the other Working Interest owners and, perhaps, loss of its interest in the Project.  Significant cost overruns will increase the risk associated with the Project as additional Fund capital that would otherwise be used for other Projects is being allocated to cover the overruns.

Exploration in deepwater involves additional risks not necessarily found in shallow water exploration.

Generally, exploration and production activities in deepwater follow the same principles as in shallower waters and with the same associated risks, although deepwater exploration drilling presents additional challenges beyond those faced in shallower waters. Given the water depths, drilling, development and production activities tend to be more complicated and expensive. For example, for both drilling and production, platforms fixed to the seafloor may be both impractical and cost prohibitive depending on the water depths.  In such cases, drilling and production activities would be undertaken by floating drilling rigs and production systems.  These floating systems may be more costly and, in light of increased activity in deepwater, may be in short supply and thus more difficult to obtain and schedule. In addition, transportation and gathering systems are more prevalent and less costly in the shallow waters of the Gulf of Mexico. In many deepwater areas of the Gulf of Mexico, transportation infrastructure is either inadequate or non-existent, pressures are greater, the water colder, and ocean currents stronger, all of which may make exploration and production in deepwater more costly and time consuming than in shallow waters.

Reserve data, prices and future net revenue estimates are uncertain and may be wrong.

In making investment decisions, Ridgewood Energy performs its own geological analysis, review and evaluation of a Project’s engineering and geological data, including but not limited to, 3-D seismic data, volumetrics, potential reservoir size and characteristics data, potential future rates of production and timing of future expenditures.   In addition, Ridgewood evaluates the current and potential future conditions in the oil and natural gas market, including supply and demand and price projections.  Based on the review and analysis of this material, Ridgewood makes its own estimates of the Project’s potential reserves and potential revenue.   When making such estimates and projections, Ridgewood typically reviews data provided by the Operator or other third-party data provider that it deems to be reliable.  However, unless otherwise noted (such as when data may be provided by third-party reserve engineers) any material or information that Ridgewood will provide to Investors regarding a Project’s potential reserves and revenue will be based on Ridgewood’s internal geological and market analysis.   The results of such evaluation are not always precise and, in the past, have not been correct, particularly with respect to new discoveries.  In any event, future performance that deviates significantly from the reserve assumptions could have a material adverse effect on the Fund’s operations, business and prospects, as well as on the amounts and carrying values of such reserves.

The Manager has yet to identify or invest in any Project.

The Fund expects to utilize the net proceeds from this Offering for the acquisition, exploration and development of as yet unidentified Projects.  As a result, prospective Investors may not have an opportunity to evaluate any such Projects before investing, nor will they participate in the selection of such Projects after investment in the Fund.  Consequently, prospective Investors will be relying upon the judgment of the Manager for such investment decisions.

Investments and cash flow estimates depend heavily on the price of oil and natural gas and are subject to risks beyond the Fund’s control.

The Fund’s revenues, profitability, and cash flow are highly dependent on the Manager’s ability to market the Fund’s oil and gas and on the price of such oil or gas.  The price of the commodities is affected by numerous factors beyond the Fund’s control such as global supply and demand, political stability in Africa, the Middle East, South America and other areas, as well as many other factors.  These prices historically have been very volatile.  There can be no guarantee that these prices in the future will be accurate or will be sufficient to make a profit on the sale of the Fund’s natural gas or oil.

Operating risks may cause substantial losses and insurance may not protect the Fund against all these risks.

Ridgewood Energy carries insurance on all of its Projects.  Ridgewood carries certain deductibles generally at standard industry levels that must first be paid before collecting under the policy.  In addition, the Operating Agreement normally requires the Operator to carry insurance to cover its activities under the Operating Agreement.  Nevertheless, risks include: fires; explosions; blow-outs; uncontrollable flows of gas, formation water or drilling fluids; natural disasters; pipe or cement failures; casing collapses; abnormally pressured formations; acts of terrorism; and environmental hazards such as leaks and pipeline ruptures.  Insurance to cover some of these risks may be prohibitively expensive or unavailable, particularly as to acts of terrorism.

Offshore operations are subject to a variety of operating risks peculiar to the marine environment, such as capsizing, collisions and damage or loss from hurricanes or other adverse weather conditions. These conditions can cause substantial damage to facilities and interrupt production. As a result, the Fund could incur substantial liabilities that may not be covered entirely by insurance that could reduce or eliminate the capital available for exploration and development programs and acquisitions, or result in loss of its interest in the Projects.

The Fund’s interest in a Project may be subject to risk due to certain delays of the MMS in transferring title of such interest to the Fund.

The Fund will acquire a Working Interest in Projects from Operators who themselves have acquired the Working Interests in auctions sponsored by the MMS.  Although the Fund will have contractual rights to the Projects it acquires, until the MMS transfers title to the Working Interest from the Operator to the Fund, there is some risk that should the Operator go bankrupt during that period its creditors may seek to void those contracts and potentially seek to attach and obtain such Working Interest. In such event, the Fund will have to litigate the issue, which increases costs, and, if unsuccessful, could suffer the loss of the Working Interest.

The Fund has not yet entered into an agreement to sell the oil or gas produced from its Projects and the price for such oil and gas has not been determined.

The Fund has not yet entered into an agreement with a third party to sell the oil or gas produced from the Projects and may choose not do so, opting instead to sell the oil or gas to the market.   As a result, the Fund can not determine at this time whether and to what extent it will be able to sell its oil or gas production nor can it determine prices it may receive for such production.  The Fund’s ability to sell its production and the prices it will receive for that production will have a direct impact on its profitability and the distributions to Investors.

The Fund will be subject to the credit risk of the customers to whom it sells its oil or gas.

The Fund intends to market its oil or gas to various potential customers.   The Fund will be subject to the credit risk of such potential customers in that if they fail or are unable to pay for the oil or gas sold, the Fund will suffer from uncollectible accounts receivable, which will reduce revenues and ultimately distributions to Investors.

Government regulation may affect the Fund’s operations or the price of the Fund’s oil and gas.

The energy exploration, drilling and development business could be subject to additional government regulation under which, among other things, rates of production from wells may be regulated. In addition, existing government regulations or statutes that are favorable to the Fund may be amended in a manner that is adverse to the Fund or deleted altogether, which could have a detrimental impact on the Fund.

Government regulations may also impact the market for the Fund’s natural gas or oil, which could adversely affect the price at which such gas or oil is sold. Government regulations affecting environmental matters or offshore drilling and exploration activities could adversely impact the Fund’s activities. While the gathering and processing activities are generally not subject to rate regulation, under certain circumstances, the Federal Energy Regulatory Commission may attempt nevertheless to exercise such jurisdiction.   The Fund cannot predict the nature and extent to which such regulations or other political activity may affect the Fund’s operations.

The Fund must rely on third parties over which it has minimal or no control to operate its Projects.

Although the Operating Agreement does provide non-operating partners with certain rights regarding a Project, the day-to-day operations are controlled, managed, and conducted by the Operator.  The Fund does not own any drilling equipment nor does it maintain a staff for on-site operations.  Accordingly, the Fund must rely completely upon the Operators and other third parties over whom the Fund and Manager have little or no control for drilling and other operations with respect to the Projects in which it invests.  Moreover, the Manager is under no duty to share with Investors technical information regarding operations and drilling from the Operator.  As a result, Investors are relying exclusively on the Manager to adequately manage any such relationship with a third party.

The Working Interests in which the Fund will invest are jointly owned with other participants, including the Operator, and decisions about the Project may be controlled or influenced by these other participants.

It is anticipated that the Fund will own Working Interests in the Projects to be developed with persons unrelated to the Fund and the Manager.  Important decisions with respect to development activities, which may be detrimental to the Fund, are generally controlled or may be affected by the other owners of Working Interests in such Projects.   Finally, the Fund could be held liable for the joint activity obligations or the tort actions of such other Working Interest owners, which would result in potential liability for Investor GP Shareholders.

If the Fund’s co-participants fail to pay their portion of the lease acquisition, drilling, testing and, if appropriate, completion costs for any lease, there may be insufficient funds to perform such work.  If the Fund as a joint venturer or as a Working Interest owner does not contribute funds for additional wells proposed by other participants, the Fund will lose all of its rights to production from those additional wells.  Moreover, while the Fund will monitor and participate in decisions affecting exploration and development of the leases or wells in which the Fund acquires a Working Interest, decisions with respect to lease exploration and development activities are generally controlled by the Operator.  Further, the Fund will not originate and does not expect to operate any of the leases in which it acquires an interest.  For that reason, Investors must not only bear the risk that the Fund will be able to select suitable Projects, but also that, once acquired, such Projects will be managed prudently, efficiently and fairly by their Operators.

Because of the potential delays and long lead times associated with drilling and completing a well, Investors’ capital is invested in temporary investments while awaiting investment.

Ridgewood must allocate sufficient capital to Projects to cover not only the costs of drilling the well but also the capital required to develop the well should it be successful and other necessary items such as the Salvage Fund.  Until drilling of a well is complete and the well is either deemed successful or dry, Ridgewood cannot allocate this capital to other Projects nor can it be returned to Investors.   As a result, Ridgewood places this capital awaiting investment in Projects in separate accounts (each Ridgewood Energy Fund has its own segregated account) invested in Temporary Investments (as defined in the LLC Agreement).  As described above, there are potential Project delays with respect to oil and natural gas exploration which can be long and will delay the completion of drilling or development and thus production. Such delays in putting capital to use are typical and expected in this industry, as with any capital intensive industry, and constitute a risk of investment.   As a result, Investors’ capital may remain invested in such Temporary Investments, as opposed to Projects, for a significant period of time.

The Fund has limited capital and therefore its ability to invest in many Projects is likewise limited.   As a result, each unsuccessful well limits the Fund’s ability to generate revenue, exhausts its supply of capital and erodes the Fund’s ability to manage risk through diversification.

The capital raised by the Fund in this private placement is more than likely all the capital it will be able to obtain for investments in Projects.  Given its structure, obtaining traditional external sources of capital from public markets is unlikely and it is not practical to assume the Fund can raise additional funds through a supplemental offering or through debt financing. As a result, it has little, if any, ability to grow its business beyond its Projects or through investing its available cash in new Projects.  In any event, the number of Projects in which the Fund can invest will naturally be limited and each unsuccessful Project the Fund experiences, if any, will reduce its ability to generate revenue, exhaust its limited supply of capital, increase the risk associated with the remaining Projects, and limit the Fund’s Project diversity.   All these factors can have a negative impact on the operation and revenues of the Fund.

The Fund will invest in oil and natural gas projects, which are depleting assets and Investors should not expect capital gain or appreciation from the investment.

The Fund invests in Working Interests in oil and natural gas projects.  The oil and natural gas reserves are “depleted” as they are extracted.  These projects are intended to generate cash flow from such extraction and, as a result of such depletion, Investors should not expect capital appreciation from the Fund’s Projects.

The Salvage Fund may be insufficient to cover salvage costs and the Fund may be liable for the excess.

As indicated above, the Fund will create the Salvage Fund to cover certain Anticipated Salvage Costs. There is no assurance that the Salvage Fund will have sufficient assets to satisfy all such costs and the Fund may be liable for its percentage share of unfunded expenses.

Ownership of federal leases.

Federal law prohibits, with certain limited exceptions, the holding of interests in federal oil and natural gas leases by (i) persons who are not citizens, nationals or permanent resident alien of the United States and (ii) non-U.S. entities.  Since the Fund intends to acquire interests in federal leases, each Investor must disclose prior to investing in the Fund his or her nationality or, in the case of an entity, the country, state or territory of its formation.  The Fund will not accept a subscription from persons who are not United States citizens, nationals or permanent resident aliens or are non-U.S. entities.  If Ridgewood Energy determines, due to a change in law or regulations or their application, or for any other reason, that an Investor is prohibited from owning an interest in the Fund, such Investor may be required to transfer his or her Shares or withdraw from the Fund.  Any violation of Federal law could have a material adverse effect on the Fund.

PARTICULAR RISKS RELATED TO THE SHARES

The ability to transfer Shares is extremely limited and Investors must anticipate owning the Shares indefinitely.

Shares in the Fund will be an illiquid investment. There is no market for the Shares, and, because there will be a limited number of persons who purchase Shares and significant restrictions on the transferability of such Shares, it is expected that no public market will develop.  Moreover, neither the Manager nor the Fund will provide any market for the Shares.  Investors will generally be prohibited from selling or transferring their Shares except in the circumstances permitted under the LLC Agreement, and all such sales or transfers require the consent of the Manager, which may withhold such consent in its sole discretion.  Accordingly, an Investor will have no assurance that he, she or it can liquidate his, her or its investment in the Fund and must be prepared to bear the economic risk of the investment until the Fund is terminated and dissolved.

The illiquidity of and other significant risks associated with an investment in the Fund make the purchase of Shares suitable only for an Investor who has substantial net worth, who has no need for liquidity with respect to this investment, who understands the risks involved, who has reviewed this Memorandum and the Exhibits hereto and the risks involved with his, her or its tax, legal and investment advisors, who can sustain the complete loss of the investment, and who has adequate means of providing for his, her or its current and foreseeable needs and contingencies.

If the Fund experiences a significant number of Dry-Holes, it will likely not be able to provide a reasonable or any return to Investors.  Several of the prior Ridgewood Energy Funds have experienced significant numbers of Dry-Holes.

Industry experience indicates that approximately one in three exploratory projects will be commercial discoveries and that the rest will be Dry-Holes, in which case the capital spent on the exploratory well will be lost.   Until an exploratory well is drilled, there is no way to determine if it will be a success or a Dry-Hole.  If the Fund experiences more Dry-Holes than expected, the Fund’s remaining Projects, even if successful, will likely not be able to provide a reasonable return to Investors.  For a more detailed historical analysis of such capital costs for Ridgewood Energy’s Gulf of Mexico active production sites, please refer to the “Alphabet Funds Well/Project Track Record” data contained in Exhibit C.  There is no guarantee that the Fund will be able to invest in any successful Projects and therefore there can be no assurances that the Fund will realize or sustain the industry standard of a one in three success rate.

Investors will not be able to participate in the management of the Fund and must rely exclusively on the Manager.

Investors will not have the right, power or authority to participate in the ordinary and routine management of the Fund or the Projects or to exercise control over the decisions of the Fund.  Under the LLC Agreement, the Manager is granted the exclusive right to manage, control and operate the affairs and business of the Fund and to make all decisions relating thereto and will have full, complete and exclusive discretion with respect to all such matters. Accordingly, no prospective Investor should purchase any Shares unless the prospective Investor is willing to entrust all aspects of management of the Fund to the Manager.

Dependence on key personnel.

The success of the Fund will be highly dependent on the expertise and performance of the Management Team.  See, Investment Strategy and Process – Investment Process.  There can be no assurance that the Management Team will continue to be associated with the Manager or any of its affiliates throughout the life of the Fund, as they are under no contractual obligation to remain with the Manager or any of its affiliates for all or any portion of the term of the Fund.  The loss of the services of one or more of these individuals could have a material adverse effect on the performance of the Fund.  Furthermore, although investment professionals employed by Ridgewood Energy will commit a significant amount of their business efforts to the Fund, they are not required to devote all of their business time to the Fund’s affairs.  They will continue to manage Ridgewood Energy’s other investments, may manage successor funds and may devote business time to other aspects of Ridgewood Energy’s business.

Holders of the Investor GP Shares may be personally and fully liable for the Fund’s debts and obligations and could potentially lose their entire personal net worth. Although the Manager has procured insurance, such insurance may not be sufficient or available to cover Fund liabilities.

By accepting personal liability, each holder of an Investor GP Share is jointly and severally liable for the Fund’s debts and obligations.  By being jointly and severally liable, a creditor may choose to seek damages from one holder of an Investor GP Share or all such holders.  Therefore, depending on circumstances, one holder of an Investor GP Share could potentially be liable for all such debts and obligations of the Fund to the extent that such debts and obligations cannot be satisfied out of the Fund’s assets, including insurance.

While the Manager believes that it has procured insurance sufficient to insure against most risks, no assurance can be given that unusual circumstances, events, accidents or environmental or weather-related damage will not occur and result in liabilities in excess of insurance limits or other events not usually insured against.  In such event, (i) the Fund’s remaining assets will be at risk to satisfy such debts and obligations; (ii) the Manager’s assets will likewise be at risk to satisfy such debts and obligations, thus affecting the amount and availability of any Investor GP Shareholder indemnity; and (iii) each holder of Investor GP Shares could potentially lose his, her or its entire net worth if the amount of such holder’s liability exceeds the value of such holder’s personal assets.

The Manager has agreed to indemnify Investor GP Shareholders from and against any Fund liability for which they become liable.  Such indemnification, however, is subject to and limited by the amount and availability of the Manager’s net worth, which may not be sufficient to provide such indemnification.

A significant financial loss by the Manager could result in its inability to indemnify the holders of Investor GP Shares for personal losses, if any, suffered because of Fund liabilities.  As a result of the Manager’s management of other Ridgewood Energy Funds and because of the Manager’s liability to third parties, the Manager’s net worth is at risk of reduction if it suffers a significant financial loss.  Because the Manager is primarily responsible for the conduct of the Fund’s affairs as well as the affairs of other Ridgewood Energy Funds, a significant adverse financial reversal for the Manager could result in its inability to pay for Fund debts and obligations and provide indemnity to Investor GP Shareholders.  As a result, the Investor GP Shareholders might be personally liable for payments of the Fund’s liabilities and obligations.  Therefore, the Manager’s financial incapacity could increase the risk of personal liability to Investor GP Shareholders because the Manager would be unable to indemnify Investor GP Shareholders for any personal losses they suffered arising from the Fund’s operations.

Investors are liable for the improper use of confidential Fund information and are restricted from organizing and participating in certain tender offers for the Fund’s Shares.

The LLC Agreement imposes liability on Investors for the improper acquisition and use of the Fund’s confidential information, whether obtained from the Fund or pursuant to any other legal means, including, with certain exceptions, the disclosure of such information to any third party.  In addition, the LLC Agreement prohibits an Investor from obtaining and using the list of Investors for purposes of conducting a “mini-tender” offer.  If an Investor violates these provisions of the LLC Agreement, he, she or it may be subject to damages which may include, without limitation, the damages to the Fund and Manager, including legal fees and other costs incurred by the Fund or the Manager, as a result of the Investor’s breach of these provisions of the LLC Agreement.

There will be limited ability to sell or transfer interests in underperforming Projects such that the Fund will be required to own its interest in such Projects indefinitely.

The Fund's interests in the Projects will be illiquid.  The Fund does not anticipate selling its interests, or any part thereof, in the Projects.  Moreover, there will likely not be any market for the sale of an interest in an underperforming Project such that the Fund will own such interest for the life of the Project.  However, if the Fund were to attempt to sell any interest, a successful sale would depend upon, among other things, the operating history and prospects for the well or interest therein being sold, proven natural gas or oil reserves, the number of potential purchasers and the economics of any bids made by them and the current economics of the natural gas or oil market. In addition, any such sale may result in adverse tax consequences to the Fund and Investors.

Ridgewood Energy has limited experience investing in deepwater Projects.

Ridgewood Energy has historically invested primarily in the shallow waters of the Gulf of Mexico.  However, technological advancements now allow companies to more accurately assess potential oil reserves and to recover and produce these reserves in deepwater levels.  Consequently, Ridgewood Energy now believes, and its forward pipeline of potential investments indicates, that an increasing number of the most attractive opportunities with the largest potential reserves are located in deepwater Projects which typically require greater amounts of capital and more time to develop.  Drilling in deepwater generally presents challenges far beyond those experienced by energy companies in shallower waters. For example, because of the extreme water depths, drilling platforms with rigid frames attached to the sea floor are cost prohibitive. Deepwater operations must accommodate extremely high pressures in the cold and dark recesses of the ocean bottom.  Risers, the pipes which connect the drilling platform to the well, are exposed over considerable length (now exceeding 10,000 feet, or approximately 2 miles) to the straining pressures of multiple ocean currents.  For all these reasons, the cost of developing a single deepwater field can exceed $1 billion, with costs likely to increase as operations are conducted in even deeper waters.  Ridgewood Energy has had limited experience with time intensive deepwater Projects and the hazards facing such Projects and there can be no assurance that it will be able to successfully manage such Projects.

The Fund does not have an operating history.

The Fund has recently been organized to make investments in Projects approved by the Manager.  The Fund has not, as of the date of this Memorandum, made any such investments.  Although the Ridgewood Energy team has prior experience, both together and separately, relating to investments in oil and gas exploration and development, the Fund has no operating history upon which prospective Investors may evaluate its likely performance.

Despite Ridgewood Energy’s confidence in its ability to locate attractive investment opportunities, there can be no guarantee of locating suitable investments.

There can be no assurance that there will be a sufficient number of suitable investment opportunities to enable the Fund to invest all of its Capital Contributions in opportunities that satisfy the Fund’s investment strategy, or that such investment opportunities will lead to successful, productive wells.  The process of identifying, structuring and executing on attractive investment opportunities in the Gulf of Mexico is highly competitive.  The Fund will compete for investment opportunities with many other investors (including other Ridgewood Energy Funds), some of which will have greater financial and technological resources than the Fund.  Furthermore, the availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate.  There can be no assurance that the Fund will be successful in its efforts to identify and complete attractive investment opportunities, and it is possible that the Fund’s Capital Contributions will not be fully utilized if sufficient attractive investments are not identified and consummated by the Fund.

The Manager’s liability to the fund may be limited.

The LLC Agreement, which is governed by Delaware law, provides that the Fund's officers and agents, the Manager, the affiliates of the Manager, and their respective directors, officers and agents when acting for the Manager or its affiliates on behalf of the Fund (collectively, "Ridgewood Managing Persons") will be indemnified and held harmless by the Fund from any and all claims arising out of their management of the Fund, except for claims arising out of a breach of the implied contractual covenant of good faith and fair dealing.  Therefore, an Investor may have difficulty sustaining an action against any of the Ridgewood Managing Persons based on breach of its or his fiduciary responsibility or other obligations to the Fund.  See, Additional Aspects of the LLC Agreement - Fiduciary Responsibilities of Manager; Indemnification

Expansion of the Fund may be dilutive.

The Manager, on behalf of the Fund, in its discretion, may increase the maximum proceeds of this Offering from $100,000,000 to $150,000,000 or more.   If the Fund were so increased, it could dilute the investment made by Investors prior to such expansion.  However, such expansion would result in increased capital, enabling the Fund to invest in additional Projects and add diversification to the Fund’s portfolio of Projects.

Compensation of the Manager and its affiliates is not linked to the Fund’s performance or profitability.

Pursuant to the LLC Agreement, the Manager will receive certain fees and reimbursement of expenses. The fees payable under the LLC Agreement are payable whether or not the Fund operates at a profit.  None of the compensation to be received by the Manager was derived as a result of arm's length negotiations.

The LLC Agreement modifies certain “default” provisions of the Delaware Limited Liability Company Act.

The LLC Agreement contains certain provisions that modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the Manager to the Investors.  The fiduciary standards in the LLC Agreement could be less advantageous to the Investors and more advantageous to the Manager than the corresponding fiduciary standards otherwise applicable under Delaware law.

In accordance with Delaware law, the LLC Agreement limits Investor access to certain information.

Delaware law permits limited liability companies to restrict access to certain information provided that such restricted access is set forth in the limited liability company agreement.  The Fund’s LLC Agreement contains provisions that limit Investors’ access to certain sensitive or confidential information. Therefore, Investors may not have the ability to obtain certain information from the Fund.  See, Additional Aspects of the LLC Agreement.

The amount and frequency of cash distributions depends on the Fund’s operations and need for cash reserves and is uncertain.

No distributions will be made from the Fund to the Investors until the Fund has cash that the Manager determines is not needed for Fund operations. Accordingly, there is no assurance that any distributions from the Fund will be made to its Investors.  Distributions will depend primarily on the Fund's net cash receipts from its operations. Moreover, distributions could be delayed to repay the principal and interest of Fund borrowings, if any, or to fund costs of the Fund.  Fund income will be taxable to the Investors in the year earned, even if cash is not distributed.

The Manager will not be making a Capital Contribution but will receive distributions.

While the Manager (in its capacity as such) generally will receive 15% of distributions of the Fund, it will not contribute any cash to the Fund with respect to its interests as Manager (except to the extent that Fund expenses incurred by the Manager for organizing the Fund and closing the Offering, including without limitation legal, accounting, engineering and geologic consulting fees, filing and other expenses of organizing the Fund, distribution and selling costs, and closing costs for the Offering exceed the Organizational, Distribution and Offering Fees).  Accordingly, the Investors are expected to contribute substantially all of the funds actually utilized for Fund activities.  If the entire venture is unsuccessful, the Investors will bear 100% of the loss (except to the extent that the Manager purchases Shares for its own account). See, Terms of The Offering.

Risks upon disposition of investments.

In connection with the disposition of an investment in a Project, the Fund may be required to make representations about the Project or may be responsible for the contents of disclosure documents under applicable securities laws.  The Fund may also be required to indemnify the purchasers of such investment or underwriters to the extent that any such representations or disclosure documents turn out to be incorrect, inaccurate or misleading.  These arrangements may result in contingent liabilities, which might ultimately have to be funded by the Investors.

The Manager and its operation of the Fund are subject to certain potential conflicts of interest which could adversely affect or influence the decisions the Manager must make on behalf of the Fund.

The Manager’s operation of the Fund is subject to potential conflicts of interest that may adversely affect or influence the Manager’s management of the Fund.  Some of these potential conflicts of interest include without limitation:

•
The Manager’s personnel are also responsible for the management of the other Ridgewood Energy Funds, among other things, and will have to allocate their time among these Ridgewood Funds and the Fund accordingly;

•	Ridgewood will be allocating investments among and between Ridgewood Energy Funds, including the Fund;
•	Ridgewood receives compensation and fees but these fees have not been established on the basis of arms-length negotiations and are owed regardless of profitability;
•
Ridgewood has broad discretion to determine distributions, allocations, profits and losses and other items and  the entitlement of Ridgewood to fees and compensation can be affected by such determinations;

•	Conflicts created from the conflicting investment objectives of the Fund’s Investors; and
•	Ridgewood can make determinations of the value of the Fund assets and such determination may affect the performance record of the Fund.

In determining the proper course of action when confronted with a potential conflict of interest, Ridgewood may make determinations or take action that may adversely impact the operations, management or investment of the Fund.   See, Conflicts of Interest.

As with certain other Ridgewood Energy Funds, the Fund may be subject to reporting requirements under the Securities Exchange Act of 1934.   In the past, Ridgewood has had to restate some of the Ridgewood Funds’ financial statements to correct accounting errors.

If the Fund reaches 500 Investors then it will have an obligation to register with the SEC under the Securities Exchange Act of 1934, which requires such registration despite the fact that the Shares are not transferable and will not trade.  With such registration comes the obligation to file financial and other disclosure reports with the SEC and publicly on the SEC’s website via EDGAR.    Ridgewood, as Manager, will oversee the preparation of such reports.   In the recent past, Ridgewood has experienced certain accounting errors in its financial reporting that required Ridgewood to restate the financial statements of certain Ridgewood Energy Funds.  These errors resulted to some degree from the problems Ridgewood incurred with its prior independent accounting firm, for which Ridgewood is currently in litigation.   In addition, Ridgewood has had certain material weaknesses in its accounting and disclosure procedures, all of which have been disclosed and corrected.   Additionally, these errors and weaknesses did not require Ridgewood to file an amended tax return for any of the Ridgewood Energy Funds nor was there any restatement of any tax information contained therein.

These accounting issues resulted in Ridgewood being late filing the Ridgewood Funds’ SEC disclosure documents.  Although Ridgewood is now current in all of the Ridgewood Funds filings with the SEC, if accounting errors were to occur in the future regarding the Fund, it could limit the Investors’ access to GAAP financial information and substantially increase the costs of complying with the SEC filing requirements.

TAX RISKS

The Fund is organized as a Delaware limited liability company and the Manager intends to operate the Fund such that it will qualify as a partnership for federal income tax purposes.  The principal tax risks to the Investors are that: (A) the Fund may recognize income taxable to the Investors but may not distribute enough cash to cover the Investors’ income tax on their shares of the Fund’s taxable income; (B) the allocation of Fund items of income, gain, loss, and deduction in the LLC Agreement may not be respected for federal income tax purposes; (C) all or a portion of the Fund’s expenses could be considered either investment expenses (which would be deductible by an Investor only to the extent the aggregate of such expenses exceeded 2% of such Investor's adjusted gross income) or as nondeductible items that must be capitalized; (D) all or a substantial portion of the Fund’s income will be deemed to constitute unrelated business taxable income, consequently tax-exempt Investors will be subject to tax on their respective portions of such income; (E) a charitable remainder trust that is an Investor could have all of its income from any source deemed to be taxable; (F) all or a portion of the losses, if any, allocated to the Investors holding Limited Liability Shares will be "passive losses" and thus deductible by the Investor only to the extent of passive income; (G) the Fund cannot guarantee that any portion of IDC will be incurred and deductible in the year that Shares are  offered; and (H) the Investors could have capital losses in excess of the amount that is allowable as a deduction in a particular year.

Although the Fund has obtained an opinion of counsel regarding the matters described in the preceding paragraph, the Fund will not obtain a ruling from the Internal Revenue Service (the "Service") as to any aspect of its tax status or the tax consequences to Investors.  See, Tax Aspects. The tax consequences of investing in the Fund could be altered at any time by legislative, judicial, or administrative action. Prospective Investors are urged to consult their own tax advisors prior to investing in the Fund.

The Service may audit the Fund’s tax returns.  Any audit issues will be determined at the Fund level.  If adjustments are made by the Service, corresponding adjustments will be required to be made to the federal income tax returns of the Investors, which may require payment of additional taxes, interest, and penalties.  Audit of a Fund return may result in examination and audit of an Investor's return that otherwise might not have occurred, and such audit may result in adjustments to items in the Investor's return that are unrelated to the Fund. Each Investor must bear the expenses associated with an audit of that Investor's return.

In the event that an audit of the Fund by the Service results in adjustments to the tax liability of an Investor, such Investor will be subject to interest on the underpayment and may be subject to substantial penalties.  The statutory rate of interest on deficiencies is presently 6% per annum compounded daily.  In addition, a number of substantial penalties could potentially be asserted by the Service on any such deficiencies.

Inasmuch as each Investor is required for federal income tax purposes to report such Investor’s share of the Fund’s tax items on such Investor’s own tax return, the Fund is required to report such items to each Investor on Form K-1.  Forms K-1 are not required to be sent to Investors until the Fund’s partnership return is filed.  Although previous Ridgewood Energy Funds have always distributed the Forms K-1 by March 31, circumstances may arise which will delay such distribution until April 15 or even later if an extension of time to file the partnership return is requested.  Consequently, Investors may not receive their Form K-1 from the Fund early enough to prepare their returns, or calculate their estimated income tax payments, by April 15 of each year.

Significant and fundamental changes in U.S. federal income tax laws have been made in recent years and additional changes are likely.  Any such change may affect the Fund and the Investors.  Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in the Fund.  See, Tax Aspects.

CIRCULAR 230 NOTICE.  THE FOLLOWING NOTICE IS BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE U.S. INTERNAL REVENUE SERVICE: (1) ANY U.S. FEDERAL TAX ADVICE CONTAINED HEREIN, INCLUDING ANY OPINION OF COUNSEL REFERRED TO HEREIN, IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ANY SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED HEREIN; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

X.                     TERMS OF THE OFFERING

General Offering Terms

The Offering consists of a minimum of 10 Shares (representing Capital Contributions of $2,000,000 and a maximum of 500 Shares (representing Capital Contributions of $100,000,000) of the Fund that are offered at $200,000 per Share.  Fractional Shares are available for purchase at the discretion of the Manager.  The Fund may in its sole discretion expand the maximum offering to 750 Shares or more (representing Capital Contributions of $150,000,000 or more) in the event that it determines that additional capital is required.  The price for each Share is payable all in cash at the time the prospective Investor delivers a completed and executed Subscription Agreement to the Fund.

All proceeds from the sale of the Shares will be deposited in a separate segregated interest-bearing escrow account at North Fork Bank until the date (the “Escrow Date”) that the proceeds are released from escrow which is the date on which the Fund has accepted Investor subscriptions of at least $2,000,000 in the aggregate.   The account will be held in the name of “Ridgewood Energy Y Fund, LLC – Share Escrow Account” and, until the escrow conditions are fulfilled, the Fund will not invest any funds, no fees applicable to those subscriptions will be paid from the escrow account and interest on the escrowed funds will be held in the escrow account.  In the event that the Escrow Date does not occur by April 30, 2009, the Fund will terminate and the Investors’ Capital Contributions, together with any interest thereon, will be returned by the escrow agent promptly to the Investors.  If the escrow conditions are fulfilled by such date, the Fund's proceeds, net of fees described below, will be maintained thereafter in the name of the Fund, in one or more separate, segregated accounts at commercial banks chosen by the Manager.

Funds released from the escrow account will be used to pay the Investment Fee, Organizational, Distribution and Offering Fees, the Selling Commissions and the Placement Agent Fees due at that time.  Subsequent receipts from this Offering will be applied in the same manner when deposited.  After payment of these fees, the remaining funds will be used to develop the Fund’s Projects.

Subscription for Shares

Prospective qualified Investors may subscribe for the purchase of Shares in the Fund by completing and executing in full all of the appropriate documents contained in the Investor Subscription Booklet (separately bound as Exhibit E) and delivering such documents, together with the purchase price, to the Fund, which includes the Investor Subscription Agreement. The Investor Subscription Agreement contains representations to be made by prospective Investors, the violation of which may entitle the Fund, the Manager and others to indemnification for any losses resulting therefrom.

As part of the Subscription for Shares, each Investor must designate whether such Investor is purchasing Limited Liability Shares or Investor GP Shares.  An Investor may not purchase both Limited Liability Shares and Investor GP Shares.

An Investor may elect to purchase Limited Liability Shares.  Each Investor who holds only Limited Liability Shares will be subject to the restrictions on deductions for “passive losses” adopted by the Tax Reform Act of 1986, as amended (the “Tax Reform Act”), and income allocated to the Investor from the Fund will generally constitute “passive income”.  See, Tax Aspects.  However, each Investor who holds only Limited Liability Shares generally will have no liability for the debts, obligations or losses of the Fund in excess of such Investor’s investment in the Fund.

Alternatively, an Investor may elect to purchase Investor GP Shares. Investor GP Shares will only be available in this Offering and not in any supplemental offerings of separate series of Shares as described below. Investor GP Shares shall be converted to Limited Liability Shares by the Manager when drilling activities that generate tax deductions are complete or at a time and in a manner prescribed by the Manager.  The Fund anticipates that each Investor who elects to purchase Investor GP Shares will not be subject to the restrictions on deductions for “passive losses” adopted by the Tax Reform Act with respect to losses from oil and natural gas Working Interests. See, Tax Aspects.  Such Investors will, however, be subject to all other limitations on deductibility under the Internal Revenue Code of 1986, as amended (the “Code”).   However, as a result of such election, each such Investor will become fully and personally liable for the debts and obligations of the Fund, jointly and severally, with the Fund, the Manager, and all other holders of Investor GP Shares.  Thus, in the event that Fund liabilities arise and such liabilities are not fully covered by insurance or other Fund assets, each Investor GP Shareholder may become personally liable for such amounts (or any amounts in excess of insurance coverage) from his, her or its own assets, without limitation (except insofar as protection from creditors may be afforded by bankruptcy or other laws governing debtors’ rights).  A creditor of the Fund might seek recovery from one Investor holding Investor GP Shares for all Fund debts in excess of the Fund’s assets (and insurance) without seeking recovery from any other Investor, or from the Manager.  See, Risk Considerations. Although the Fund’s activities are covered by insurance, such insurance may not be enough or be available to cover any liabilities of the Fund for which the Investors holding Investor GP Shares could be liable.  Finally, although the Manager is providing indemnification to Investor GP Shareholders, such indemnification may be insufficient or unavailable to indemnify such Investor GP Shareholders.  See, Risk Considerations; Categories of Shares.

EACH INVESTOR CONSIDERING PURCHASING AN INVESTOR GP SHARE IS STRONGLY ADVISED TO CONSULT WITH TAX, INVESTMENT AND LEGAL ADVISERS TO DETERMINE WHETHER THE POTENTIAL TAX BENEFITS TO SUCH INVESTOR OUTWEIGH THE POTENTIAL RISKS ASSOCIATED WITH ACCEPTANCE OF UNLIMITED LIABILITY.

No Investors, regardless of whether any such Investor holds Limited Liability Shares or Investor GP Shares, will be entitled to participate in any way in the management or control of the Fund, such management and control being under the exclusive control of the Manager.

Additional Offerings of Series of Shares

The Fund anticipates that the net funds to be raised by this Offering will be adequate to pay and provide sufficient reserves for the Fund’s share of all costs of acquiring, drilling and completing the Projects.  However, if the Fund should require additional cash in the future for certain purposes such as drilling, completing and developing additional wells or if the Manager determines that the Fund should participate in drilling, completing, equipping, re-working or re-entering any such additional well (the “Additional Projects”), the Manager may determine, in its discretion, to fund these Additional Projects through the use of Fund cash flow or by borrowing (although the Manager has authority to borrow money, no Alphabet Fund has ever borrowed money, and the Manager does not intend to borrow in the future).

Alternatively, the Fund may, but is not obligated to, ask Investors (current Investors of the Fund or prospective Investors), if they desire to participate in these Additional Projects.  The Manager will make any and all such requests through one or more supplemental offerings of separate series of Shares (each, a “Series” and collectively, the “Series”).  The LLC Agreement provides for the creation and offering of any such Series and provides the Manager with discretion in determining the nature, scope, amount and terms of such supplemental offering of a Series.  Such discretion is necessary in order to provide the Manager with sufficient flexibility to fashion such supplemental offering in a way that best responds to the proposed Project, as well as market conditions that exist at that time.  Any current Investor who elects not to participate in any subsequent Series will have no interest in the Additional Projects, but will retain his, her or its interest in the Projects in which the Fund has already invested.

Each Investor that holds Shares issued in connection with any particular Series (whether the initial Series or a subsequent Series) will be entitled to the economic rights (including rights to Net Profits from Operations, Net Losses from Operations, Net Profits from Capital Transactions, Net Losses from Capital Transactions, Available Cash from Operations, Available Cash from Capital Transactions (as such terms are defined in the LLC Agreement)) and other items of expenses, deductions, gains, and income of the Fund’s Projects that are acquired by the Fund with the Capital Contributions of the Investors purchasing Shares within such Series.  A holder of Shares issued under a particular Series will not be entitled to any economic rights associated with the Projects acquired with Capital Contributions from different Series (unless and to the extent that such Investor also invests in such different Series).

XI.                   PLAN OF DISTRIBUTION

The Shares will be offered on a “best-efforts” basis through Ridgewood Securities Corporation (“Ridgewood Securities”), which is a registered broker-dealer and a member of The Financial Industry Regulatory Authority, and by other registered broker-dealers who may also serve as purchaser representatives in connection with this Offering.  Robert E. Swanson, the President and controlling member of the Manager and the President of the Fund, is the President, registered principal and sole stockholder of Ridgewood Securities.  Selling commissions (the “Selling Commissions”) equal to 8% of the gross proceeds from the sale of the Shares will be paid to Ridgewood Securities and to other participating broker-dealers, as the case may be, and Ridgewood Securities will be paid an amount equal to 1% of the aggregate Capital Contributions for serving as placement agent (the “Placement Agent Fee”). Payment of the Selling Commissions and the Placement Agent Fee will be due and payable promptly after the latest to occur of (1) acceptance by the Fund of an Investor’s subscription, (2) the Escrow Date and (3) the receipt and collection by the Fund of the gross purchase price for the Shares in question.  A similar Selling Commission and the Placement Agent Fee will be paid with respect to any sales of additional Shares.  By executing and delivering the Subscription Agreement to the Fund, each Investor will be deemed to have consented to the arrangements between the Fund and Ridgewood Securities as described in this Memorandum.

The Manager will coordinate the offering of the Shares, will prepare promotional materials and will provide support to cooperating broker-dealers who participate in this Offering.  The Manager is also responsible for review of Investor subscriptions, approval of subscriptions and Investor relations during this Offering.

To the extent permitted by law, Ridgewood Securities will be indemnified by the Fund against any liability based upon the assertion that it has no obligation to the Fund or Investors to monitor Fund operations or to report to Investors.

XII.                  PARTICIPATION IN REVENUES

Participation Generally

The Fund’s investment objective is primarily to generate current cash flow for distribution to Investors from the operation of the Projects to the extent that such distributions are consistent with the reserve requirements and operational needs of those Projects.  If the Fund does make distributions, this section describes how the Fund will:

•	determine what cash flow will be available for distributions to Investors,

•	distribute available cash flow,

•	give the Manager a share of cash flow, if available,

•	handle returns of Capital Contributions,

•	allocate income and deductions for tax purposes, and

•	maintain capital accounts for Investors.

There is no fixed requirement to distribute Available Cash from Operations, Available Cash from Capital Transactions or Available Cash from Temporary Investments; instead, such cash will be distributed to Investors to the extent and at such times as the Manager believes is advisable. Once the amount and timing of a distribution is determined, it shall be made to Investors as described below.

Early Investment Incentive and Advance Distribution

The Fund shall distribute to the Investors who acquire Shares in this Offering as an early investment incentive (for each eligible Investor, the “Early Investment Incentive”) or as an advance distribution (for each eligible Investor, an “Advance Distribution”) the following amounts of Available Cash from Operations:

•
For each Investor who subscribes to the Fund on or after May 1, 2008 through June 27,, 2008 and has fully paid their Capital Contribution, an amount equal to $16,000 (8%) per $200,000 Share purchased by such Investor.

•
For each Investor who subscribes to the Fund on or after June 28,, 2008 through August 15,, 2008 and has fully paid their Capital Contribution, an amount equal to $8,000 (4%) per $200,000 Share purchased by such Investor.

•
For each Investor who subscribes to the Fund between August 16, 2008 and the closing of the Fund and has fully paid their Capital Contribution, an Advance Distribution equal to $2,667 (approximately 1.35%) per Share purchased by such Investor

The Manager anticipates that the Early Investment Incentive and Advance Distribution shall be distributed either monthly or quarterly and begin when, and will continue so long as, the Manager determines that the Fund has Available Cash from Operations to make such distributions.  All such Available Cash from Operations distributable to the Investors will be distributed among the Investors in proportion to their relative shares of the Early Investment Incentive and the Advance Distribution until the Early Investment Incentives and Advance Distributions have been paid in full and, thereafter, among the Investors in proportion to their ownership of Shares in the Fund.

Other than any right to receive an Early Investment Incentive or an Advance Distribution, and any liability or indemnification associated with Investor GP Shares all other rights, privileges and obligations of Investors of the Fund shall remain as described herein and in the LLC Agreement.

Distributions of Available Cash from Operations

At various times during a calendar year, the Fund will determine whether there is enough Available Cash from Operations from each Project to make a distribution to the Investors. The amount of Available Cash from Operations determined to be available, if any, including any amounts distributable as an Early Investment Incentive and Advance Distribution, will be distributed 15% to the Manager and 85% to the Investors.  All Available Cash from Operations that is distributable to the Investors will be distributed among the Investors in proportion to their relative shares of the Early Investment Incentive and the Advance Distribution until the Early Investment Incentives and Advance Distributions have been paid in full and, thereafter, among the Investors in proportion to their ownership of Shares in the Fund.

Distributions of Available Cash from Capital Transactions

Available Cash from Capital Transactions that the Fund decides to distribute will be paid as follows:

•
Before Investors have received total distributions (including distributions from Available Cash from Operations and Available Cash from Capital Transactions, but excluding distributions attributable to the Early Investment Incentive, the Advance Distribution, and distributions of Available Cash from Temporary Investments) equal to their Capital Contributions, 99% of the Available Cash from Capital Transactions will be distributed to Investors and 1% will be distributed to the Manager.

•
After Investors have received total distributions (including Available Cash from Operations and Available Cash from Capital Transactions but excluding distributions attributable to the Early Investment Incentive, the Advance Distribution, and distributions of Available Cash from Temporary Investments) equal to their Capital Contributions, 85% of Available Cash from Capital Transactions will be distributed to Investors and 15% to the Manager.

General Distribution Provisions

After payment of the Early Investment Incentive and Advance Distribution, distributions to Investors under the foregoing provisions will be apportioned among them in proportion to their ownership of Shares.  The Manager has the sole discretion to determine the amount and frequency of any distributions; provided, however, that a distribution may not be made selectively to one Investor or group of Investors but must be made ratably to all Investors entitled to that type of distribution at that time.  The Manager in its discretion nevertheless may credit select persons with a portion of its compensation from the Fund or distributions otherwise payable to the Manager.

Because distributions, if any, will be dependent upon the earnings and financial condition of the Fund, its anticipated obligations, the Manager’s discretion and other factors, there can be no assurance as to the frequency or amounts of any distributions that the Fund may make.

Return of Capital Contributions

Although not the intent, if the Fund for any reason at any time does not find it necessary or appropriate to retain or expend all Capital Contributions, in its sole discretion it may return any or all of such excess Capital Contributions ratably to Investors.  A return of Capital Contributions is not treated as a distribution.  The Fund and the Manager will not be required to return any fees deducted from the original Capital Contribution or any costs and expenses incurred and paid by the Fund.  The Investors will be notified of the source of the payment.  Any such return of capital will decrease the Investors’ Capital Contributions.

Capital Accounts and Allocations

The tax consequences of an investment in the Fund to an Investor in the event of dissolution depend on the Investor’s capital account and on the allocations of profits and losses to that account.  The Fund’s taxable profits or losses are allocated among the Investors as described below and profits or losses are added to or subtracted from the Investors’ capital accounts.  The amounts allocated to each Investor will generally not be equal to the distributions an Investor receives until final liquidating distributions are made to Investors.

Each Investor will have a capital account, which will have an initial balance equal to the Investor’s Capital Contribution.  Capital accounts will be adjusted in accordance with Regulations (as hereinafter defined) under Code Section 704. The capital account balance will be increased by any additional Capital Contributions by the Investor and by profits allocated to the Investor; it will be decreased by the amount of distributions to the Investor, returns of capital and by losses allocated to the Investor.  Contributions of property by an Investor, if any, or distributions of property to an Investor, if any, are valued at fair market value, net of liabilities.  The Fund does not currently anticipate that any contributions or distributions of property will be made.  Certain additional adjustments to capital accounts will be made if necessary to account for the effects of non-recourse debt incurred by the Fund, if any, or contributions of property, if any, to the Fund.  See, Tax Aspects – Allocations.

After taking into account allocations of profits that correlate to the distributions of the Early Investment Incentive and the Advance Distribution, profits and losses in any year are generally allocated 85% to Investors and 15% to the Manager.  The primary exception to this treatment is that all items of expense, loss, deduction and credit attributable to Capital Transactions (notably intangible drilling expenses) are allocated 99% to Investors and 1% to the Manager.

XIII.                 COMPENSATION

The following table sets forth the types of fees the Manager, its affiliates and certain consultants or independent third parties may receive in connection with this Offering and the operation of the Fund. These fees were not determined through arms-length negotiations.

OFFERING STAGE

Selling Commissions	Ridgewood Securities and/or participating broker-dealers	$16,000 per full Share (8%), which will be reallowed to participating broker-dealers.

Placement Agent Fees	Ridgewood Securities	$2,000 per full Share (1%).

Investment Fee	Manager	$9,000 per full Share (4.5%), which is for the Manager’s services in investigating and evaluating the Projects for investing the capital contributed to the Fund.

Organizational, Distribution and Offering Fee	Manager	$7,000 per full Share (3.5%), which is intended to pay legal, organizational and other expenses of offering the Fund.
OPERATING STAGE

Management Fee	Manager	The annual management fee is 2.5% of the total Capital Contributions net of Dry-Hole costs for wells deemed non-commercial (i.e. unsuccessful).

Participation in Revenue	Manager	15% of distributions. See, Participation in Revenues.

Selling Commissions; Placement Agent Fees

The Fund will be paying (i) the Selling Commissions at a rate of $16,000 per Share (8%) to participating broker-dealers; and (ii) the Placement Agent Fees at a rate of $2,000 per Share (1%) in connection with this Offering to Ridgewood Securities.  With respect to the Selling Commissions, Ridgewood Securities may pay additional compensation out of its own funds to certain registered broker-dealers that undertake to perform additional due diligence and other services, including a portion of its net revenues attributable to its interests in the Fund or fees payable to it by the Fund.  The Manager reserves the right to pay similar additional compensation from its own funds to broker-dealers that provide services and otherwise assist in the sale of Shares.  In addition, Ridgewood Energy reserves the right, in its sole discretion and for any reason it deems reasonable, to waive for certain Investors a portion of the distributions or fees from the Fund otherwise payable to Ridgewood Energy.   Ridgewood Energy contemplates that it may, but is not required to, waive such fees or distributions for certain Investors who purchase at least five (5) Shares of the Fund at one time, provided however, that Ridgewood Energy shall not be required or bound to similarly waive fees or distributions to any Investor solely because Ridgewood Energy did so for another Investor.

Management Fee

The Manager will receive an annual management fee, payable monthly, of 2.5% of total Capital Contributions, net of Dry-Hole costs for wells deemed non-commercial (i.e. unsuccessful).  Management fees are charged to cover expenses associated with overhead incurred by the Manager for its on-going management, administrative and advisory services.  Such overhead expenses include but are not limited to rent, payroll and benefits for employees of the Manager and other administrative costs.

Investment Fee

The Manager will receive a one time investment fee of 4.5% of initial Capital Contributions.  The fee is intended to pay for the Manager’s services associated with locating, investigating, evaluating and negotiating investment opportunities and effecting related transactions.

Organizational, Distribution and Offering Fee

The Manager will receive a one time organizational, distribution and offering fee of 3.5% of initial Capital Contributions.  The fee is intended to cover expenses incurred in the offer and sale of Shares of the Fund including legal, accounting and consulting fees, printing, filing, postage and other expenses of organizing the Fund, distribution and selling costs and closing costs for this Offering.

Distributive Share

At all times, the Manager shall also be entitled to 15% of the net profits and cash attributable to each Project.  See, Participation in Revenues.

Other Costs/Fees

In addition to the Management Fee set forth above, the Manager will be entitled to reimbursement from the Fund for all actual and necessary direct expenses paid or incurred in connection with the operation of the Fund to the extent that those expenses were incurred by the Manager in carrying out the responsibilities assigned to it by the LLC Agreement and do not constitute expenses that are intended to be paid out of the Management  Fee, the Organizational, Distribution and Offering Fee, or the Investment Fee.  These “reimbursable expenses” generally are those of third party contractors who provide services to the Fund, including without limitation, outside legal counsel, auditors/accountants, insurance costs, bank fees, and third party engineering, reserve and other similar reports.  Reimbursable expenses do not include the costs of the Manager’s internal employees as those expenses are covered by the Management Fee.  Finally, the Manager may be entitled to reimbursement from the Fund for direct expenses actually incurred for operational or project development services it provides to a Project to the extent that such charges do not exceed amounts that would be charged by unrelated third parties and the Project itself does not reimburse such direct expenses.

XIV.                CONFLICTS OF INTEREST

There are potential conflicts of interest involved in the operation of the Fund.  Some examples of these potential conflicts include without limitation:

Other investment activities

Although members of the Management Team intend to devote a significant portion of their time and attention to the management of the Fund, they are also responsible for advising Ridgewood Energy and its other investments, including the other Alphabet Funds.   In addition, certain members of the Management Team are involved in other activities of Ridgewood Energy, including activities of Ridgewood Energy’s affiliates.  Consequently, there can be no assurance that the time and utilization of the Management Team will not be diverted from the Fund. Further, Ridgewood Energy and the Management Team may in the future organize and manage one or more entities with objectives similar to or different from those of the Fund, including successor Alphabet Funds.  Some of these entities may have interests that conflict with those of the Fund.

Parallel investments with other Ridgewood Energy Funds

The Fund may invest in parallel with other Ridgewood Energy Funds.  Any such investments or related transactions may raise potential conflicts of interest.  Ridgewood Energy intends to allocate any such investment opportunities in good faith among the Ridgewood Energy Funds in the manner it believes to be fair and equitable under the circumstances then existing.  In addition, in order to mitigate any such conflicts, whenever multiple Ridgewood Energy Funds invest in a Project, all such funds enjoy the same deal terms with respect to the Project.

Fees Payable to the Manager; Manager’s Distributive Share of Revenue

The fees payable by the Fund to the Manager and the Manager’s distributive share of the revenue earned by each Project have not been established on the basis of an arm’s length negotiation between the Fund and the Manager.

Diverse Investors

The Investors may have conflicting investment, tax and other interests with respect to their Fund investments.  The conflicting interests of individual Investors may relate to or arise from, among other things, the nature of the Fund’s investments, the structuring or acquisition of investments and the timing of disposition of the Fund’s investments.  As a consequence, conflicts of interests may arise in connection with decisions made by the Manager, including with respect to the nature or structuring of investments, that may be more beneficial to one Investor than another Investor, especially with respect to Investors’ individual tax situations.  In selecting and structuring investments appropriate for the Fund, the Manager will consider the investment and tax objectives of the Fund, and not the investment, tax or other objectives of any Investor individually.

The Manager and its affiliates will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest.    Prospective Investors should be aware that, in resolving any conflict of interest that may arise, the Manager is not liable to Investors for such resolution unless it has breached its implied contractual covenant of good faith and fair dealing.

XV.                  TAX ASPECTS

The following is a summary of certain of the material income tax considerations for persons considering an investment in the Fund.  The discussion, among other things, summarizes certain provisions of the Code, the applicable Treasury Regulations promulgated or proposed thereunder (the “Regulations”), current published positions of the Service and existing judicial decisions, all of which are subject to change at any time.

There can be no assurance that any deductions, credits or other tax consequences which are described herein, or which a prospective Investor in the Fund may contemplate, will be available.  In addition, no assurance can be given that legislative or administrative changes or court decisions may not occur which would significantly modify the statements expressed herein.  In some instances, these changes could have a substantial effect on the tax aspects of the Fund.  Any future legislative changes may or may not be retroactive with respect to transactions prior to the effective date of such changes.

Moreover, although the Fund has retained professional tax advisors, there are risks and uncertainties concerning certain of the tax aspects associated with an investment in the Fund and there can be no assurance that some or all of the deductions or credits claimed by the Fund may not be challenged by the Service.  Disallowance of such deductions or credits could adversely affect the Fund and the Investors.  EACH PROSPECTIVE INVESTOR IS THEREFORE URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES ARISING FROM AN INVESTMENT IN THE FUND.

NO RULING FROM THE SERVICE REGARDING EITHER THE TAX ASPECTS OR THE STATUS OF THE FUND AS A PARTNERSHIP FOR TAX PURPOSES HAS BEEN OR WILL BE REQUESTED.

The description of the tax aspects discussed herein is supported by a tax opinion of counsel to the Fund, Black & Associates.  A copy of the tax opinion is available upon request of any Investor. The tax opinion is, of course, not binding on the Service or the courts.

The legal discussion below is based upon (a) the facts set forth in this Memorandum and the Exhibits hereto and (b) the following representations by the Manager:

•
No election has been filed by the Fund under the Regulations to be treated as an association taxable as a corporation and no such election shall be filed in the future, without the consent of a majority of the Investors;

•
No interests in entities treated as partnerships or business trusts in which the Manager or any of its  affiliates has acted as the manager or the managing shareholder have ever been traded on a secondary market or the substantial equivalent thereof;

•
The Manager will not allow any transfer of Shares which, in the opinion of its counsel, will cause the Fund’s Shares to be treated as readily tradable on a secondary market or the substantial equivalent thereof without the consent of a majority of the Investors;

•	The Manager does not expect to be in a significantly lower federal income tax bracket than the Fund’s Investors; and

•
The Manager expects that at least 90% of the Fund’s gross income for each year of its existence will consist of interest or income from the exploration, development, production, processing, refining, transportation or marketing of natural gas or oil and gains from the sale of assets used to generate that income.

Classification as a Partnership

A.           In General.  Under the Regulations, a business entity other than a corporation (or a “publicly traded partnership” which is treated as a corporation) with more than one member which is formed after January 1, 1997, will be treated as a partnership for federal income tax purposes unless the business entity elects to be treated as an association taxable as a corporation.  The Manager has represented that no such election has been filed by the Fund nor will any such election be filed in the future, without the consent of a majority of the Investors.

B.           Publicly Traded Partnerships. Certain publicly traded partnerships are treated as corporations for United States federal income tax purposes.  Since the Fund will be treated as a partnership for federal income tax purposes, this provision is applicable to the Fund.  A “publicly traded partnership” is defined as “any partnership if: (1) interests in such partnership are traded on an established securities market, or (2) interests in such partnership are readily tradable on a secondary market (or the substantial equivalent thereof).”

The Shares are not (and are not intended to be) traded on an established securities market.

Under the Regulations, interests in a partnership are considered to be readily tradable on a secondary market or the substantial equivalent thereof if:

(i)                     Interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests;

(ii)                    Any person regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others;

(iii)                   The holder of an interest in the partnership has a readily available, regular, and ongoing opportunity to sell or exchange the interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests in the partnership; or

(iv)                   Prospective buyers and sellers otherwise have the opportunity to buy, sell or exchange interests in the partnership in a time frame and with the regularity and continuity that is comparable to that described in the other provisions of this paragraph . . . .”

No interests in partnerships, business trusts or limited liability companies in which the Manager or any of its affiliates has acted or is acting as the manager or the managing shareholder have ever been traded on a secondary market or the substantial equivalent thereof, as defined in such Regulations.  The Manager also will not allow any transfer of Shares which, in the opinion of its counsel, will cause the Fund’s Shares to be treated as readily tradable on such market without the consent of a majority of the Investors.

In addition, no partnership will be treated as a corporation for federal income tax purposes for any year if at least 90% of the partnership’s gross income for such year and all preceding years consists of, among other things, interest or income from the exploration, development, production, processing, refining, transportation or marketing of oil and gas and gains from the sale of assets used to generate that income.  The Manager has represented that the Fund is expected to meet the foregoing 90% gross income test during each year of its existence.

If (i) the Shares were in the future to become readily tradable as defined above, or in subsequent Regulations, rulings or other relevant authority and (ii) if the Fund would fail to satisfy the above 90% gross income test, the Fund could for this reason become taxable as a corporation for federal income tax purposes.

C.           Summary.  Assuming the Fund does not file an election under the Regulations to be treated as an association taxable as a corporation and does not become a “publicly traded partnership” as defined above, in the opinion of Black & Associates, the Fund shall be treated as a partnership for federal income tax purposes.  Black & Associates’ opinion is based upon the existing provisions of the Code, the Regulations and interpretations thereof by the Service and the courts.  As mentioned, no assurance can be given that such laws and Regulations will not be changed or that such changes will not be retroactive.

Taxation of the Investors of the Fund

Subject to the foregoing, it is the opinion of Black & Associates that the Fund will not be subject to United States federal income tax.  The Fund will, however, be required each year to file partnership information tax returns.

The Investors will be required to take into account, in computing their United States federal income tax liabilities, their respective distributive shares of all items of Fund income, gain, expense, loss, deduction, credit and tax preference for any taxable year of the Fund ending within or with the taxable year of the respective Investor, without regard to whether such Investors have received or will receive any cash distributions from the Fund.  An Investor, therefore, may be subject to tax if the Fund has income even though no cash distribution is made.

If the cash distributed by the Fund for any year to an Investor, including his, her or its share of the reduction of any Fund liabilities, exceeds his, her or its share of the Fund’s undistributed taxable income, the excess will constitute a return of capital.  A return of capital is applied first to reduce the tax basis of the Investor’s interest in the Fund, and any amounts in excess of such tax basis will generally be treated as gain from a sale of such Investor’s interest in the Fund.

Leasehold Acquisition Costs

The cost of acquiring leases, or other similar property interests, is a capital expenditure and may not be deducted in the year paid or incurred but must be recovered through depletion.  If, however, a lease is proved to be worthless by drilling or abandonment, the cost of such lease (less any recovery thereof through the depletion deduction) constitutes a loss to the taxpayer in the year in which the lease becomes worthless.

Deduction of Intangible Drilling and Development Costs

Section 263(c) of the Code authorizes an election by the Fund to deduct as expenses intangible drilling and development costs incurred in connection with natural gas or oil wells at the time such costs are incurred in accordance with the Fund’s method of accounting, provided that the costs are not more than would be incurred in an arm’s length transaction with an unrelated drilling contractor.  Such costs include, for example, amounts paid for labor, fuel, wages, repairs, supplies and hauling necessary to the drilling of the well and preparation of the well for production.  Generally, this election applies to items that in themselves do not have salvage value.  Alternatively, each Investor may elect to capitalize his, her or its share of the intangible drilling and development costs and amortize them ratably over a 60-month period.

The Fund may enter into “Carried Interest” arrangements whereby the Fund purchases interests in certain leases and agrees to pay a disproportionate part of the costs of drilling the first well thereon.  In such situations, the party who is paying more than its share of costs of drilling may not deduct all of such costs as intangible drilling and development costs unless its percentage of ownership of the lease is not reduced before it has recovered from the first production of the well an amount equal to the cost it incurred in drilling, completing, equipping and operating the well.  The Fund may not have this right in certain of the transactions of this type in which it may engage.  If circumstances permit, however, the Fund will adopt the position that all of the intangible drilling and development costs incurred are deductible (even though such costs may be disproportionate to its ownership of the lease) on the basis that such arrangements constitute partnerships for federal income tax purposes and that the excess intangible drilling and development costs are specifically allocable to the Fund.  There can be no assurance that this position would prevail against attack by the Service.

In the case of an Investor which constitutes an “integrated oil company,” 30% of the amount otherwise allowable as a deduction for intangible drilling costs under Section 263(c) of the Code must be capitalized and deducted ratably over a 60-month period beginning with the month the costs are paid or incurred.  This provision does not apply to nonproductive wells.  For this purpose, an “integrated oil company” is generally defined as an individual or entity with retail sales of oil and gas aggregating more than $5 million or refining more than 75,000 barrels on average for any day during the taxable year.

To the extent that drilling and development services are performed for the Fund in 2008, amounts incurred pursuant to bona fide arm’s-length drilling contracts and constituting intangible drilling and development costs should be deductible by the Fund in 2008.  To the extent that such services are performed in 2009, however, the Fund will only be allowed to deduct in 2008 amounts that are:

•	incurred pursuant to bona fide arm’s-length drilling contracts which provide for absolute non-contingent liability for payment, and

•	attributable to wells spudded within 90 days after December 31, 2008.

Sections 461(h)(1) and 461(i)(2) of the Code provide, in relevant part:

...in determining whether an amount has been incurred with respect to any item during any taxable year, the all events tests shall not be treated as met any earlier than when economic performance with respect to such item occurs.

*     *     *

...economic performance with respect to the act of drilling an oil or gas well shall be treated as having occurred within a taxable year if drilling of the well commences before the close of the 90th day after the close of a taxable year.

The clear implication of these provisions is that an amount incurred during a taxable year for drilling or completion services which could otherwise be accrued for tax purposes will not be disqualified as a deduction merely because the services are performed during the subsequent taxable year (provided that the services commence within the first 90 days of such subsequent year).

Consequently, in the opinion of Black & Associates, intangible drilling and development costs meeting the above criteria should be deductible by the Fund in 2008 even though a portion of such costs are attributable to services performed during 2009.

Each Investor, however, may deduct his, her or its share of amounts paid in 2008 for services performed in 2009 only to the extent of his “cash basis” in the Fund as of the end of 2008.  For this purpose, a taxpayer’s “cash basis” in a tax shelter which is taxable as a partnership (such as the Fund) is the taxpayer’s basis in the Fund determined without regard to any amount borrowed by the taxpayer with respect to the Fund which (a) is arranged by the Fund or by any person who participated in the organization, sale or management of the Fund (or any person related to such person within the meaning of Section 461(b)(3)(C) of the Code), or (b) is secured by any asset of the Fund.  Inasmuch as “cash basis” excludes borrowing arranged by an extremely broad group of persons who could be “related” to a person who “participated” in the organization, sale or management of the Fund, it is not possible for counsel to the Fund to express an opinion as to whether each Investor will be allowed to deduct his, her or its allocable share of any prepaid drilling expenses to the extent that they exceed his, her or its actual cash investment in the Fund.  Amounts borrowed by an Investor from the Manager or any of its affiliates and borrowing arranged by such persons will not be considered part of such Investor’s “cash basis” for these purposes.

Allocation of Basis of Oil and Gas Properties

A partnership, such as the Fund, that holds oil and gas properties does so in a unique way for income tax purposes.  Even though the partnership owns the oil and gas properties and recognizes income from their operation, the partnership does not hold tax basis in the properties.  Instead, tax basis is held by the partners outside of the partnership, who separately and independently compute depletion and gain or loss for the oil and gas properties.  Thus, the partnership must allocate the basis of the oil and gas properties.  Each partner’s share of the adjusted basis of the oil and gas properties owned by the partnership is typically done in accordance with such partner’s share of the partnership’s capital or income.  Each partner is then required to separately keep records of such partner’s adjusted basis in each oil and gas property held by the partnership, adjust such share of the adjusted basis for depletion taken on such property, and use such adjusted basis each year in the computation of such partner’s cost depletion or in the computation of such partner’s gain or loss on the disposition of such oil and gas properties by the partnership.  The Fund intends to allocate the basis to the Investors in the same proportions as they share the Net Losses from Capital Transactions, 1% to the Manager and 99% to the Investors.

Depletion

Subject to the limitations discussed hereafter, the Investors will be entitled to deduct, as allowances for depletion under Section 611 of the Code, their share of percentage or cost depletion, whichever is greater, for each oil and gas producing property owned by the Fund.  The depletion allowance for oil and gas production will be computed separately by each Investor and not by the Fund.

Cost depletion is computed by dividing the basis of the property by the estimated recoverable reserves to obtain a unit cost, then multiplying the unit cost by the number of units sold in the current year.  The depletable basis in the property is then reduced by the amount of the cost depletion claimed with respect to the property and once a property’s depletable basis is fully absorbed, no further deductions for cost depletion may be claimed with respect to that property.  Thus, cost depletion cannot exceed the adjusted basis of the property to which it relates.

Percentage depletion with respect to production of oil and gas is available only to those qualifying for the independent producer’s exemption, and is limited to an average of 1,000 barrels per day of domestic oil production or 6,000,000 cubic feet per day of domestic gas production.  The applicable rate of percentage depletion on production under the independent producer exemption is 15% of gross income from the property.  The depletion deduction under the independent producer exemption may not exceed 65% of the taxpayer’s taxable income for the year, computed without regard to certain deductions.  Any percentage depletion not allowed as a deduction due to the 65% of adjusted taxable income limitation may be carried over to subsequent years subject to the same annual limitation.  For an Investor that is a trust, the 65% limitation shall be computed without deduction for distributions to beneficiaries during the taxable year.  Percentage depletion may be taken as long as the property is producing income.

The determination of whether an Investor will qualify for the independent producer exemption will be made at the Investor level.  An Investor who qualifies for the exemption, but whose average daily production exceeds the maximum number of barrels on which percentage depletion can be computed for that year, will have to allocate his, her or its exemption proportionately among all of the properties in which he, she or it has an interest, including those owned by the Fund.  In the event percentage depletion is not available, the Investor would be entitled to utilize cost depletion as discussed above.

The independent producer exemption is not available to a taxpayer whose average daily refinery runs exceed 75,000 barrels of oil in a taxable year or who directly or through a related person sells oil or gas or any product derived therefrom (i) through a retail outlet operated by him or a related person or (ii) to any person who occupies a retail outlet which is owned and controlled by the taxpayer or a related person.  In general, a related person is defined by Section 613A of the Code as a corporation, partnership, estate, or trust in which the taxpayer has a 5% or greater interest.  For the purpose of applying this provision:  (i) bulk sales of oil or natural gas to commercial or industrial users are excluded from the definition of retail sales; (ii) if the taxpayer or a related person does not export any domestic oil or natural gas production during the taxable year or the immediately preceding year, retail sales outside the U.S. are not deemed to be disqualifying sales; and (iii) if the taxpayer’s combined receipts from disqualifying sales do not exceed $5,000,000 for the taxable year of all retail outlets taken into account for the purpose of applying this restriction, such taxpayer will not be deemed a “retailer.”

The technical provisions and limitations relating to the availability of depletion are complex and will vary among taxpayers.  Many uncertainties exist and each prospective Investor should review his, her or its individual circumstances with his, her or its personal tax advisor.

Depreciation

Costs of equipment, such as casing, tubing, tanks, pumping units, pipelines, production platforms and other types of tangible property and equipment generally cannot be deducted currently, but may be eligible for accelerated cost recovery.  All or part of the depreciation claimed may be subsequently recaptured upon disposition of the property by the Fund or of a Share by any Investor.

In addition, the Code provides for certain uniform capitalization rules which could result in the capitalization rather than deduction of Fund overhead and administration costs.

Farm-out Interests

The Fund may acquire leaseholds through farm-out Agreements.  Some farm-outs may be characterized for tax purposes as partnerships entered into by the Fund and an Operator.  The manner in which the parties to these farm-outs agree to allocate income, gain, loss, deductions, and credits (or any item thereof) may be disallowed under Section 704 of the Code. If the farm-out creates a co-ownership arrangement, the Fund may be required to capitalize a portion of the intangible drilling and development costs paid in excess of its fractional share of the Working Interest acquired pursuant to the agreement.  One type of farm-out in which the Fund might participate is a transaction in which, in exchange for the drilling of a well on a particular drill site, an Operator becomes entitled to an assignment of 100% of the leasehold interest in the drill site acreage (until such time as the Operator’s drilling, completion and production costs are recovered out of production therefrom, with a lesser percentage thereafter) and a lesser fractional interest in the portion of the tract exclusive of the drill site acreage.  The Service has ruled, in Revenue Ruling 77-176, 1977-1 Cum. Bul. 77, that any transfer of rights in property other than the drill site acreage in this type of transaction would be deemed a sale of such other property by the party transferring the property on which gain or loss is realized.  The Service further ruled that, while the party receiving the acreage and incurring the cost of drilling the well on the drill site may elect to deduct such costs as intangible drilling and development costs, such party would realize ordinary income equal to the value of the acreage earned exclusive of the drill site acreage.

The Fund will attempt to structure any farm-out or similar transaction in a way that either eliminates or minimizes to the fullest extent possible the tax consequences described above.  Nevertheless, the ruling may have adverse tax implications for the Fund if and when the Fund enters into such farm-outs, since the Fund may recognize gain or loss upon the transfer of an interest in the property.

Allocations

In the opinion of Black & Associates, the allocations of each Investor’s share of income, gain, expense, loss, deduction or credit as set forth in the LLC Agreement should be sustained for federal income tax purposes.

Under Section 704 of the Code, a partner’s distributive share of the income, gain, expense, loss, or credit of a partnership is determined in accordance with the partnership agreement, unless the allocation set forth therein is without “substantial economic effect.”  An allocation will have substantial economic effect only if it may actually affect the dollar amount of the partners’ shares of the total partnership revenue or costs independently of tax consequences.  Allocations which do not affect the amounts to be distributed from a partnership generally do not have substantial economic effect.  It is essential that the allocations be reflected in the partners’ capital accounts and that such capital accounts be the basis upon which distributions are made upon liquidation.  Several relevant factors that are considered in making a determination as to whether an allocation will be recognized for federal income tax purposes are outlined in the Regulations.  These factors include, among others, (1) the presence of a business purpose for the allocation, (2) whether related items of income, gain, expense, loss, deduction or credit from the same source are subject to the same allocation, (3) whether the allocation was made without recognition of normal business factors, (4) whether the allocation was made only after the amount of the specially allocated item could reasonably be estimated, (5) the duration of the allocation and (6) the overall tax consequences of the allocation.  These factors and perhaps others may be relevant in determining whether an allocation has substantial economic effect.

The Regulations relating to special allocations of partnership costs and revenues under Section 704(b) of the Code provide that partnership allocations have economic effect (and thus would be valid under the Code provided such effect is substantial) only if they are consistent with the underlying economic arrangements of the partners.  Under the Regulations, an allocation of income, gain, expense, loss, deduction or credit (or item thereof) to a partner is considered to have economic effect if, throughout the full term of the partnership, the partnership agreement provides:

•	For the determination and maintenance of the partners’ capital accounts in accordance with the Regulations;

•
Upon liquidation of the partnership (or any partner’s interest in the partnership), for liquidating distributions in all cases to be made in accordance with the positive capital account balances of the partners, as determined after taking into account all capital account adjustments for the partnership taxable year during which such liquidation occurs (other than those made pursuant to this requirement and the third requirement below), by the end of such taxable year (or, if later, within 90 days after the date of such liquidation); and

•	For a “qualified income offset” provision as defined in Regulation Section 1.704-1(b)(2)(ii)(d) and a “minimum gain charge-back” provision as defined in Regulation Section 1.704-2(f).

No allocation to a partner will be given effect, however, which would cause or increase a negative capital account balance for such partner in excess of that partner’s share of the partnership minimum gain.  In general, a partnership has minimum gain to the extent that nonrecourse liabilities encumbering partnership property exceed the adjusted tax basis of such property.

Under the LLC Agreement, a capital account is to be maintained for each Investor to which will be charged each item of Fund income, gain, expense, loss, deduction and credit in accordance with the rules set forth in the Regulations.  Upon dissolution of the Fund, after satisfying all Fund liabilities, each Investor will receive a distribution in accordance with the Investor’s positive capital account balance.  In addition, the LLC Agreement contains a “qualified income offset” provision as defined in Regulation Section 1.704-1(b)(2)(ii)(d) and a “minimum gain charge-back” provision as defined in Regulation Section 1.704-2(f).

Regulation Section 1.704-1(b)(2)(iii)(a) presently provides that the economic effect of an allocation is not substantial if, at the time the allocation becomes part of the partnership agreement, (1) the after-tax economic consequences of at least one partner may, in present value terms, be enhanced compared to such consequences if the allocation were not contained in the partnership agreement, and (2) there is a strong likelihood that the after-tax economic consequences of no partner will, in present value terms, be substantially diminished compared to such consequences if the allocation were not contained in the partnership agreement.  In determining the after-tax economic benefit or detriment to a partner, tax consequences that result from the interaction of the allocation with such partner’s tax attributes that are unrelated to the partnership will be taken into account.

Under the LLC Agreement, 99 percent of all items of Fund expense, loss, deduction and credit attributable to the acquisition, drilling and completion of the Fund’s wells will generally be allocated to the Investors.  This allocation appears to satisfy the first test of Regulation Section 1.704-1(b)(2)(iii)(a) inasmuch as it will presumably enhance the after-tax consequences to an Investor.  The second test is not expected to be met, since the Manager has represented that it does not expect to be in a significantly lower income tax bracket than the Investors.  In any case, there appears to be no statutory authority for the position taken by the Treasury Department in Regulation Section 1.704-1(b)(2)(iii)(a), inasmuch as it would appear to disallow any special allocation which would enhance the after-tax economic consequences to any partner, whether or not the allocation has substantial economic effect.

Accordingly, it is Black & Associates’ opinion that the allocations set forth in the LLC Agreement will should have the requisite substantial economic effect.

If the allocations are not recognized, Section 704(b) of the Code requires that each Investor’s distributive share be determined in accordance with his, her or its interest in the Fund, as determined from all the facts and circumstances.  The most likely consequences of an adverse determination in this regard would be the disallowance of such percentage amount of the deductions taken by the Investors with respect to the acquisition, drilling and completion of the Fund’s wells.

Section 706 of the Code and the Regulations thereunder provide generally that a partner may be allocated items of partnership income and deductions only for that portion of the Fund’s taxable year that the partner is a partner.  Accordingly, the partnership shall allocate such items only to those Investors who are already admitted to the Fund at the time such expenses were incurred.

Organization, Start-up and Syndication Expenses

Section 709(a) of the Code prohibits any Investor from deducting any amounts paid or incurred to organize the Fund or to promote the sale of (or to sell) an interest in the Fund.  Amounts paid to organize the Fund, however, may, at the election of the Fund, be treated as deferred expenses of which the first $5,000, less the amount by which such expense fees exceed $50,000, may be deducted when incurred and the remainder deducted ratably over a period of not less than 180 months.  Organization expenditures that may be amortized are those (i) incurred incident to the creation of the Fund, (ii) chargeable to the capital account, and (iii) of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life.  The Fund presently intends to amortize qualifying organization expenditures over a 180-month period.

Expenses connected with the promotion or sale of interests in a partnership, known as syndication fees, are not deductible by the Fund or the Investors and are not eligible for the 180-month amortization as is the case for organizational expenses. Syndication fees include such expenditures connected with the issuing and marketing of interests in a partnership such as sales commissions, certain professional fees, selling expenses and printing costs.  Regulation Sections 1.709-1 and 1.709-2 make it clear that the definition of syndication costs includes counsel fees related to securities law advice, certain accountants’ fees, brokerage fees and registration fees.  The allocation of certain expenses between organization costs and syndication costs is a question of fact and the Manager will use reasonable judgment in claiming amortization deductions for a portion of the Organizational, Distribution and Offering Fee and other expenses.  The Service may on audit contest such deductions.

Section 195 of the Code provides that no deduction is allowed for “start-up expenditures.”  However, taxpayers may elect under that section to deduct the first $5,000 less the amount by which such expenses exceed $50,000, and the remainder of the “startup expenditures” over a period of not less than 180 months.  “Start-up expenditures” include amounts paid or incurred in connection with investigating the creation or acquisition of an active trade or business or paid or incurred in connection with any activity engaged in for profit and for the production of income prior to the day on which the active trade or business begins, in anticipation of the activity becoming an active business.

A significant portion of the Fund’s expenses may be characterized as “start-up expenditures” for federal income tax purposes.  Consequently, the Fund intends to elect to amortize such expenses over a 180-month period.

While the Manager will use its best judgment in the allocation of expenses among start-up, organization, syndication and other costs, no assurance can be given that such allocation will not be challenged by the Service.  In particular, the Service may claim that various fees paid to the Manager constitute syndication expenses.

Distributions

Cash distributions by the Fund to an Investor will not result in taxable gain to such Investor unless they exceed the Investor’s adjusted basis in his, her or its Shares, in which case the Investor will recognize gain in the amount of such excess.  Non-liquidating distributions of property other than cash to an Investor will reduce the Investor’s basis in the Fund by an amount equal to the Fund’s basis in such property; provided, however, that the adjusted basis of the Investor may not be reduced below zero.  An Investor’s tax basis in any property distributed to the Investor will be an amount equal to the amount of reduction in the Investor’s basis in the Investor’s Shares, occurring by reason of such distribution, regardless of the value of the property distributed.  A reduction in an Investor’s share of Fund indebtedness will be treated as a cash distribution to the Investor to the extent of such reduction.  Under some circumstances, distributions from the Fund to an Investor may cause the amount the Investor has at risk with respect to the Fund activity to fall below zero, which could result in recapture of previously deducted losses.

Trade or Business Requirement

The Service may seek to disallow certain deductions claimed by the Fund on the ground that these expenditures are not expenditures incurred in carrying on a trade or business because the Fund will not have established and commenced its business at the time the expenditures are made.

Neither the Code nor the Regulations provide any explicit definitions of “carrying on a trade or business.”  Although various subjective criteria have been recommended for consideration in this regard, no single factor has been found to be controlling.  Further, determining the point in time when a particular venture begins carrying on a trade or business is essentially a question of fact, the resolution of which is not to be determined solely from the intention of the taxpayer.  The Service might contend that the Fund is not engaged in carrying on any trade or business within the meaning of Section 162(a) of the Code until such time as the business has begun to function as a going concern, performs those activities for which it was organized and starts to generate receipts.  In addition, the Service may contend that certain expenses are in the nature of “start-up” expenses rather than currently deductible trade or business expenses.

In the event that the Service were to disallow Fund expenses based upon the failure of the Fund to have been carrying on a trade or business, the Fund expects to take the position that its expenses may be deducted in any case under Section 212 of the Code which provides for deductions (“Miscellaneous Deductions”) for amounts incurred for the production of income, for the management, conservation, or maintenance of property held for the production of income and in connection with the determination, collection or refund of any tax.

Under Section 67 of the Code, however, expenses of an individual taxpayer which are otherwise deductible under Section 212 of the Code are disallowed to the extent that they, when combined with the taxpayer’s other Miscellaneous Deductions, do not exceed 2% of his, her or its adjusted gross income.  If, for any period, the Fund is found not to be engaged in a trade or business, the Service could thus disallow an Investor’s share of various expenses of the Fund to the extent that such share, when combined with the Investor’s otherwise allowable Miscellaneous Deductions, does not exceed such 2% threshold.

Alternative Minimum Tax

The Code imposes an alternative minimum tax in order to assure that taxpayers may not reduce their tax below a minimum level through certain “tax preference items.”  In general, the alternative minimum tax liability of a noncorporate taxpayer is calculated by (1) adding together the taxpayer’s adjusted gross income and the taxpayer’s tax preference items, (2) adding and subtracting certain other specified items, and (3) then subtracting the applicable exemption of $44,350 for single taxpayers, $66,250 for married taxpayers filing joint returns, $33,125 for married taxpayers filing separate returns, or $22,500 for estates and trusts. Married taxpayers filing separate returns must also add to that total an amount equal to the lesser of (a) 25% of the sum determined under clauses (1) and (2) above, in excess of $191,000, and (b) $29,000.  The total amount determined in the preceding two sentences (the “Taxable Excess”) is then taxed at the following rates: all taxpayers other than married individuals filing separate returns are taxed at 26% of the first $175,000 of the Taxable Excess and at 28% of any additional Taxable Excess, reduced by any applicable foreign tax credit; while married individuals filing separate returns are taxed at 26% of the first $87,500 of the Taxable Excess and at 28% of any additional Taxable Excess, reduced by any applicable foreign tax credit. These rates are subject, however, to the 15% maximum tax rate on long-term capital gains (and qualified dividends). The taxpayer must then pay the greater of the alternative minimum tax and the regular income tax.  Generally, no tax credits (other than the foreign tax credit) are allowable against the alternative minimum tax.  Under the Code, the exemptions listed in clause (3) above are phased out where alternative minimum taxable income exceeds $150,000 ($112,500 for single persons and $75,000 for estates, trusts and married persons filing separately).

Alternative minimum tax preference items and adjustments which only result in a deferral of tax rather than a permanent reduction may give rise to a credit against regular tax payable by Investors in future years.

Although an investment in the Fund is unlikely to cause an individual Investor to report preference items, the intangible drilling deductions (“IDC”) allocated to such Investor by the Fund may increase his or her alternative minimum taxable income (“AMTI”).  A taxpayer who is not an integrated oil company may not reduce AMTI by more than 40 percent of the AMTI that would otherwise be reportable had the taxpayer been subject to the “excess IDC” tax preference.  That tax preference is generally the amount by which (a) the excess of the actual IDC  over the deduction which would have been allowable if the costs were capitalized and taken ratably over 10 years (or in accordance with cost depletion) is greater than (b) 65 percent of the taxpayer’s income from oil, gas and geothermal properties.  Any portion of the IDC taken under the 60-month amortization election may be excluded from the foregoing calculation.

An adjustment that may increase or decrease AMTI is depreciation attributable to personal property placed in service after 1986 that differs from the amount available under the 150 percent declining balance method.

The applicability of the alternative minimum tax must be determined by each individual Investor based upon the operations of the Fund and his or her personal tax situation.  In many circumstances, the federal (and state) minimum tax provisions will substantially eliminate the value of IDC for individual taxpayers.  Accordingly, any potential Investor in the Fund should consult his or her own tax advisor to determine the tax consequences to him or her personally of the alternative minimum tax.

Termination of the Fund

The actual or constructive termination of the Fund may have important tax consequences to the Investors.  All Investors would recognize their distributive shares of Fund income, gain, expense, loss, deduction or credit accrued during the Fund’s taxable year up until the date of termination whether or not any such items are distributed.  Similarly, the Investors must account for their distributive shares of gains or losses realized from the sale or other disposition of Fund assets in liquidation of the Fund.  The Code provides that if 50% or more of the capital and profit interests in the Fund are sold or exchanged within a single twelve-month period, the Fund will terminate for tax purposes.  If such a termination occurs, the assets of the Fund will be deemed constructively distributed pro rata to the Investors and then recontributed by them to a new (for tax purposes) partnership.

Upon the distribution of Fund assets incident to the termination of the Fund, an Investor will recognize gain to the extent that money distributed to the Investor plus the pro rata amount, if any, of liabilities discharged exceeds the adjusted basis of his, her or its Shares immediately before the distribution.  Assuming that an Investor’s interest in the Fund is a capital asset, such gain will be capital gain unless Section 751 of the Code applies.  Section 751 of the Code provides generally that a partner’s gain on liquidation of a partnership will be treated as ordinary income to the extent that the partner receives or is deemed to receive less than the partner’s pro rata share of certain ordinary income assets, including unrealized receivables and potential recapture of depreciation, depletion and intangible drilling costs.  No loss will be recognized by an Investor on the distribution to the Investor of Fund property upon the termination of the Fund unless the only such property distributed is money, unrealized receivables and inventory.  For these purposes, “money” includes marketable securities.

Activities Engaged in for Profit

Section 183 of the Code provides limitations for deductions attributable to an “activity not engaged in for profit.”  The term “activity not engaged in for profit” means an activity other than one which constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income.  The determination of whether an activity is not engaged in for profit is based on all the facts and circumstances and no one factor is determinative.

Section 183 of the Code creates a presumption that an activity is engaged in for profit if in any three years out of five consecutive taxable years the gross income derived from the activity exceeds the deductions attributable thereto.  Thus, if the Fund fails to produce a profit in at least three of five consecutive years, the presumption will not be available and the possibility of successful challenge by the Service substantially increases.  If Section 183 of the Code is successfully asserted by the Service, no deductions will be allowed in excess of Fund income.

Since the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances existing from time to time, no assurance can be given that Section 183 may not be applied in the future to disallow deductions taken by the Investors with respect to their interest in the Fund.

It should be noted that, if the Service were to challenge an Investor’s deduction of Fund losses for lack of profit motive, such Investor would have the burden of proving that the Fund did in fact enter into the transaction with a reasonable expectation of profit and that the Investor’s own investment in the Fund was made with the requisite profit motive.

Material Distortion of Income

Section 446(a) of the Code provides that taxable income shall be computed under the method of accounting on the basis of which the taxpayer regularly computes the taxpayer’s income in keeping the taxpayer’s books.  Section 446(b) of the Code provides, however, that if the method used does not clearly reflect income, the computation shall be made under such method as does clearly reflect income in the opinion of the Service.  If the method of accounting used by the taxpayer does not clearly reflect income, Section 446(b) of the Code grants the Service discretion to compute the taxpayer’s taxable income “under such method” as the Service determines does clearly reflect income.

It has been established that the Service’s authority to change a method of accounting may be used to correct not only the overall method of accounting of the taxpayer but also the accounting treatment of any item.  See, e.g., Burck v. Commissioner, 533 F.2d 768 (2d Cir. 1976).

The Service claims very broad authority under Section 446(b) of the Code to disallow any deduction where the deduction results in what it determines to be “a material distortion of income.”  An example of the Service’s position is Revenue Ruling 79-229, 1979-2 Cum. Bull. 210, which sets forth some of the factors it can consider in determining whether a deduction results in a material distortion of income, such as the customary practice of the taxpayer, the amount of the expense in relation to such expenses in the past, and the materiality of the expenditure in relation to the taxpayer’s income for the year.

The broad authority claimed by the Service in Revenue Ruling 79-229 is similar to a position taken by it in the past.  However, on at least one occasion, the United States Supreme Court specifically rejected the reasoning that the Service has the authority to make exceptions to the general rule of accounting by annual periods if it determines that it would be unjust or unfair not to isolate a particular transaction and treat it on the basis of the long-term result.  Despite this authority, the Service may analyze deductions taken by the Fund and attempt to reallocate such deductions to another taxable year to the extent the Service determines that such deductions materially distort income.  Since the material distortion of income test is based upon the facts and circumstances of a specific transaction, counsel cannot express an opinion as to the likely outcome of an attempted reallocation of Fund deductions by the Service.

Fund Borrowing; Sales and Exchanges

Any Fund income applied to the repayment of Fund borrowing will remain taxable as income to the Investors although no distribution is made to them.  A foreclosure or other sale of any Fund property securing any such indebtedness may also result in an Investor’s realization of income for income tax purposes even if no proceeds are distributed to the Investor.  In determining for federal income tax purposes the amount received on the sale or disposition of an interest in the Fund an Investor must take into account, among other things, the Investor’s share of Fund indebtedness.  An Investor may, therefore, realize an amount of taxable gain in excess of the actual proceeds of a sale or disposition of Fund property or of the Investor’s interest in the Fund.

In the event that the Fund does incur debt, under certain circumstances, an exchange of Investor GP Shares for Limited Liability Shares may result in a taxable gain to the Investor who makes such an exchange.  The Manager intends to inform Investors holding Investor GP Shares of the amount of such potential gain, if any, before offering the opportunity to such Investors to exchange their interests.

All Investors should be aware of the restrictions, contained in the Code, on the deductibility of interest paid by an Investor.  See, Limitations on Interest Deductions.

Reportable Transactions

A taxpayer who participates in a “reportable transaction” is required to attach a statement to his, her or its federal income tax return for the year in which the taxpayer participates in the transaction, disclosing the nature of such reportable transaction. “Reportable Transactions” are certain transactions defined in the Regulations and Service rulings.  The Fund may enter into transactions which fall within the definition of “Reportable Transactions”.  Possible examples include losses in excess of two million dollars in one taxable year and transactions where the amount reported for tax purposes differs by more than ten million dollars from the amount utilized for non-tax purposes.   The filing of a disclosure statement by the Fund could result in an audit of the Fund’s partnership information return by the Service, which in turn could result in audits of the tax returns of Investors.

Audits, Interest and Penalties

Under the Code, the Service is permitted to audit a partnership’s tax return instead of having to audit the individual tax returns of the partners, so that a partner would be subject to determinations made by the Service or the courts at the partnership level.  A partner is entitled to participate in such an audit, or in litigation resulting therefrom, only in limited circumstances.  In the event that any audit results in a change in the Fund’s return and an increase in the tax liability of an Investor, there may also be imposed substantial amounts of nondeductible interest and penalties.  In addition to the interest imposed on deficiencies (presently 6% per year compounded daily), the Code now provides a penalty equal to 20% of any underpayment of tax attributable to (1) negligence, any careless, reckless or intentional disregard of rules or regulations, or any failure to make a reasonable attempt to comply with the Code, (2) a substantial understatement of tax (i.e., one which exceeds the greater of $5,000 and 10% of the correct tax liability) which was neither based upon substantial authority nor adequately disclosed or (3) any substantial valuation misstatement (i.e., a valuation which exceeds 150% or is less than 50% of the correct value) which, when combined with any other substantial valuation misstatements for the taxable year, resulted in an underpayment of tax exceeding $5,000.  If a substantial valuation misstatement exceeds 200% or is less than 25% of the correct value, the penalty is increased to 40% of any underpayment attributable to such misstatement.

Investors must generally treat partnership items on their federal income tax returns consistently with the treatment of such items on the partnership information return filed by the Fund, unless the Investor files a statement with the Service identifying the inconsistency or otherwise satisfies the conditions for waiver of the consistency requirement.  Failure to satisfy this requirement will result in an adjustment to conform the Investor’s treatment of the item with the treatment of the item on the partnership information return filed by the Fund.  Intentional or negligent disregard of the consistency requirement may subject an Investor to substantial penalties.

Because of the potentially substantial effect of all the foregoing provisions, each prospective Investor should consult with his, her or its tax advisor about these provisions before acquiring Shares.

Sales of Fund Assets

The sale or disposition of Fund property used in the Fund’s business will generate a gain or loss equal to the difference between the amount realized on such sale or other disposition and the Fund’s adjusted basis in the property.  In general, gain realized from the sale or disposition of such property which is depreciable property or land and was held for more than one year should qualify as gain from the sale of a Code 1231 asset, except to the extent that any such gain is attributable to property subject to recapture.  Each Investor is generally entitled to treat the Investor’s share of Code Section 1231 gains and losses as long-term capital gains and losses if the Investor’s Code Section 1231 gains exceed the Investor’s Code Section 1231 losses for the year.  However, net Code Section 1231 gains will be treated as ordinary income to the extent of unrecaptured net Code Section 1231 losses of the Investor for the five most recent prior years.  If the Investor’s share of Code Section 1231 losses, when added to his or her other Code Section 1231 losses, exceeds the Investor’s Section 1231 gains for the taxable year, such losses will be treated as ordinary losses.

Section 1254 of the Code provides that upon disposition of any oil and gas property by the Fund, a portion of any gain may be taxed as ordinary income from the recapture of intangible drilling and development costs and depletion.  The amount that will be taxable as ordinary income will be equal to the lesser of:  (1) the amount of intangible drilling and development costs and depletion previously deducted with respect to the property or interest sold (only insofar as they reduced the adjusted basis thereof); and (2) the excess of the amount realized on disposition of the property over the adjusted basis of the property.

Any gain on the sale or other disposition of equipment by the Fund will be taxed as ordinary income to the extent of all depreciation deductions previously claimed with respect to such equipment, with any excess being treated as Code Section 1231 gain.  Similarly, gain on the sale of any building owned by the Fund will be treated as ordinary income to the extent of any depreciation taken with respect to such building in excess of straight-line depreciation.  If, however, such building has been held for one year or less, all depreciation will be recaptured as ordinary income.  In the case of a disposition of property in an installment sale, any ordinary income under these recapture provisions is to be recognized in the year of the disposition.

Under Section 751 of the Code, a similar recapture rule applies upon the disposition of Shares by an Investor such that an Investor will be required to treat as ordinary income the portion of any gain realized upon the disposition of the Investor’s Shares that is attributable to property subject to recapture of depreciation, intangible drilling and development costs and depletion or certain other property which, if sold by the Fund, would give rise to ordinary income.  There are exceptions to the recapture rules for gifts, transfers at death, transfers in certain tax-free reorganizations, like-kind exchanges and involuntary conversions in certain circumstances.

Net capital gains of individual taxpayers currently are taxed at a statutory rate (generally 15% for capital assets held for more than 12 months) which is significantly less than the maximum statutory rate applicable to other income (35%).  Net capital gains means the excess of net long-term capital gain over net short-term capital loss.

Limitations on Interest Deductions

In general, Section 163(d) of the Code limits the amount of investment interest which an individual Investor may deduct to the Investor’s “net investment income.”  Interest expense (and income) from activities subject to the passive loss rules is not treated as investment interest (or investment income).  Investment interest includes interest attributable to indebtedness that is incurred to acquire an interest in an activity involving the conduct of a trade or business which is not a passive activity and in which the taxpayer does not materially participate.  Interest attributable to borrowing incurred to purchase Shares will be taken into account in computing the Investor’s income or loss from passive activities to the extent that the Fund’s income is treated as derived from a passive activity.  Consequently, most of the interest expense attributable to such borrowing should not constitute investment interest expense.  Investment interest, the deduction of which is disallowed in any year, may be carried over to subsequent years.  Each Investor should consult with the Investor’s own tax advisor as to the application, if any, to the Investor of the limitations contained in Section 163(d) of the Code.

In addition, under the Code, no deduction is allowed for personal interest (such as interest on car loans or credit card balances for personal expenditures).  Interest on underpayments of tax (other than certain deferred estate taxes) is treated as personal interest under the Code.

Interest on debt secured by the principal residence or second residence of a taxpayer is, however, deductible if paid with respect to “acquisition indebtedness” up to a maximum debt of $1,000,000 ($500,000 for a married person filing a separate return) and “home equity indebtedness” up to a maximum debt of $100,000 ($50,000 for a married person filing a separate return).  For this purpose, “acquisition indebtedness” means debt that is incurred in acquiring, constructing or substantially improving the principal or a second residence of the taxpayer and “home equity indebtedness” means debt secured by the taxpayer’s principal or second residence to the extent that the aggregate amount of such debt does not exceed the difference between the “acquisition indebtedness” with respect to the residence and the fair market value of the residence.  Under the Code, interest on certain pre-October 13, 1987 indebtedness of the taxpayer is deductible regardless of the $1,000,000 and $100,000 limitations.

In addition to the foregoing, Section 265(a)(2) of the Code provides that interest on indebtedness incurred or continued to “purchase or carry” tax-exempt securities is not deductible.  Investors who currently own or anticipate acquiring tax-exempt securities and who contemplate purchasing Shares with borrowed funds are urged to consult with their tax advisors with respect to the application of Section 265 of the Code.

Fund Elections

Pursuant to Sections 734, 743 and 754 of the Code, a partnership may elect to have the cost basis of its assets adjusted in the event of a sale by a partner of the partner’s interest in the partnership, the death of a partner, or the distribution of property to a partner.  The general effect of such an election is that the transferees of an interest in the partnership are treated as though they had acquired a direct interest in the partnership assets and, upon certain distributions to partners, the partnership is treated as though it has newly acquired an interest in the partnership assets and therefore acquired a new cost basis for such assets.  Any such election, once made, is irrevocable without the consent of the Service.

In cases where the Fund owns property with substantially higher cost basis than its value, it may be required to make the basis adjustments as if a Section 754 election were in effect.  Otherwise, as a result of the complexities and the substantial expense inherent in making the election, the Manager does not presently intend to make such an election on behalf of the Fund.  The absence of any such election may result in a reduction in value of an Investor’s Shares to any potential transferee.  Thus, the absence of the power to compel the making of such an election should be considered an additional impediment to the transferability of Shares.

Various other elections affecting the computation of federal income tax deductions and taxable income derived from the Fund must be made by the Fund and not by the individual Investors.  For purposes of reporting each Investor’s share of Fund income, gains and losses, the Fund’s elections are binding upon the Investors.

At Risk Rules:  Limitation on Deduction of Losses

Section 465 of the Code limits an Investor’s deduction for losses allocated to the Investor by the Fund to the amount that he has at risk with respect to the Fund.  The term “loss” is defined as the excess of the deductions allowable for the taxable year over the income received or accrued by the taxpayer during the taxable year from such activity.

Section 465 of the Code and the proposed Regulations thereunder generally provide that an Investor will be considered to have at risk in the Fund the sum of (i) the amount of money contributed to the Fund, (ii) the adjusted basis of other property contributed to the Fund, (iii) income generated by the Fund, and (iv) amounts borrowed by the Investor or the Fund for use in the Fund’s activities, where the Investor is personally liable for the repayment of the loan or where the Investor has pledged property, other than property used in the activity, as security for the borrowed amount, but only to the extent of the net fair market value of the Investor’s interest in the property; provided, however, that borrowed amounts will not be considered at risk if borrowed from any person or entity who (a) has an interest, other than as a creditor, in the Fund’s activities or (b) is related to someone who has such an interest.  Thus, for example, an Investor will not be considered to have at risk in the Fund amounts borrowed from the Manager or its affiliates.  An Investor will not be considered at risk with respect to amounts protected against loss through nonrecourse financing, guarantees, stop loss agreements or other similar arrangements.

Distributions to an Investor will generally reduce the amount which the Investor has at risk in the activity.  The “at risk” rules provide that the amount of any distribution received by an Investor or any other reduction in the Investor’s at risk basis, after his or her amount at risk is reduced to zero, will be treated as ordinary income, but only to the extent of losses previously claimed by the Investor from the Fund.  Thus, if the Fund makes distributions to an Investor which do not exceed his or her adjusted basis in the Fund, but do exceed the Investor’s amount at risk, he or she may have ordinary income.

Generally, the at risk limitation applies on an activity-by-activity basis and, in the case of oil or gas properties, each property is treated as a separate activity so that losses or deductions arising from one property are limited to the at risk amount for that property and not the aggregate at risk amount for all the taxpayer’s oil or gas properties.  The Service has announced that, until further guidance is issued, it will permit the aggregation of oil or gas properties owned by a partnership in computing a partner’s at risk limitation with respect to the partnership.  The Service has also announced that any rules that would impose restrictions on the ability of partners to aggregate will be effective only for taxable years ending after the rules are issued.  If an Investor must compute his or her at risk amount separately with respect to each Fund asset, the consequences of the at risk limitations to him or her are unpredictable, but he or she may not be allowed to utilize his or her share of losses or deductions attributable to a particular property even though he  or she has a positive at risk amount with respect to the Fund as a whole.

If in any year an Investor has a loss from the Fund, the effect of Section 465(a) of the Code is to permit deduction of such loss up to the aggregate amount at risk on the last day of the taxable year.  If the amount at risk exceeds the loss, the amount deemed at risk in subsequent years is reduced under Section 465(b)(5) of the Code by the amount of losses claimed in previous years and increased by additional at risk amounts contributed to the activity.  If the amount of loss exceeds the at risk amount, the excess loss is held in a suspense account and treated as a deduction in the first succeeding taxable year that the taxpayer is at risk.  The carryover loss is then added to the deductions allowable for such year but is limited at the end of such year by the amount then at risk.  Under proposed Regulation Section 1.465-2(b), there is no limitation on the number of years to which such deductions may be carried.

In addition to the “at risk” rules discussed above, Section 704(d) Code provides that a partner’s distributive share of partnership loss is allowed as a deduction only to the extent of the positive adjusted basis of his or her partnership interest at the end of the partnership year in which the loss is incurred.  If a partner’s distributive share of loss items exceeds his or her basis, as adjusted for capital contributions, distributions, the partner’s share of any partnership income items and changes in his or her share of partnership liabilities, then only a portion of each loss item is allowed, based upon the portion that each bears to the total of all loss items.  Excess losses which are not currently allowed may be carried forward indefinitely until such partner has sufficient basis to permit the deduction.

Passive Activities

Under the Code, deductions from passive activities, to the extent that they exceed income from all such activities (exclusive of portfolio income), generally will not be deductible against other income of the taxpayer.  Thus, the taxpayer cannot use passive losses to offset personal earnings, active business income, or investment or portfolio income (such as interest, dividends, royalties, or gains from the sale of assets that generate investment or portfolio income).  Similarly, credits from passive activities generally are limited to the tax allocable to the passive activities.  Suspended losses and credits are carried forward and treated as deductions and credits from passive activities in the next taxable year.  When the taxpayer disposes of his, her or its entire interest in an activity in a fully taxable transaction, any remaining suspended loss incurred in connection with that activity is allowed in full.

Passive activities are defined to include trade or business activities in which the taxpayer does not materially participate and rental activities.  Interest attributable to passive activities is not treated as investment interest.

The passive loss provision generally applies to individuals, estates, partnerships, and personal service corporations (as defined for purposes of the provision).  Certain closely held corporations are subject to a more limited rule under which passive losses and credits may not be applied to offset portfolio income.

For Investors owning Limited Liability Shares, ownership of such Shares will be a passive activity and an Investor will be subject to the passive activity loss limitations with respect to his, her or its share of the Fund’s losses and deductions.  Consequently, such an Investor’s share of the Fund’s losses and deductions may be deducted only to the extent of his, her or its share of the Fund’s income and any income from other passive activities.

The Code provides an exception to the passive loss limitations by excluding from the definition of “passive activity” any “working interest” in any oil and gas property which the taxpayer holds directly or through an entity which does not limit the liability of the taxpayer with respect to such interests.   The Code goes on to provide that such rule applies without regard to whether or not the taxpayer materially participates in the activity.

Regulation Section 1.469-1T(e)(4)(v)(A) provides that an entity limits the liability of a taxpayer, for purposes of the “working interest” exception, if the taxpayer’s interest in the entity is:

(1)                      A limited partnership interest in a partnership in which the taxpayer is not a general partner;

(2)                      Stock in a corporation; or

(3)                      An interest in any entity (other than a limited partnership or corporation) that, under applicable State law, limits the potential liability of a holder of such an interest for all obligations of the entity to a determinable fixed amount.

Section 18-303(b) of the Delaware Limited Liability Company Act, as amended, permits a member of a limited liability company to agree to be obligated personally for any or all of the debts, obligations and liabilities of the limited liability company.  Each holder of an Investor GP Share will be admitted to the Fund as a member who shall be personally obligated for any and all debts, obligations and liabilities of the Fund until such time as the Manager converts such Investor GP Share into a Limited Liability Share.  Consequently, in the opinion of Black & Associates, Investors who hold Investor GP Shares will qualify for the “working interest” exception and, accordingly, losses allocable to such Investors and attributable to the drilling and development of oil and gas wells during the period that they hold an Investor GP Share will not be treated as passive losses.

To the extent that such losses, although properly allocable to the Investors while they own Investor GP Shares, are attributable to drilling and development services which are performed at a time when such Investors have converted their interests into Limited Liability Shares, the losses shall be treated as passive losses.

A special provision of the passive activity rules applies to publicly traded partnerships.  If this special provision were to apply to the Fund, certain additional limitations would apply, the most significant of which is that an Investor could only deduct his, her or its share of Fund losses and deductions against his, her or its share of passive activity income from the Fund.  The definition of “publicly traded partnership” for purposes of this special provision is the same as the definition of “publicly traded partnership” discussed under Classification as a Partnership above, except that this special provision does not include the 90% of gross income exception.

Investment by Qualified Plans and Other Tax Exempt Entities/Unrelated Business Taxable Income

A.            In General.  The following entities are generally exempt from federal income taxation:

•	trusts forming part of a stock bonus, pension, or profit sharing plan (including a Keogh plan) meeting the requirements of Section 401(a);

•
trusts meeting the requirements for an Individual Retirement Account (“IRA”) under Section 408(a) (referred to herein, along with trusts described in the immediately preceding clause, as “Qualified Plans”); and

•	organizations described in Sections 501(c) and 501(d) (collectively with Qualified Plans, “Tax Exempt Entities”).

This exemption does not apply to the extent that taxable income is derived by the above entities from the conduct of any trade or business which is not substantially related to the exempt function of the entity (“unrelated business taxable income”).  If an entity is subject to tax on its “unrelated business taxable income,” it may also be subject to the alternative minimum tax on related tax preference items.

In the case of a charitable remainder trust, the receipt of any “unrelated business taxable income” during any taxable year will cause all income of the trust for that year to be subject to federal income tax.  Therefore, an investment in the Fund by a charitable remainder trust would not ordinarily be appropriate.  In some circumstances, however, taxability under the ordinary trust rules may not be disadvantageous to a charitable remainder trust.

“Unrelated business taxable income” is generally taxable only to the extent that the Tax Exempt Entity’s “unrelated business taxable income” from all sources exceeds $1,000 in any year.  The receipt of “unrelated business taxable income” by a Tax Exempt Entity in an amount less than $1,000 per year will, however, require the Tax Exempt Entity (except an IRA) to file a federal income tax return to claim the benefit of the $1,000 per year exemption.  Fiduciaries of Tax Exempt Entities considering investing in Shares are urged to consult their own tax advisors concerning the rules governing “unrelated business taxable income.”

Gains or losses from the sale, exchange or other disposition of property, interest income and royalty income are generally excluded from the computation of “unrelated business taxable income.”  “Unrelated business taxable income” includes, however, gain or loss from the sale, exchange or other disposition in the ordinary course of the seller’s business and “debt-financed property.”

Although some of the Fund’s income may be treated as royalty income, a significant portion of the Fund’s income will be considered to be derived from sales in the ordinary course of business.  Thus, Tax Exempt Entities should expect a significant portion of the income derived from their investment in the Fund to constitute “unrelated business taxable income.”

B.           Debt-Financed Property.  Even though certain types of income, such as interest and royalties, generally may be considered passive and excluded from unrelated business income tax, such income when derived from an investment in property which is “debt-financed” can still result in income subject to taxation.  “Debt-financed property” is defined in the Code as any property which is held to produce income and with respect to which there is “acquisition indebtedness.”  “Acquisition indebtedness” includes indebtedness incurred by a Tax Exempt Entity to acquire Shares and indebtedness incurred by the Fund.  Each Tax Exempt Entity should consult with its own counsel regarding whether it may have incurred “acquisition indebtedness” to acquire Shares.

In the event the Fund invests in and owns property on which there is “acquisition indebtedness,” a portion of each Tax Exempt Entity’s distributive share of the Fund’s taxable income (including capital gain) may constitute “unrelated business taxable income.”  This portion would be determined in accordance with the provisions of Code Section 514 and is the portion of the Tax Exempt Entity’s distributive share of Fund income which is approximately equivalent to the ratio of the Fund’s debt to the basis of the Fund’s property.  Therefore, a Tax Exempt Entity that purchases Shares may be required to report such portion of its pro rata share of the Fund’s taxable income as “unrelated business taxable income.”  It should be noted that in computing the “unrelated business taxable income” of a Tax Exempt Entity for this purpose, the deduction for depreciation is limited to the amount computed under the straight-line method.

The Fund is unlikely to incur “acquisition indebtedness” in its operations which is allocable to any Tax Exempt Entity, thus resulting in “unrelated business taxable income” to such entity.

C.           ERISA Considerations.  In considering an investment in Shares, fiduciaries of Qualified Plans should consider (i) whether the investment is in accordance with the documents and instruments governing such Qualified Plan, (ii) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of the Employee Retirement Income Security Act of 1974 (“ERISA”), if applicable; (iii) the fact that the investment may result in “unrelated business taxable income” to the Qualified Plan (including IRAs and Keogh plans); (iv) whether the investment provides sufficient liquidity; (v) their need to value the assets of the Qualified Plan annually; and (vi) whether the investment is prudent.

ERISA generally requires that the assets of employee benefit plans be held in trust and that the Manager, or a duly authorized investment manager (within the meaning of Section 3(38) of ERISA), have exclusive authority and discretion to manage and control the assets of the plan.  ERISA also imposes certain duties on persons who are fiduciaries of employee benefit plans subject to ERISA and prohibits certain transactions between an employee benefit plan and the parties in interest with respect to such plan (including fiduciaries).  Under the Code, similar prohibitions apply to all Qualified Plans, including IRAs and Keogh plans covering only self-employed individuals which are not subject to ERISA.  Under ERISA and the Code, any person who exercises any authority or control respecting the management or disposition of the assets of a Qualified Plan is considered to be a fiduciary of such Qualified Plan.

Furthermore, ERISA and the Code prohibit “parties in interest” (including fiduciaries) of a Qualified Plan from engaging in various acts of self-dealing such as dealing with the assets of a Qualified Plan for their own account or their own interest.  To prevent a possible violation of these self-dealing rules, neither the Manager nor its affiliates will purchase Shares with assets of any Qualified Plan (including a Keogh plan or IRA) if they (i) have investment discretion with respect to such assets or (ii) regularly give individualized investment advice which serves as the primary basis for the investment decisions with respect to such assets.

If the assets of the Fund were deemed to be “plan assets” under ERISA, (i) the prudence standards and other provisions of Title 1 of ERISA applicable to investments by Qualified Plans and their fiduciaries would extend (as to all plan fiduciaries) to investments made by the Fund and (ii) certain transactions that the Fund might seek to enter into might constitute “prohibited transactions” under ERISA and the Code.

The Department of Labor has published a final regulation concerning the definition of what constitutes the assets of a Qualified Plan with respect to its investment in another entity (the “ERISA Regulation”).  Section 2510.3-101(a)(2) of the ERISA Regulation provides as follows:

“Generally, when a plan invests in another entity, the plan’s assets include its investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity.  However, in the case of a plan’s investment in an equity interest of an entity that is neither a publicly-offered security nor a security issued by an investment company registered under the Investment Fund Act of 1940 its assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that (i) the entity is an operating company, or (ii) equity participation in the entity by benefit plan investors is not significant.”

Under Section 2510.3-101(f)(1) of the ERISA Regulation, equity participation in an entity by Qualified Plans is “significant” on any date if, immediately after the most recent acquisition of any equity interest in an entity, 25% or more of the value of any class of equity interests in the entity is held by Qualified Plans.  Recent legislation provides that in determining whether this 25% test is met, governmental pension plans and certain church and foreign pension plans which are not subject to ERISA (collectively “Non-ERISA Plans”) need not be included within the category of Qualified Plans which is subject to the limit.

Unless another exemption under the Regulation is available, the Manager will not admit any Qualified Plan as an Investor or consent to an assignment of Shares if such admission or assignment will cause 25% or more of the value of any class of Fund Shares to be held by Qualified Plans, other than Non-ERISA Plans.  Accordingly, the assets of a Qualified Plan investing in the Fund should not, solely by reason of such investment, include any of the underlying assets of the Fund.

Each fiduciary of a Qualified Plan (and any other person subject to ERISA) should consult his tax advisor and counsel regarding the effect of the plan asset rules on an investment in the Fund by a Qualified Plan.

Partnership Anti-Abuse Regulations

Regulation Section 1.701-2(b) provides, inter alia, that:  “...if a partnership is formed or availed of in connection with a transaction a principal purpose of which is to reduce substantially the present value of the partners’ aggregate federal tax liability in a manner that is inconsistent with the intent of subchapter K, the Commissioner can recast the transaction for federal tax purposes, as appropriate to achieve tax results that are consistent with the intent of subchapter K, in light of the applicable statutory and regulatory provisions and the pertinent facts and circumstances.”  Subchapter K is the section of the Code which deals with partnership taxation.  The Fund does not intend to enter into any transactions which it believes will be subject to recasting by the Service under the authority of this Regulation.  Due to the extremely broad language of the Regulation, however, and varying interpretations of the intent of subchapter K, no assurance can be given that the Service will not attempt to apply the Regulation to one or more transactions engaged in by the Fund.

Possible Changes in Tax Laws

The statutes, regulations and rules with respect to all of the foregoing tax matters are constantly subject to change by Congress or by the Department of the Treasury, and the interpretations of such statutes, regulations and rules may be modified or affected by judicial decision or by the Department of the Treasury.  Because significant amendments have been made to the Code in recent years, few final regulations have been promulgated pursuant to such amendments and very few rulings have been issued thereunder, and because of the continual changes made by Congress, the Department of the Treasury and the courts with respect to the administration and interpretation of the tax laws, no assurance can be given that the foregoing opinions and interpretations will be sustained or that tax aspects summarized herein will prevail and be available to the Investors.

State and Local Taxes

In addition to the federal income tax consequences described above, prospective Investors should consider potential state and local tax consequences of an investment in the Fund.  In general, an Investor’s distributive share of the taxable income or loss of the Fund will be required to be included in determining the Investor’s reportable income for state or local tax purposes in the jurisdiction in which he, she or it is a resident.  In addition, some states in which the Fund may do business or own properties impose taxes on non-resident Investors determined with reference to their pro rata share of Fund income derived from such state. Any tax losses derived through the Fund from operations in such state may be available to offset only income from other sources within the same state.  To the extent that a non-resident Investor pays tax to a state by virtue of Fund operations within that state, the Investor may be entitled to a deduction or credit against tax owed to his, her or its state of residence with respect to the same income.  In addition, estate or inheritance taxes might be payable in such jurisdictions upon the death of an Investor.  Thus, an Investor might be subject to income, estate or inheritance taxes and may be required to file tax returns in states and localities where the Fund operates, as well as in the state or locality of his, her or its residence.

Investors are urged to consult their own tax advisors in regard to the state and local income tax consequences of an investment in the Fund.

Need for Independent Advice

The tax matters relating to the Fund and its proposed transactions are complex and subject to various interpretations.  The foregoing analysis is merely a summary and is not intended as a complete discussion of all tax aspects of the Fund’s activities or as a substitute for careful tax planning.  Each prospective Investor must consult with and rely upon his, her or its own tax counsel with respect to the possible tax results of his, her or its investment in the Fund.   Neither the Fund, the Manager, counsel nor professional advisors engaged by or associated with any of them guarantee that the tax consequences contemplated to be offered to the Investors as a result of the proposed investment will in fact be available in whole or in part.  Investors must look solely to and rely upon their own advisors with respect to the tax consequences of their investment.

Conclusion

Subject to the preceding discussion, it is Black & Associates’ opinion that the material federal income tax benefits, in the aggregate, anticipated from the operation of the Fund should be realized in substantial part by Investors who are individual United States citizens and who acquire their Interest for profit subject to the passive activity loss limitations of Section 469 of the Code.  It should be noted that Black & Associates’ opinion is not binding upon the Service or the courts.

CIRCULAR 230 NOTICE.  THE FOLLOWING NOTICE IS BASED ON U.S. TREASURY REGULATIONS GOVERNING PRACTICE BEFORE THE U.S. INTERNAL REVENUE SERVICE: (1) ANY U.S. FEDERAL TAX ADVICE CONTAINED HEREIN, INCLUDING ANY OPINION OF COUNSEL REFERRED TO HEREIN, IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY ANY TAXPAYER, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER; (2) ALL SUCH ADVICE IS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS DESCRIBED HEREIN; AND (3) EACH TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

XVI.                ADDITIONAL ASPECTS OF THE LLC AGREEMENT

The rights and obligations of the Manager and the Investors are governed by the LLC Agreement, a copy of which is attached hereto as Exhibit A.  No prospective Investor should subscribe to the Fund without first thoroughly reviewing the LLC Agreement.  The following is only a brief summary of certain provisions of the LLC Agreement and should not be considered as a complete discussion of all the provisions of the LLC Agreement.  See, Exhibit A.

Accounting

The accounting period of the Fund will end on December 31 of each year. The Fund will utilize the accrual method of accounting for the Fund’s operations on the basis used in preparing the Fund’s federal income tax returns with such adjustments as may be in the Fund’s best interest.

Fiduciary Responsibilities of the Manager

The Manager is not liable to persons other than the Fund or the Investors for any obligation of the Fund.  The Investors and the Fund may have a number of legal remedies against the Manager in the event it was to breach its duties.  Under the laws of Delaware, the Manager is accountable as a fiduciary and must exercise good faith in handling Fund affairs.

The Manager is not required to take action on behalf of the Fund unless the Fund has sufficient funds to meet obligations that might arise from that action.  The Manager is not required to advance or expend its own funds for ordinary Fund business but is entitled to reimbursement from the Fund if the Manager does so consistent with the LLC Agreement.  The Manager is not required to devote its time exclusively to the Fund and may engage in any other venture.

Indemnification

The LLC Agreement provides that neither the Manager nor any of its affiliates will be liable, responsible, or accountable in damages or otherwise to the Fund or any Investor for any loss or damage incurred by reason of any act performed by or omission of the Manager or such affiliates in the furtherance of the interests of the Fund and within the scope of the authority granted to the indemnified person by the LLC Agreement or by the Investors, provided that such acts or omissions of the indemnified person did not constitute a breach of the implied contractual covenant of good faith and fair dealing or any other material breach of fiduciary duty with respect to such acts or omissions.  The Fund, out of its assets and not out of the assets of the Manager or other persons, will, to the full extent permitted by law, indemnify and hold harmless the Manager and any of its affiliates who were or are parties or are threatened to be made parties to any threatened, pending, or completed action, suit, or proceeding by reason of any acts, omissions, or alleged acts or omissions arising out of such person's activities as the Manager, or as an affiliate of the Manager, if such activities were performed in good faith in furtherance of the interests of the Fund and were within the scope of the authority conferred to such person by the LLC Agreement or by the Investors against losses, damages, or expenses for which such person has not otherwise been reimbursed, provided that the acts of such person did not constitute a breach of the implied contractual covenant of good faith and fair dealing or any other material breach of fiduciary duty with respect to such acts or omissions.

Expenses of defense or settlement may be advanced to a person who may be entitled to indemnification in advance of a determination that indemnification will be provided, if that person undertakes to repay the advance if it is ultimately determined that such person was not entitled to indemnification and if, in the Manager’s discretion, it is reasonable to do so.  A successful claim for indemnification would reduce the assets of the Fund. Provisions reducing the liability or providing for indemnification of the Manager and its affiliates may have the effect of encouraging less prudent decisions because of the decreased likelihood of being held accountable and may serve to deter derivative actions against them even though such actions if successful might benefit the Fund.

The Investor Subscription Booklet contains representations that will be made by prospective Investors as to their financial condition, the suitability of their investments in the Fund, their receipt and understanding of the Offering materials and compliance with applicable securities laws.  If these representations are untrue, the Investor making them will be obligated to indemnify the Fund, the Manager and others involved in this Offering for any losses resulting therefrom.

The Manager has obtained limited directors’ and officers’ liability insurance and other liability insurance on behalf of the Manager, its principals, and the Fund.  Substantially all of the premiums for this insurance will be paid by the Fund and the other programs sponsored by the Manager or its affiliates.

Transferability of Interests

The Shares are subject to restrictions on transfer and sale.  Generally, no Investor may assign or transfer all or any part of his, her or its Shares without the prior written consent of the Manager, which consent may be withheld by the Manager in the Manager’s sole discretion.  However, although the LLC Agreement specifically provides the Manager with exclusive discretion to approve a transfer, generally, a proposed sale of Shares will not be considered for approval unless the Investor has held the Shares for at least two (2) years.  Transfers not involving a sale may be considered at any time if such transfer is a gift or, after the transfer, the same Investor(s) remain the ultimate owner of the transferred Shares, provided however, that the Fund will not consider such non-sale transfers until at least six months after the termination of this Offering.   Involuntary transfers or those by operation of law will be permitted in accordance with applicable law and the LLC Agreement. Notwithstanding the satisfaction of any applicable holding period, the Fund may still deny any transfer in its sole discretion.   However, in addition to the consent of the Manager, no transfer of any Shares will be permitted unless all of the conditions set forth in Section 9.2 and Section 9.3 of the LLC Agreement are met.  Further, any transfer by reason of death, court order, dissolution of any Investor, bankruptcy, divorce, foreclosure, or otherwise by operation of law shall be permitted.  Finally, with respect to any transfers that are allowed under the LLC Agreement (as summarized in this paragraph), the transferee will not become a “Investor” of the Fund unless and until the Manager consents thereto.

Books and Records; Reports

The Fund will keep appropriate records relating to its activity. All books, records and files of the Fund will be kept at the Manager’s offices either at its offices in Ridgewood, New Jersey or Houston, Texas or the Fund’s principal office at 1314 King Street, Wilmington, Delaware. An independent certified public accounting firm will prepare the Fund’s federal income tax returns and financial statements as soon as practicable after the conclusion of each year. The Fund will use its reasonable best efforts to obtain the information for those returns as soon as possible and to cause the resulting accounting and tax information to be transmitted to the Investors as soon as possible after receipt from the accounting firm.

Investors may receive periodic reports from the Manager as to the Fund’s activities and will receive as soon as practicable after the end of each year the necessary federal and state income tax information.

Investors’ Information Rights

Under Delaware law, Delaware limited liability companies such as the Fund are permitted to restrict the Investors’ rights to demand certain information from the Fund.  The restrictions need not be reasonable if they are either included in the limited liability company’s original organizing agreement or are unanimously adopted by all Members of the company thereafter.  The Fund has included the restrictions described below in the LLC Agreement.  By subscribing to purchase the Shares, each Investor agrees to all provisions of the LLC Agreement, including without limitation the following:

•
No Investor or other person acting in the right of or for the benefit of an Investor is entitled to receive from the Fund or its management any information concerning any other Investor or offeree of the Fund’s securities, without the prior written consent of the other Investor or offeree.

•
The Fund may withhold, redact (“white-out” or obliterate) or summarize other types of information so as to prevent Investor information from being disclosed in violation of the paragraph immediately above.  For example, the Fund’s tax returns may be redacted to eliminate the names and addresses of other Investors and information concerning them.

•
Each Investor is entitled to obtain the following information from the Fund upon reasonable written demand stating the purpose of the demand (which must be reasonably related to the Investor's interest in the Fund):

o	true and full information regarding the Fund’s business and financial condition and the contributions (but not the contributors) to the Fund;

o	copies of the Fund’s tax returns redacted to eliminate Investor information, the LLC Agreement and material agreements between the Fund and the Manager or other relevant Ridgewood Energy programs; and

o	other reasonable information regarding the Fund.

•	Investors are not entitled to agreements, technical information, trade secrets and other confidential information relating to the Fund’s investments.

•
The LLC Agreement sets out all rights that Investors have to demand or receive information from the Fund, except as provided by the federal securities laws or other laws that are not superseded by the LLC Agreement.

•	The Fund may establish reasonable standards and limitations on disclosures of information and costs of providing that information will be borne by the requesting Investor.

•	Providing information to one Investor or to persons outside the Fund does not act as a waiver of the Fund’s rights to withhold information to another Investor.

Liability for Improper Use of Information

The LLC Agreement imposes liability on Investors for the improper acquisition and use of the Fund’s information, whether obtained from the Fund or pursuant to any other legal means, including, with certain exceptions, the disclosure of such information to any third party.  In addition, the LLC Agreement prohibits an Investor from obtaining and using the list of Investors for purposes of conducting a “mini-tender” offer.  If an Investor violates these provisions of the LLC Agreement, he, she or it may be subject to damages which may include, without limitation, the damages to the Fund and Manager, including legal fees and other costs incurred by the Fund or Manager, as a result of the Investor’s breach of these provisions of the LLC Agreement.

Control of Fund Operations

The powers vested in the Manager under the LLC Agreement are broad.  The Manager has full, exclusive and complete discretion in the management and control of the affairs of the Fund and Investors have no power to take part in the management of, or to bind, the Fund.  The Fund’s officers are appointed by the Manager.  The Manager may be removed at any time but only if: (i) the Investors holding at least a majority of the Shares vote in favor of such removal; and (ii) the Manager has been found by a court of law to have acted illegally, or with gross negligence or performed an act of misconduct that has had a material adverse effect on the Fund or the ability of the Fund to carry out its business purposes.  Additionally, the Manager may authorize any sale, lease, pledge or other transfer of substantially all of the Fund’s assets without a vote of the Investors.

Amendments and Voting Rights

The Manager may amend the LLC Agreement without notice to or approval of the holders of Shares for the following purposes: (1) to cure any ambiguity, formal defect or omission or to correct or supplement any provision therein that may be inconsistent with any other provision contained therein or in this Memorandum or to effect any amendment as specified in the LLC Agreement; (2) to make such other changes or provisions in regard to matters or questions arising under the LLC Agreement that will not materially and adversely affect the interest of any Investor; (3) to otherwise equitably resolve issues arising under this Memorandum or the LLC Agreement, so long as similarly situated Investors are not treated materially differently; (4) to maintain the federal tax status of the Fund and any of its Investors (so long as no Investor's liability is materially increased without such Investor’s consent); (5) as otherwise provided in the LLC Agreement; or (6) to comply with law.

Other amendments to the LLC Agreement may be proposed either by the Manager or by Investors either by calling a meeting of the Investors or by soliciting written consents. The procedure for such meetings or solicitations is found at Section 7.4 of the LLC Agreement. Such proposed amendments require the approval of Investors who hold of record at least a majority of the total Shares on the record date for the action, given at a meeting of Investors or by written consents. Any amendment requiring Investor action (other than an amendment to allow the Fund to be taxed other than as a partnership) may not increase any Investor liability, change the Capital Contributions required of him, her or it or his, her or its rights in interest in the Fund’s Net Profits, Net Losses, deductions, credits, revenues or distributions in more than a de minimis matter, or change his, her or its rights on dissolution or any voting rights without the Investor’s consent. Any amendment which changes the Manager’s management rights requires its consent.

Generally, Investors have the right to vote only on matters involving: (i) certain amendments to the LLC Agreement; (ii) the removal of the Manager; (iii) the conversion of the Fund to corporate form; (iv) the  withdrawal of an Investor (except in cases when such Investor is in default of the LLC Agreement), and (v) the designation of a new Manager upon a vacancy.  If any matter requires a vote of Investors, it must be approved by the holders who own of record at least a majority of the total Shares, or if a different vote is required by law, each holder will have voting rights equal to his, her or its total Shares for purposes of determining the number of votes cast or not cast.

For all purposes, a majority of the Shares is a majority of the issued and outstanding Shares, including those owned, if any, by the Manager or its affiliates.  A majority of the Shares voted is insufficient if it is less than a majority of the outstanding Shares.

Governing Law

All provisions of the LLC Agreement will be construed according to the laws of the State of Delaware except as may otherwise be required by law in any other state.  In addition, the LLC Agreement requires that for any lawsuit or other action, except for arbitration, Investors consent to personal jurisdiction of and venue in the Delaware courts.

Binding Arbitration

The LLC Agreement contains a provision that requires all disputes arising under or with respect to the LLC Agreement, either brought by the Manager or an Investor, to be submitted to binding arbitration in New York, New York.   Such arbitration shall be governed and conducted in accordance with the rules of the American Arbitration Association, to the extent such rules do not conflict with the express terms of the LLC Agreement’s arbitration provision. As a result, an Investor shall not be entitled to bring an action in a court of law against the Manager or the Fund but shall be limited only to submitting such claim to arbitration.  The determination of the arbitration panel is binding on both parties and cannot be appealed to a court of law.  In addition, the arbitration provision contains a “no class action” clause, pursuant to which Investors will be prohibited from bringing or certifying a class action, or consolidating such Investor’s claim with those of other similarly situated Investors. Thus, Investors are limited to submitting their own individual claims to arbitration. Investors should be aware that notwithstanding this provision of the LLC Agreement, certain rights under the federal securities law may not be subject to waiver and, under such circumstances, this provision may not apply.

Removal of Manager

Investors may propose the removal of the Manager, either by calling a meeting or soliciting consents in accordance with the terms of the LLC Agreement. Removal of the Manager requires the affirmative vote of Investors who are holders of record of at least a majority of the total Shares and a finding by a court of law that the Manager acted illegally, or with gross negligence, or committed an act of willful misconduct with respect to the Fund and such negligence or act of misconduct had a material adverse effect on the Fund or the ability of the Fund to carry out its business purposes. See, Additional Aspects of the LLC Agreement -Fiduciary Responsibilities of Manager for information on the effect of votes cast by interested Investors.  The Investors may replace the removed Manager or fill a vacancy by vote of Investors who hold of record a majority of the total Shares.  In the event that the Manager is removed (or resigns) in accordance with the LLC Agreement, the Fund must pay to the Manager an amount of cash equal to its capital account balance as of the effective date of such removal (or resignation).  Such payment must be made within thirty (30) days following the removal (or resignation).

Dissolution of Fund

The Fund will dissolve on the earliest to occur of: (a) the determination by the Manager to terminate and dissolve the Fund; and (b) any other event requiring dissolution by law.  Upon the dissolution of the Fund, the Fund will wind up its business, sell all of its assets (except as otherwise determined by the liquidating trustee), and liquidate the Fund’s assets to the Investors.

XVII.               INVESTOR LIABILITY

Investors that hold Investor GP Shares could be liable for the Fund’s debts and obligations, jointly and severally.  See, Categories of Shares.

Assuming compliance with the LLC Agreement and applicable formation and qualifying requirements in Delaware and any other jurisdiction in which the Fund conducts its business, an Investor that holds Limited Liability Shares generally will not be personally liable under Delaware law for any obligations of the Fund, except to the extent of any unpaid Capital Contributions, except for the amount of any wrongful distributions that render the Fund insolvent and except for indemnification liabilities arising from any misrepresentation made by him, her or it in the Investor Subscription Booklet (separately bound as Exhibit E to this Memorandum) submitted to the Fund.

The law governing whether a jurisdiction other than Delaware will honor the limitation of liability extended under Delaware law to the Investors is uncertain.  All states have adopted specific legislation permitting limited liability companies to limit the liability of their members and it is likely that those states would similarly honor the Fund’s limitations on liability of Investors. In many states, there has been no authoritative judicial determination as to whether the limitation of liability would be honored.  However, the Fund believes, although it can not guarantee, that the Investors will not be subject to personal liability and that with regard to the operation of the Fund itself, the limitation of Investors' liability under Delaware law will govern.  Investors should be aware, however, that notwithstanding anything contained herein regarding Investor liability, Investors may be required to return distributions made to them by the Fund if within a certain period of time after such distribution the Fund becomes insolvent.

However, notwithstanding the above and as described earlier, the LLC Agreement imposes liability on Investors for the improper acquisition and use of the Fund’s information, whether obtained from the Fund or pursuant to any other legal means, including, with certain exceptions, the disclosure of such information to any third party.  In addition, the LLC Agreement prohibits an Investor from obtaining and using the list of Investors for purposes of conducting a “mini-tender” offer.  If an Investor violates these provisions of the LLC Agreement, he, she or it may be subject to damages which may include, without limitation, the damages to the Fund and Manager, including legal fees and other costs incurred by the Fund or Manager, as a result of the Investor’s breach of these provisions of the LLC Agreement.

BY SIGNING THE SUBSCRIPTION AGREEMENT (EITHER IN PERSON OR BY HIS, HER OR ITS REPRESENTATIVES) AND ENGAGING TO PAY THE PRICE OF SHARES, AN INVESTOR BECOMES BOUND BY THE PROVISIONS OF THE FUND’S LLC AGREEMENT AT THE TIME HIS, HER OR ITS SUBSCRIPTION IS ACCEPTED BY THE FUND, EVEN THOUGH HE, SHE OR IT DOES NOT SIGN THE LLC AGREEMENT.

XVIII.              OTHER INFORMATION

General

The Fund undertakes to make available to each prospective Investor or his, her or its purchaser representative, or both, during the course of the transaction and prior to sale, the opportunity to ask questions of and receive answers from the Fund or the Manager relating to the terms and conditions of this Offering and to obtain any additional information necessary to verify the accuracy of information made available to such purchaser to the extent the Manager or the Fund possesses the same or can acquire it without unreasonable effort or expense.   Prospective Investors may only rely on information provided to them in writing and signed by the Fund.

Prior to making an investment decision respecting the securities described herein, a prospective Investor should carefully review and consider this entire Memorandum and the exhibits hereto including without limitation the LLC Agreement.  Prospective Investors are urged to make arrangements with the Fund to inspect any books, records, contracts, or instruments referred to in this Memorandum and other data relating thereto.  The Fund is available to discuss with prospective Investors any matter set forth in this Memorandum or any other matter relating to the securities described herein, so that Investors and their advisors, if any, may have available to them all information, financial and otherwise, necessary to formulate a well-informed investment decision.

Authorized Sales Material

Sales material may be used in connection with this Offering only when accompanied or preceded by the delivery of this Memorandum. Only sales material that indicates that it is distributed or approved by the Fund or Ridgewood Securities may be distributed to prospective Investors. In addition, the Fund or Ridgewood Securities may distribute a summary of this Offering containing highlights or other summary information concerning this Offering, information regarding the Manager, a particular Project, the Fund or other investment programs sponsored by the Manager or one of its affiliates. All such additional sales material will be signed by or otherwise identified as authorized by the Fund. Any other sales material or information has not been authorized for use by the Fund or Ridgewood Securities and must be disregarded by Investors.

All authorized sales material will be consistent with this Memorandum, as supplemented. Nevertheless, sales material by its nature does not purport to be a complete description of this Offering and Investors must review this Memorandum and supplements carefully for a complete description of this Offering. Authorized sales material should not be considered to be the basis for the Offering of Shares or an Investor's decision to purchase Shares. Sales material is not a part of this Memorandum and is not incorporated by reference into this Memorandum unless expressly stated in this Memorandum or supplements hereto.

INVESTORS MAY NOT RELY ON ORAL STATEMENTS MADE BY BROKER-DEALERS, REGISTERED REPRESENTATIVES, OR OFFICERS OR EMPLOYEES OF THE MANAGER OR THE FUND.

XIX.                LEGAL MATTERS

The validity of the issuance of the Shares offered hereby is being passed upon for the Manager by Black & Associates, 350 Fifth Avenue, Suite 6710, New York, New York 10118.  Such firm has acted as special counsel to the Manager and will not represent or advise the Fund or any prospective Investor in connection with this Offering. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD CONSULT THE INVESTOR'S OWN LEGAL, TAX AND INVESTMENT COUNSEL.

Copies of Black & Associates' opinion as to the validity of the issuance of the Shares may be obtained by writing to the Fund.

Black & Associates' representation of the Manager has been limited to matters specifically addressed to it.  No Investor should assume that Black & Associates has in any manner investigated the merits of an investment in the Shares, or undertaken any role other than reviewing items specifically referred to it with regard to the preparation of this Memorandum and the issuance of the opinion referred to above. The opinion of Black & Associates is available to any Investor upon request.

XX.                 LITIGATION AND OTHER PROCEEDINGS

The Fund is not a party to any pending legal proceeding. Prior proceedings affecting the Manager or its affiliates follow.

On August 16, 2006, Ridgewood Energy brought suit against Perelson Weiner LLP, the former independent auditor for Ridgewood and the Ridgewood Energy Funds, for breach of contract and professional negligence.  The basis of the claims arose from the fact that Perelson Weiner refused to provide any accounting services or cooperation to Ridgewood or the Ridgewood Energy Funds unless and until Ridgewood paid unwarranted invoices for amounts not owed.  Perelson Weiner has counterclaimed against Ridgewood for failure to pay. Ridgewood believes that it has meritorious claims and will prevail in the litigation. Ridgewood subsequently retained Deloitte & Touche as the independent auditor for Ridgewood and the Ridgewood Energy Funds.  As a result of Ridgewood’s refusal to pay Perelson’s unwarranted invoices and Perelson’s subsequent failure to cooperate, Ridgewood was forced to have Deloitte re-audit the financial statements of several of the Ridgewood Energy Funds so that such programs could make their required filings with the SEC.  All of the Ridgewood Energy Funds required to file reports with the SEC are current and the expenses for such re-audits and the costs of the litigation against Perelson have been and will continue to be paid for by Ridgewood Energy. Finally, Ridgewood’s affiliates, Ridgewood Renewable Power, LLC and Ridgewood Capital Management, LLC, have likewise brought claims against Perelson Weiner similar to those brought by Ridgewood Energy.

There have been no legal proceedings commenced against Ridgewood Energy, Robert E. Swanson or any of their affiliates as to any Ridgewood Energy program offered in 1990 or in subsequent years.  However, there were several lawsuits filed with respect to Ridgewood Energy Funds formed from 1986 through 1989.  As described below, those suits were settled (in one case) or dismissed by the court (in all other cases).  There is no pending litigation as to Ridgewood Energy Funds offered in the 1980s.  There has been no litigation related to any Ridgewood Energy Fund offered after 1990.

On April 24, 1996, a group of 31 investors in various Ridgewood Energy oil and gas programs commenced an action in the New Jersey Superior Court against Ridgewood Energy, Ridgewood Securities and Robert E. Swanson alleging common law fraud, negligent misrepresentation and breach of fiduciary duty in connection with the sale of securities related to Ridgewood Energy programs formed between 1986 and 1990. No specific damages were claimed. The lawsuit was dormant from June 1996 to September 1997, when the court dismissed it without prejudice because the plaintiffs had not pursued the lawsuit.

In 1995, another plaintiff  commenced an action against Ridgewood Energy, Robert Swanson and others in the U.S. District Court for the District of New Jersey alleging a variety of the claims described above, named Gunter, et al. v. Ridgewood Energy Corp., et al. (the “Gunter Case”). The complaint in the Gunter Case alleged claims arising out of the 1994 sale of the assets of certain Ridgewood Energy oil and gas programs to Apache Corporation. On December 4, 1995 the  Gunter Case was certified as a “class action,” thereby permitting plaintiffs to represent a “class”' consisting of the investors in the 1986 through 1989 Ridgewood Energy oil and gas programs which participated in the sale of assets to Apache Corporation. After extensive pre-trial discovery and motion practice, the parties agreed in June 1999 to a settlement of the action in which, inclusive of attorneys’ fees, Ridgewood Energy and Robert Swanson paid the class a total of $5 million in five annual installments beginning in June 1999.  All such installments have been paid.  The court considered and approved the fairness of the settlement in September 1999.

Described below are proceedings, fines and other matters involving Ridgewood Securities and/or Robert E. Swanson.

In April 2002, Ridgewood Securities received notice from the NASD of a proposed disciplinary action citing the failures by Robert Swanson and its other principal to complete a continuing education requirement on time.  On June 10, 2002, Ridgewood Securities accepted and paid the proposed penalty of $7,500.  The omissions had no effect on any Ridgewood investment program or investors.

In June 1995, Ridgewood Securities consented to a censure and a fine of $2,500 proposed by the New Jersey Bureau, of Securities which found that during 1994 Ridgewood Securities’ level of net capital fell below the required minimums by $995 as a result of the disallowance of certain prepaid expenses as qualifying assets in computing the net capital computation.   This unintentional error by Ridgewood Securities did not have any adverse effect on any existing investment program being managed and administered by affiliates of Ridgewood Securities or on any investor in any such program.

In 1994, two independent brokers who purchased for themselves and sold to their clients, securities offered in certain of the Ridgewood Energy oil and gas programs commenced an arbitration proceeding before the NASD arbitration panel alleging federal statutory violations and breach of contract claims against Ridgewood Securities, as placement agent, Ridgewood Energy, Swanson and others.   In addition, the brokers also asserted a claim for additional compensation from Ridgewood Energy and affiliates for the sale of such securities.   The NASD panel dismissed all of the claims against Ridgewood Energy for lack of jurisdiction.  The arbitration against Ridgewood Securities, as placement agent, and Swanson was settled in February 1998 together with a threatened lawsuit for approximately $15,000.

In January 1992, Ridgewood Securities and Robert E. Swanson consented to a censure and a nominal fine of $10,000 and $6,000, respectively, proposed by the NASD for unintentional violations by Ridgewood Securities of SEC rules applicable to escrow accounts. The NASD found that in five prior programs sponsored by Ridgewood Energy and Swanson in 1989 and 1990, for which Ridgewood Securities acted as Placement Agent, Ridgewood Energy had caused funds to be withdrawn from escrow accounts after subscriptions for the minimum number of securities offered were accepted but before the checks for all of those subscriptions had cleared, thus violating the rule.   No investment program, or investor in such program, was adversely affected as a result of these actions.  In each case, the program received subscriptions well in excess of the minimum before the scheduled termination date of the offering and the uncollected funds were received shortly after the withdrawals from the escrow accounts. Ridgewood Securities also had, at the request of two subscribers, held those subscribers’ checks for a period of time instead of depositing them immediately.

In 1995, Ridgewood Securities consented to a fine of $1,000 imposed by the Virginia State Corporation Commission, Division of Securities, for failing to file annual audited financial statements within the ten-day prescribed time period.  This was the second such fine imposed upon Ridgewood Securities by the Virginia Commission, an earlier fine of $500, was imposed upon Ridgewood Securities in 1992, again, for failing to file required audited financial statements within the prescribed ten-day period.

Described below are proceedings which do not involve Ridgewood Energy, but involve Ridgewood Renewable Power, or Ridgewood Capital, both of which were also founded by, and controlled by Robert E. Swanson.

In addition to routine litigation occurring in the ordinary course of the management of the Ridgewood Renewable Power Programs (“Power Programs”), Ridgewood Renewable Power and two of the Power Programs were sued by seven individuals alleging that a registered representative of a broker-dealer not affiliated with Ridgewood Renewable Power had made false statements to them and to Ridgewood Power on their behalf in connection with the sale of interests in the Power Programs, but that Ridgewood Renewable Power nonetheless benefited from and is responsible for the representative’s actions.  Plaintiffs also sued the registered representative’s employer and seven issuers, none of whom are affiliated with Ridgewood Power, whose securities were also sold by the registered representative to plaintiffs.  During 2001 and in January 2002, the United States District Court for the District of Maryland and the Maryland trial courts gave summary judgment in favor of Ridgewood Renewable Power and the two Power Programs in all of these cases except for the last case, which was dismissed voluntarily by the plaintiffs. All appeals periods have expired and the judgments in favor of Ridgewood Renewable Power are final.

On August 4, 2001, NetHorsepower, Inc., a portfolio company owned by the two Ridgewood Capital Venture Partners II programs, brought suit against Ridgewood Capital Management LLC and Ridgewood Horsepower, LLC (the holding company for the investment made by the Venture Partners II programs) alleging breach of a contract and breach of fiduciary obligations.  The claimed damages are in excess of $5 million.  The lawsuit was brought in the Superior Court of California, Visalia County, but the defendants removed the case to the United States District Court for the Eastern District of California and it was then transferred to the United States District Court for the Northern District of California on Ridgewood Capital’s motion.  On January 28, 2002, that court dismissed Ridgewood Capital and all defendants with prejudice except for Ridgewood Horsepower, LLC.  Subsequently, the federal action was dismissed as to Ridgewood Horsepower, LLC without prejudice, and a second action, naming Ridgewood Capital, Ridgewood Horsepower, LLC and two individual Ridgewood Capital associates was filed in Tulare County, California Superior Court, based on the same set of operative facts.  By stipulation, it was transferred to the San Francisco County Superior Court.  An amended compliant was filed, in which after demurrers, the claims of certain individual plaintiffs were dismissed and the only remaining claim against Ridgewood Horsepower LLC alleges breach of contract.  There are also claims against the two Ridgewood Capital associates, who are being defended by Ridgewood Capital, asserting breach of duty and constructive fraud.  A summary judgment motion is anticipated.  Ridgewood Horsepower has no assets other than its investment in NetHorsepower and thus Ridgewood Capital believes that in its current form the lawsuit is not likely to have a material impact on the Venture Partners II programs or Ridgewood Capital.  Recently, the case against Ridgewood Capital, as well as other Ridgewood defendants, was dismissed.  This matter has been settled and plaintiffs have dismissed it with prejudice.  No payments from a Ridgewood entity were made to plaintiffs as consideration for such dismissal.

On December 11, 2001, Ms. Jeanette Granat, the holder of five shares in Ridgewood Venture Partners II LLC (one of the Venture Partners II programs), brought a lawsuit in the United States District Court for the Southern District of Florida against that program, Ridgewood Capital and Ridgewood Securities.  Ms. Granat had failed to make capital call payments and owed approximately 65% of the amount due for the five shares she had purchased. She requested declaratory and injunctive relief compelling that program to recognize her as the owner of five full shares and to overrule forfeiture provisions of that program that have deprived her of certain distributions and rights to proceeds because of her capital call defaults.  In addition, she complains of alleged breaches of fiduciary duty and the program’s limited liability company agreement by Ridgewood Capital.    Recently, Ridgewood Capital settled this case with Ms. Granat paying her approximately $100,000 and agreeing to transfer a small percentage of Ridgewood Capital’s “back-end” participation rights with respect to Ridgewood Venture Partners II LLC’s, investment in SavaJe Technologies.

On July 23, 2002, Ridgewood Capital received notice that ACO Partners, LLC, who had invested approximately $1 million in shares of GroupFire, Inc., a portfolio company owned by the two Ridgewood Capital Venture Partners II programs, had brought suit against Ridgewood Capital, the two funds, a former consultant to the funds and Ridgewood GroupFire, LLC (the holding company for the investment made by the Venture Partners II programs).  The lawsuit alleged breach of contract, fraud, breach of fiduciary duty and securities law violations based on defendant’s failure to provide additional capital to GroupFire, Inc. and an alleged plan to prevent any other person from obtaining control of the company.  The Santa Clara County, California Superior Court sustained two demurrers to the complaint, and on June 4, 2003, judgment was entered in favor of the Ridgewood defendants and against plaintiff.  All appeal periods have expired and the judgment is final.

On January 27, 2006, an investor in Ridgewood Power funds and Ridgewood Capital funds, Paul Bergeron, individually and on behalf of the P. Bergeron Nominee Trust, filed an Amended Complaint and Jury Demand in Massachusetts Superior Court against, among others, Ridgewood Securities, Ridgewood Power Corp., Ridgewood Capital Management, LLC, Ridgewood Renewable Power, LLC and certain individuals including Robert E. Swanson and Robert L. Gold.  The plaintiff alleges violations of the Massachusetts Securities Act, as well as breach of fiduciary duty, fraud, breach of contract, negligent misrepresentation and unjust enrichment all related to a set of alleged facts and allegations regarding the sale of securities of funds sold in private offerings and the operation of those funds subsequent to the sale.  Ridgewood Renewable Power and Ridgewood Capital, as well as the other defendants, believe that the plaintiff’s allegations are without merit and are defending the lawsuit and are confident that they will prevail.   In February 2007, Mr. Bergeron instituted a second lawsuit (“Bergeron II”) in Massachusetts state court alleging that the allocation of the proceeds from the sale of Ridgewood’s United Kingdom assets was unfair and sought an injunction prohibiting the distribution to shareholders of such proceeds.   Ridgewood fought the injunction and won. The Bergeron II lawsuit is currently in discovery. No trial date for either matter has been set.

As mentioned above, in August 2006, Ridgewood Renewable Power, LLC brought suit against Perelson Weiner, LLP, its former independent accountants and auditors, for professional negligence and breach of contract in the handling of the audit and accounting for both Ridgewood Renewable Power and the Ridgewood power programs. Ridgewood Capital Management, LLC was brought in as a third party in the litigation by Perelson Weiner for failure to pay approximately $60,000 in outstanding invoices Perelson claims are due.  Ridgewood Capital countersued claiming that such invoices were for services that were never rendered to Ridgewood Capital.  Similarly to Ridgewood Energy, Ridgewood Renewable Power has been forced to have its subsequent auditors re-audit several of the power funds.  As with Ridgewood Energy, both Ridgewood Renewable Power and Ridgewood Capital believe they have meritorious claims and will prevail in the litigation.   The costs and expenses of the litigation are being paid for by Ridgewood Renewable Power and Ridgewood Capital and not the Ridgewood Power Programs or Ridgewood Capital funds.

XXI.                                FINANCIAL STATEMENTS

Since the Fund is newly formed and has acquired no assets and incurred no liabilities, no financial statements are included for the Fund.  A copy of the unaudited financial statements of Ridgewood Energy Corporation as of December 31, 2006 and December 31, 2007 are attached hereto as Exhibit D.

EXHIBIT A

Form of LLC Agreement

EXHIBIT B

Alphabet Funds Track Record

EXHIBIT C

Alphabet Funds Well/Project Track Record

EXHIBIT D

Financial Statement of the Ridgewood Energy Corporation

EXHIBIT E

Investor Subscription Booklet (Bound Separately)

EXHIBIT F
RIDGEWOOD ENERGY FORM ADV PART II